UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

HELIX ENERGY SOLUTIONS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2019

Dear Shareholder:

You are cordially invited to join us for our 2019 Annual Meeting of Shareholders to be held on Wednesday, May 15, 2019 at 8:30 a.m. at Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

The materials following this letter include the formal Notice of Annual Meeting of Shareholders and the proxy statement. The proxy statement describes the business to be conducted at the meeting, including the election of three directors, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year, the approval on a non-binding advisory basis of the 2018 compensation of our named executive officers, the approval of the amendment and restatement of our 2005 Long Term Incentive Plan, and the approval of the amendment and restatement of our Employee Stock Purchase Plan. At the meeting, you will have an opportunity to meet with some of our directors and officers.

We have elected to furnish proxy materials to our shareholders on the Internet pursuant to rules adopted by the Securities and Exchange Commission. We believe that this election enables us to provide you with the information you need, while making delivery more efficient, more cost effective and friendlier to the environment. In accordance with these rules, we have sent a Notice of Availability of Proxy Materials to each of our shareholders.

Whether you own a few or many shares of our stock, it is important that your shares be represented. Regardless of whether you plan to attend the Annual Meeting in person, please take a moment to vote your proxy over the Internet, by telephone, or if this statement was mailed to you, by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. The Notice of Annual Meeting of Shareholders on the inside cover of this proxy statement includes instructions on how to vote your shares.

The officers and directors of Helix appreciate and encourage shareholder participation. We look forward to seeing you at the Annual Meeting.

Sincerely,
Owen Kratz
President and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 15, 2019

The Helix Energy Solutions Group, Inc. 2019 Proxy Statement and Annual Report to Shareholders (including our Annual

Report on Form 10-K) for the fiscal year ended December 31, 2018 are available electronically at

www.HelixESG.com/annualmeeting

HELIX ENERGY SOLUTIONS GROUP, INC.

NOTICE OF 2019 ANNUAL MEETING

OF SHAREHOLDERS

DATE:	Wednesday, May 15, 2019

TIME:	8:30 a.m. Central Daylight Time (Houston Time)

PLACE:	Helix Energy Solutions Group, Inc.’s Corporate Office
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043

ITEMS OF BUSINESS:	1. To elect three Class I directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2022 or, if at a later date, until their successors are duly elected and qualified.
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
3. To approve, on a non-binding advisory basis, the 2018 compensation of our named executive officers.
4. To approve the amendment and restatement of our 2005 Long Term Incentive Plan.
5. To approve the amendment and restatement of our Employee Stock Purchase Plan.
6. To consider any other business that may properly be considered at the Annual Meeting or any adjournment thereof.
RECORD DATE:	You may vote at the Annual Meeting if you were a holder of record of our common stock at the close of business on March 18, 2019.
VOTING BY PROXY:	Please vote your proxy as soon as possible, even if you plan to attend the Annual Meeting. Shareholders of record can vote by one of the following methods:
1. CALL 866.883.3382 to vote by telephone any time up to 12:00 noon Central Daylight Time on May 14, 2019; OR
2. GO TO THE WEBSITE www.proxypush.com/hlx to vote over the Internet any time up to 12:00 noon Central Daylight Time on May 14, 2019; OR

3.  IF PRINTED PROXY MATERIALS WERE MAILED TO YOU, MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019:	The proxy statement and 2018 Annual Report to Shareholders (including our Annual Report on Form 10-K) for the fiscal year ended December 31, 2018 are also available at www.HelixESG.com/annualmeeting.

By Order of the Board of Directors,

Alisa B. Johnson

Executive Vice President, General Counsel and Corporate Secretary

Houston, Texas

April 2, 2019

YOUR VOTE IS IMPORTANT

(i)

HELIX ENERGY SOLUTIONS GROUP, INC.

3505 West Sam Houston Parkway North, Suite 400

Houston, Texas 77043

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019

The Board of Directors of Helix Energy Solutions Group, Inc., a Minnesota corporation referred to herein as “Helix,” the “Company,” “we,” “us” or “our,” is soliciting your proxy to vote at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 15, 2019. This proxy statement contains information about the items being voted on at the Annual Meeting and information about Helix. Please read it carefully.

The Annual Meeting will be held at Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043. The Board of Directors of Helix (the “Board”) has set March 18, 2019 as the record date for the Annual Meeting. There were 148,785,311 shares of Helix common stock outstanding on the record date.

If you attend the Annual Meeting, please note that you may be asked to present valid picture identification. Cameras, recording devices and other electronic devices may not be permitted at the meeting other than those operated by Helix or its designees.

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our 2018 Annual Report to Shareholders available to our shareholders electronically via the Internet. On or about April 2, 2019, we intend to mail to our shareholders a Notice of Availability of Proxy Materials (“Notice”). The Notice contains instructions on how to vote online, by telephone or, in the alternative, how to request a paper copy of the proxy materials and proxy card. By providing the Notice and access to our proxy materials via the Internet, we are lowering the costs and reducing the environmental impact of the Annual Meeting.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 1

GENERAL INFORMATION

1.	Why am I receiving these materials?

We are providing these proxy materials to you in connection with our Annual Meeting, to be held on Wednesday, May 15, 2019 at 8:30 a.m. at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, and all

reconvened meetings after adjournments thereof. As a shareholder of Helix, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

2.	What proposals will be voted on at the Annual Meeting?

Five matters are currently scheduled to be voted on at the Annual Meeting.

1.

First is the election of three Class I directors to our Board, to serve a three-year term expiring at the Annual Meeting of Shareholders in 2022 or, if at a later date, until their successors are duly elected and qualified.

2.

Second is the ratification of the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (subject to the ongoing discretionary authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm should the Audit Committee believe such is in the best interest of Helix and its shareholders).

3.	Third is the approval, on a non-binding advisory basis, of the 2018 compensation of our named executive officers.
4.

Fourth is the approval of the amendment and restatement of the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan (as amended and restated January 1, 2017) (our “2005 Long Term Incentive Plan”).

5.	Fifth is the approval of the amendment and restatement of the Helix Energy Solutions Group, Inc. Employee Stock Purchase Plan (our “Employee Stock Purchase Plan”).

Although we do not expect any other items of business, we also will consider other business that properly comes before the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws. The Chairman of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the Board from the floor of the Annual Meeting if the proposal or nomination was not properly submitted.

3.	Who may vote at the Annual Meeting?

The Board has set March 18, 2019 as the record date for the Annual Meeting. Owners of Helix common stock whose shares are recorded directly in their name in our stock register (shareholders of record) at the close of business on March 18, 2019 may vote their shares on the matters to be acted upon at the Annual Meeting. Shareholders who, as of March 18, 2019, hold shares of our common stock in “street name,” that is, through an account with a broker, bank or other nominee, may direct the holder of record how to vote their shares at the Annual Meeting by following the instructions they will receive from the holder of record for this purpose. You are entitled to one vote for each share of common stock you held on the record date on each of the matters presented at the Annual Meeting.

2 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

GENERAL INFORMATION

4.	How does the Board recommend that I vote and what are the voting standards?

Voting Item	Our Board’s Voting Recommendation	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of:
			Abstentions	Broker Non-Votes

1. Election of Directors	“FOR” each nominee	Plurality Voting Standard: The three nominees receiving the greatest number of votes cast	“Withhold authority” or abstentions not counted as votes cast and as such have no effect(a)	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions

2. Ratification of Public Accounting Firm	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may vote without restriction on this proposal

3. Advisory Approval of the 2018 Compensation of Named Executive Officers(b)	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions

4. Approval of Amendment and Restatement of our 2005 Long Term Incentive Plan	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions

5. Approval of Amendment and Restatement of our Employee Stock Purchase Plan	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions

(a)

If any nominee receives a greater number of “withhold authority” than votes “for” his or her election, then that nominee is to promptly tender his or her resignation, which the Board, upon the recommendation of the Corporate Governance and Nominating Committee, will decide to accept or decline.

(b)

Because this shareholder vote is advisory, the vote will not be binding on the Board or Helix. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.

5.	If I received a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials, why was that the case?

We are using the “notice and access” process permitted by the SEC to distribute proxy materials to certain shareholders. This process allows us to post proxy materials on a designated website and notify our shareholders of the availability of the proxy materials on that website. As such, we are furnishing to most of our shareholders proxy materials, including this proxy statement and our 2018 Annual Report to Shareholders, by providing access to those documents on the Internet instead of mailing paper copies. The Notice, which is being mailed to most of our shareholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote via the Internet. If you would like to receive a paper copy by mail or an electronic copy by e-mail of the proxy materials, you should follow the instructions in the Notice. Your accessing your proxy material on the Internet and your request to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 3

GENERAL INFORMATION

6.	Can I vote my shares by filling out and returning the Notice of Availability of Proxy Materials?

No. The Notice identifies the matters to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it.

7.	How do I vote my shares and obtain directions to the Annual Meeting?

If you are a shareholder of record, you may either vote your shares in person at the Annual Meeting or designate another person to vote your shares. That other person is called a “proxy,” and you may vote your shares through your proxy using one of the following methods of voting:

•	by telephone,

•	electronically using the Internet, or

•	if this proxy statement was mailed to you, by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

The instructions for these three methods of voting your shares are set forth on the Notice and also on the proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by our Board. The giving of a proxy does not affect your right to vote in person if you attend the Annual Meeting.

Directions to the Annual Meeting can be obtained at www.HelixESG.com/annualmeeting or by calling 888.345.2347.

8.	Am I a shareholder of record?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered a “shareholder of record” with respect to those shares and the Notice is being sent directly to you by EQ Shareowner Services. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. To vote your shares at the Annual Meeting you should bring proof of identification. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone, via the Internet, or by marking, signing, dating and returning the proxy card.

Beneficial Owner. If like most Helix shareholders, you hold your shares in “street name” through a broker, bank or other nominee (your “Nominee”) rather than directly in your own name, you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by your Nominee as the record holder. If you are a beneficial owner, you may appoint proxies and vote as provided by your Nominee. The availability of telephone or Internet voting will depend upon the voting process of your Nominee. You should follow the voting directions provided by your Nominee. If you provide specific voting instructions in accordance with the directions provided by your Nominee, your shares will be voted by that party as you have directed.

The organization that holds your shares is considered to be the shareholder of record for purposes of voting at the Annual Meeting. Accordingly, you may vote shares held in “street name” at the Annual Meeting only if you (a) obtain a signed “legal proxy” from the record holder (your Nominee) giving you the right to vote the shares and (b) provide an account statement or letter from the record holder showing that you were the beneficial owner of the shares on the record date. If your shares are not registered in your name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your Nominee in whose name your shares are registered to obtain from your Nominee as record holder a proxy executed in your favor and bring it to the Annual Meeting.

4 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

GENERAL INFORMATION

9.	May I change my vote?

Yes, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the Corporate Secretary of Helix,
•	submitting a properly signed proxy card with a later date, or
•	voting in person at the Annual Meeting.

If you hold shares in “street name,” you must follow the procedures required by the shareholder of record – your Nominee – to revoke or change a proxy. You should contact the shareholder of record directly for more information on these procedures.

10.	What is a quorum?

A majority of Helix’s outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if a shareholder:

•	is present in person at the Annual Meeting, or
•	has properly submitted a proxy (by telephone, electronically using the Internet or written proxy card).

Proxies received but marked as abstentions or withholding authority and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

11.	What are broker non-votes and abstentions?

If you are the beneficial owner of shares held in “street name,” then your Nominee, as shareholder of record, is required to vote those shares in accordance with your instructions. However, if you do not give instructions to your Nominee, then it will have discretion to vote the shares with respect to “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but will not be permitted to vote with respect to “non-routine” matters, such as (i) the election of directors, (ii) the approval, on a non-binding advisory basis, of the 2018 compensation of our named executive officers, (iii) the approval of the amendment and restatement of our 2005 Long Term Incentive Plan and (iv) the approval of the amendment and restatement of our Employee Stock Purchase Plan. Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.

An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting. Taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting, as described in the response to question 4 above.

12.	How many shares can vote?

On the record date, there were 148,785,311 shares of Helix common stock outstanding and entitled to vote at the Annual Meeting, held by approximately 20,943 beneficial owners.

These shares are the only securities entitled to vote at the Annual Meeting. Each holder of a share of common stock is entitled to one vote for each share held on the record date.

13.	What happens if additional matters are presented at the Annual Meeting?

Other than the five matters noted in response to question 2 above, we are not aware of any other business to be acted upon at the Annual Meeting.

If you grant a proxy (other than the proxy held by the shareholder of record if you are the beneficial owner and hold your shares in “street name”) the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 5

GENERAL INFORMATION

14.	What if I don’t give specific voting instructions?

Shareholders of Record. If you are the shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournment thereof. If you indicate a choice on your proxy card with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in “street name” and do not provide your Nominee with voting instructions, your Nominee will determine if it has the discretionary authority to vote on the particular matter.

Under applicable rules, brokers, banks and other nominees have the discretion to vote on “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on “non-routine” matters, such as

(i) the election of directors, (ii) the approval, on a non-binding advisory basis, of the 2018 compensation of our named executive officers, (iii) the approval of the amendment and restatement of our 2005 Long Term Incentive Plan and (iv) the approval of the amendment and restatement of our Employee Stock Purchase Plan. Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.

Your vote is especially important. If your shares are held in “street name” (by your Nominee), your Nominee cannot vote your shares for (i) the election of directors, (ii) the approval, on a non-binding advisory basis, of the 2018 compensation of our named executive officers, (iii) the approval of the amendment and restatement of our 2005 Long Term Incentive Plan and (iv) the approval of the amendment and restatement of our Employee Stock Purchase Plan. Accordingly, if you do not instruct your Nominee on how to vote your shares on non-routine matters, your shares will be broker non-votes with respect to those proposals. Therefore, please promptly instruct your Nominee regarding how to vote your shares regarding these matters.

15.	Is my vote confidential?

Proxy cards, proxies delivered by Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to EQ Shareowner Services as the independent inspector of election and handled in a manner that protects your voting privacy. As the independent inspector of election, EQ Shareowner Services will count the votes.

16.	May shareholders ask questions at the Annual Meeting?

Yes. During the Annual Meeting shareholders may ask questions or make remarks directly related to the matters being voted on. To ensure an orderly meeting, we ask that shareholders direct questions and comments to the Chairman. In order to provide this opportunity to every shareholder who wishes to speak, the Chairman may limit each shareholder’s remarks to two minutes. In addition, certain employees and officers will be available at the meeting to provide information about 2018 developments and to answer questions of more general interest regarding Helix.

17.	What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all your shares are voted,

please follow the instructions and vote the shares represented by each proxy card that you receive. To

6 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

GENERAL INFORMATION

avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. For shares held directly by you, you can do this by contacting our transfer agent, EQ Shareowner Services, at 800.468.9716.

18.	Who will count the votes?

We have hired a third party, EQ Shareowner Services, to judge the voting, be responsible for determining whether or not a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.

19.	Who will bear the cost for soliciting votes for the Annual Meeting?

We will bear all expenses in conjunction with the solicitation of proxies, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to beneficial owners. However, we will not bear any costs related to an individual shareholder’s use of the Internet or telephone to cast their vote. Proxies may be solicited by mail, in person, by telephone or by facsimile, by certain of our officers, directors and regular employees, without extra compensation.

20.	How do I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting and posted on our website under Investor Relations at www.HelixESG.com. The final voting results will be reported in a Current Report on Form 8-K filed in accordance with SEC rules.

21.	Whom should I contact with other questions?

If you have additional questions about this proxy statement or the Annual Meeting, or would like additional copies of this proxy statement or our 2018 Annual Report to Shareholders (including our Annual Report on

Form 10-K), please contact the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, telephone: 281.618.0400.

22.	How may I communicate with Helix’s Board of Directors?

Shareholders may send communications in care of the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Please indicate whether your message is for our Board as a whole, a particular group or committee of directors, our Chairman or another individual director.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 7

GENERAL INFORMATION

23.	When are shareholder proposals for the 2020 Annual Meeting of Shareholders due?

	Deadline	Compliance	Submission
To be included in the proxy statement for the 2020 Annual Meeting(1)	December 4, 2019(2)	Must comply with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at: 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043
Not to be included in the proxy statement	February 15, 2020(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)

(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)

The shareholder providing the proposal must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.

8 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

PROPOSAL 1: ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting. The Board has proposed three nominees, Amerino Gatti, John V. Lovoi and Jan Rask, to stand for election as Class I directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2022 or, if at a later date, until their successors are duly elected and qualified. Messrs. Gatti, Lovoi and Rask are currently serving as Class I directors.

The nominees have agreed to be named in this proxy statement and have indicated a willingness to continue to serve if elected. The Corporate Governance and Nominating Committee of the Board has determined that each of the nominees qualifies for election under its criteria for the evaluation of directors and has nominated the candidates for election. If a nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy card. The Board has no reason to believe that any of the nominees will become unable to serve. The Board has affirmatively determined that Messrs. Gatti, Lovoi and Rask qualify as “independent” as that term is defined under New York Stock Exchange (“NYSE”) Rule 303A and applicable rules promulgated under the Exchange Act.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of each person named as nominee below as a Class I director for a term of three years, until the Annual Meeting of Shareholders in 2022 or, if at a later date, until his respective successor is duly elected and qualified. There is no cumulative voting for the election of directors and the Class I directors will be elected by a plurality of the votes cast at the Annual Meeting.

In the section below, we provide the name and biographical information about each of the Class I director nominees and each other member of the Board.

Age and other information in the director’s biographical information are as of March 18, 2019. Information about the number of shares of our common stock beneficially owned by each director as of March 18, 2019 appears below under the heading “Share Ownership Information –Management Shareholdings” on page 69.

There are no family relationships among any of our directors, nominees for director or executive officers.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the nominees to the Board of Directors set forth in this Proposal 1.

Vote Required

Election of each director requires the affirmative vote of holders of a plurality of the shares of common stock present or represented and voting on the proposal at the Annual Meeting. This means the three nominees receiving the greatest number of votes cast by the holders of our common stock entitled to vote on the matter will be elected as directors.

Under the Corporate Governance Guidelines for the Board, any nominee for director who receives a greater number of “withhold authority” than votes “for” his or her election is required to promptly tender his or her resignation. That resignation is to be considered by the Corporate Governance and Nominating Committee, which is to make its recommendation to the full Board. The Board is to act upon the committee’s recommendation within 90 days of the shareholder vote, and the Board’s decision (and if the Board should decline to accept the resignation, the reasons therefor) will be disclosed in a Current Report on Form 8-K.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 9

ELECTION OF DIRECTORS

 Information about Nominees for Class I Directors:

AMERINO GATTI

Primary Occupation: Chief Executive Officer Team, Inc. Director Since: 2018 Age: 48

Professional Experience:

Mr. Gatti was appointed as a director in August of 2018. Since January of 2018 Mr. Gatti has served as Chief Executive Officer and a member of the Board of Directors of Team, Inc., a provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-pressure piping systems and vessels utilized in the refining, petrochemical, power, pipeline and other heavy industries. Prior to joining Team, Mr. Gatti served as an executive officer and President of the Production Group for Schlumberger Limited (NYSE: SLB), an oilfield services and products provider with operations in over 85 countries. Over his 25-year career at Schlumberger, Mr. Gatti served in a variety of roles of progressing leadership responsibility, including President Well Services, Vice President of the Production Group for North America, Vice President and General Manager for Qatar, Global Vice President for Sand Management Services and Vice President Marketing for North America. Earlier in his Schlumberger career, he held field operations, engineering and human resources positions around the world, including North America, South Asia and the Middle East. Mr. Gatti holds a mechanical engineering degree from the University of Alberta, Canada.

Director Qualifications:

Mr. Gatti possesses international business and executive leadership experience in operations, technology, talent management and governance. In addition, his 25-year career in petroleum and energy businesses provides him with global expertise in key customer segments that strengthen the Board’s collective qualifications, skills and experience.

JOHN V. LOVOI

Professional Experience:

Mr. Lovoi is a founder and Managing Partner of JVL Partners, a private oil and gas investment partnership. Mr. Lovoi served as head of Morgan Stanley’s global oil and gas investment banking practice from 2000 to 2002 and was a leading oilfield services and equipment research analyst for Morgan Stanley from 1995 to 2000. Prior to joining Morgan Stanley in 1995, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi also serves as Chairman of the Board of Directors of Dril-Quip, Inc., a provider of offshore drilling and production equipment to the global oil and gas business, and as Chairman of Epsilon Energy Ltd., an exploration and production company focused in the Marcellus shale play in the northeast United States. Mr. Lovoi graduated from Texas A&M University with a Bachelor of Science degree in chemical engineering and received an M.B.A. from the University of Texas.

Director Qualifications:

As a result of these professional experiences, Mr. Lovoi possesses particular financial knowledge and experience in financial matters including capital market transactions, strategic financial planning (including risk assessment), and analysis that strengthen the Board’s collective qualifications, skills and experience.

Primary Occupation:
Managing Partner JVL Partners Director Since: 2003 Age: 58
JAN RASK

Professional Experience:

Mr. Rask has been an independent investor since July of 2007. Mr. Rask was President, Chief Executive Officer and Director of TODCO from July of 2002 to July of 2007. Mr. Rask was Managing Director, Acquisitions and Special Projects, of Pride International, Inc., a contract drilling company, from September of 2001 to July of 2002. From July of 1996, Mr. Rask was President, Chief Executive Officer and a director of Marine Drilling Companies, Inc., a contract drilling company, until the acquisition of Marine Drilling Companies, Inc. by Pride International, Inc. Mr. Rask served as President and Chief Executive Officer of Arethusa (Off-Shore) Limited from May of 1993 until the acquisition of Arethusa (Off-Shore) Limited by Diamond Offshore Drilling, Inc. in May of 1996. Mr. Rask joined Arethusa Offshore, (ASE) Limited’s principal operating subsidiary in 1990 as its President and Chief Executive Officer. Mr. Rask holds a Bachelor of Economics and Business Administration from the Stockholm School of Economics and Business Administration. Mr. Rask has worked in the shipping and offshore industries for approximately 30 years and has held a number of positions of progressive responsibility in finance, chartering and operations.

Primary Occupation:
Independent Investor Director Since: 2007 Age: 63

Director Qualifications:

Mr. Rask possesses particular knowledge and experience in the offshore oil and gas contract drilling industry. Mr. Rask also has extensive knowledge in international operations, leadership of complex organizations and other aspects of operating a major corporation that strengthen the Board’s collective qualifications, skills and experience.

10 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

ELECTION OF DIRECTORS

Information about Continuing Directors

Class III Directors Term Expiring in 2020:

NANCY K. QUINN

Primary Occupation: Independent Energy Consultant Director Since: 2009 Age: 65

Professional Experience:

Ms. Quinn has been an independent energy consultant since July of 1996 and resides in Key Biscayne, Florida. Ms. Quinn provides senior financial and strategic advice, primarily to clients in the energy and natural resources industries. Ms. Quinn has worked in the financial industry for over 30 years, specializing in financial restructuring, strategic advice, and mergers and acquisitions for a broad range of energy and natural resource companies. Ms. Quinn gained extensive experience in independent exploration and production, as well as in diversified natural gas and oilfield service sectors, while holding leadership positions at such firms as PaineWebber Incorporated and Kidder, Peabody & Co. Incorporated, as well as energy industry private equity investment and mergers and acquisitions experience in a senior advisory role with Beacon Group. Ms. Quinn currently serves as a director and chair of the Human Resources Committee and member and former chair of the Audit Committee of Atmos Energy Corporation, a natural gas distribution, intrastate pipeline and marketing company. Ms. Quinn served as a director and chair of the Audit Committee of Endeavour International Corporation, an international oil and gas exploration and production company until November of 2015. Ms. Quinn was also previously a member of the boards of Louis Dreyfus Natural Gas and Deep Tech International. Ms. Quinn graduated with a Bachelor of Fine Arts degree from Louisiana State University and an M.B.A. from the University of Arkansas.

Director Qualifications:

As a result of her professional experiences, Ms. Quinn possesses particular knowledge and experience in accounting and finance, including experience with capital market transactions and investments. Ms. Quinn also possesses knowledge in strategic planning and capital markets, as well as corporate governance experience as a board leader in several public companies that strengthen the Board’s collective qualifications, skills and experience.

WILLIAM L. TRANSIER

Primary Occupation: Energy Executive Director Since: 2000 Age: 64

Professional Experience:

Mr. Transier has served as a director since October of 2000, and as Lead Independent Director from March of 2016 through July of 2017 when he was appointed Chairman of the Board. He is Chief Executive Officer of Transier Advisors, LLC, an independent advisory firm providing services to companies facing stressed operational situations, turnaround, restructuring or in need of interim executive leadership. He was co-founder of Endeavour International Corporation, an international oil and gas exploration and production company. He served as non-executive Chairman of Endeavour’s Board of Directors from December of 2014 until November of 2015. He served until December of 2014 as Chairman, Chief Executive Officer and President of Endeavour and as its Co-Chief Executive Officer from its formation in February of 2004 through September of 2006. Mr. Transier served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. from March of 1999 to April of 2003 and prior to that, Mr. Transier served in various positions of increasing responsibility with Seagull Energy Corporation. Before his tenure with Seagull, Mr. Transier served in various roles including partner in the audit department and head of the Global Energy practice of KPMG LLP from June of 1986 to April of 1996. In March of 2019 Mr. Transier was elected to the Board of Directors of Teekay Offshore GP L.L.C. (the general partner of Teekay Offshore Partners L.P.) and as chairman of its audit committee. Since October 2018 Mr. Transier has served as a member of the Board of Directors of Sears Holding Corporation including the Board’s Restructuring Committee and Restructuring Subcommittee. From August 2018 to February 2019, Mr. Transier served as a member of the Board of Directors of Gastar Exploration, Inc. From May of 2016 to July of 2017, Mr. Transier was a member of the Board of Directors of CHC Group Ltd. From August of 2014 to July of 2017, Mr. Transier was a member of the Board of Directors of Paragon Offshore plc. From December of 2006 to December of 2012, Mr. Transier was a member of the Board of Directors of Cal Dive International, Inc., a publicly traded company that was formerly a subsidiary of Helix. He served as Lead Director of Cal Dive from May of 2009 until December of 2012. Mr. Transier graduated from the University of Texas with a B.B.A. in accounting and has an M.B.A. from Regis University.

Director Qualifications:
As a result of his professional experiences, Mr. Transier possesses particular knowledge and experience in accounting and disclosure compliance including accounting rules and regulations. Mr. Transier also has extensive knowledge of international operations, the oil and gas industry, leadership of complex organizations and other aspects of operating a major corporation that strengthen the Board’s collective qualifications, skills and experience.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 11

ELECTION OF DIRECTORS

Class II Directors Term Expiring in 2021:

OWEN KRATZ

Primary Occupation:

Professional Experience:

Mr. Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October of 2006 and served in that capacity until February of 2008 when he resumed the position of President and Chief Executive Officer. He served as Helix’s Chief Executive Officer from April of 1997 until October of 2006. Mr. Kratz served as President from 1993 until February of 1999, and has served as a Director since 1990 (including as Chairman of the Board from May of 1998 to July of 2017). He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (now known as Helix) in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February of 2006 to December of 2011, Mr. Kratz was a member of the Board of Directors of Cal Dive International, Inc., a publicly traded company that was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State

President and Chief Executive Officer Helix Energy Solutions Group, Inc. Director Since: 1990 Age: 64	University of New York (SUNY).
JAMES A. WATT

Primary Occupation: President and Chief Executive Officer Warren Resources, Inc. Director Since: 2006 Age: 69

Professional Experience:

Mr. Watt has served as a director since July of 2006. In November of 2015, Mr. Watt became Chief Restructuring Officer, President and CEO and a director of Warren Resources, Inc. In June of 2016, Warren Resources filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. In October of 2016, Warren Resources completed its reorganization and emerged from Chapter 11 bankruptcy protection. At that time, Mr. Watt became and continues as President, CEO and a director of the private domestic onshore oil and gas exploration and development company. Mr. Watt was CEO, President and a director of Dune Energy, Inc., an oil and gas exploration and development company from April of 2007 until September of 2015. Mr. Watt served as Chairman and Chief Executive Officer of Maverick Oil and Gas, Inc., an independent oil and gas exploration and production company from August of 2006 until March of 2007. He was the Chief Executive Officer of Remington Oil and Gas Corporation from February of 1998 and the Chairman of Remington from May of 2003 until Helix acquired Remington in July of 2006. Mr. Watt also served on Remington’s Board of Directors from September of 1997 to July of 2006. Mr. Watt served as a director of Pacific Energy Resources, Ltd. from May of 2006 until January of 2010. Mr. Watt served on the board of Bonanza Creek Energy, Inc. from August of 2012 until April of 2017. He graduated from Rensselaer Polytechnic Institute with a Bachelor of Science in physics.

Director Qualifications:

As a result of his professional experiences, Mr. Watt possesses particular knowledge and experience in oil and gas exploration and production and the risks and volatile economic conditions inherent in that industry. Mr. Watt also possesses knowledge in the leadership of complex organizations and other areas related to the operation of a major corporation that strengthen the Board’s collective qualifications, skills and experience.

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CORPORATE GOVERNANCE

Composition of the Board

Our Board currently consists of seven members and, in accordance with our By-laws, is divided into three classes of similar size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The Class I, II and III directors are currently serving until the later of the Annual Meeting in 2019, 2021 and 2020, respectively, and their respective successors being duly elected and qualified. There are currently two directors each in Class II and Class III and three directors in Class I.

Role of the Board

The Board has established guidelines that it follows in matters of corporate governance. A complete copy of the Corporate Governance Guidelines for the Board of Directors is available on our website (which can be found at www.HelixESG.com) under Investor Relations, by clicking Governance. According to the Corporate Governance Guidelines, the Board is vested with all powers necessary for the management and administration of Helix’s business operations. Although not responsible for our day-to-day operations, the Board has the responsibility to oversee management, provide strategic direction, provide counsel to management regarding the business of Helix, and to be informed, investigate and act as necessary to promote our business objectives.

Board of Directors Independence and Determinations

The Board has affirmatively determined that Messrs. Gatti, Lovoi, Rask, Transier and Watt and Ms. Quinn qualify as “independent” as that term is defined under NYSE Rule 303A and applicable rules promulgated under the Exchange Act. In making this determination, the Board has concluded that none of these directors has a relationship with Helix that, in the opinion of the Board, is material and would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our only current non-independent management director is Mr. Kratz, our President and Chief Executive Officer. Accordingly, a majority of the members of our Board are independent, as required by NYSE Rule 303A. This independence determination is analyzed annually to promote arms-length oversight. In making the determination regarding independence the Board reviewed the NYSE Rule 303A criteria for independence in advance of the first meeting of the Board in 2019. In connection with its determination, the Board gathered information with respect to each Board member individually regarding transactions and relationships between Helix and its directors, including the existence of ongoing transactions, if any, entered into between Helix and other entities of which our directors serve as officers or directors. Each director also completed a questionnaire, which included questions about his or her relationship with Helix. None of these transactions or relationships were deemed to affect the independence of the applicable director, nor did they exceed the thresholds established by NYSE rules.

Selection of Director Candidates

The Board is responsible for selecting candidates for Board membership and for establishing the criteria to be used in identifying potential candidates. The Board delegates the screening and nomination process to the Corporate Governance and Nominating Committee.

For more information on the director nomination process, including the current selection criteria, see “Corporate Governance and Nominating Committee” starting on page 18.

Board of Directors Qualifications, Skills and Experience

We are an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. We believe our Board should be composed of individuals with sophistication and experience in the substantive areas that impact our business. We believe experience, qualifications, or skills in one or more of the following areas to be most important: offshore oilfield services, oil and gas exploration and production, international operations, accounting and finance, strategic planning, investor relations, governance matters, leadership and administration of complex organizations, management of risk, corporate governance and other areas related to

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 13

CORPORATE GOVERNANCE

the operation of a major international corporation (whether social, cultural, industrial, financial or operational). We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have the director qualifications described in their biographies under “Election of Directors” on pages 10-12.

Board Leadership Structure

In July of 2017, the Board appointed its former Lead Director, Mr. Transier, to serve as its independent Chairman. The Corporate Governance and Nominating Committee periodically reviews and recommends to the Board appropriate Board leadership structure.

Communications with the Board

Pursuant to the terms of our Corporate Governance Guidelines adopted by the Board, any shareholder or other interested party wishing to send written communications to any one or more of Helix’s directors may do so by sending them in care of our Corporate Secretary at Helix’s corporate office. All such communications will be forwarded to the intended recipient(s). All such communications should indicate whether they contain a message for the Board as a whole, a particular group or committee of directors, our Chairman or another individual director.

Code of Business Conduct and Ethics

In addition to the Corporate Governance Guidelines, in 2003 we adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our executive officers. At that time we also established a Code of Ethics for Chief Executive Officer and Senior Financial Officers that is currently applicable to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Corporate Controller (or person performing a similar function, if any), and Vice President – Internal Audit. We have posted a current copy of both codes on our website (which is located at www.HelixESG.com) under

Investor Relations, then by clicking Governance. In addition, we intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics, the Code of Ethics for Chief Executive and Senior Financial Officers and the Corporate Governance Guidelines are available free of charge in print upon request sent to the Corporate Secretary at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Attendance at the Annual Meeting

The Board holds a regular meeting immediately preceding and/or immediately after each year’s Annual Meeting of Shareholders. Therefore, members of our Board generally attend Helix’s Annual Meetings of Shareholders.

The Board encourages its members to attend the Annual Meeting, but does not have a written policy regarding attendance at the meeting. All members of the then-current Board attended the 2018 Annual Meeting of Shareholders.

Mandatory Retirement Policy

In February of 2017, the Corporate Governance and Nominating Committee adopted a mandatory retirement policy for directors such that no person may be a director nominee to serve for a term of service on the Board if during the applicable term he or she would reach the age of 75.

Directors’ Continuing Education

The Board encourages all directors to attend director education programs if they believe attendance will enable them to perform better and to recognize and effectively deal with issues as they arise. To assist directors’ continuing education, Helix is a member of the National Association of Corporate Directors and from time to time Helix presents programs regarding topical matters to the Board.

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CORPORATE GOVERNANCE

Risk Oversight

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing Helix. Our management identifies and prioritizes risks associated with our business, which are discussed at Board and/or committee meetings as appropriate. The Board focuses on our general risk management strategy and the most significant risks to Helix, and reviews risk mitigation strategies that are implemented by our management. The Board is also informed of particular risks in connection with its general oversight and approval of corporate matters.

The Board delegates to the Audit Committee oversight of much of our risk management process. Among its duties, the Audit Committee regularly reviews with management:

•	Our policies with respect to risk assessment and the management of risks that may be material;
•	Our system of disclosure controls and system of internal controls over financial reporting;
•	Key credit risks;
•	Our hedging policies and transactions;
•	Cybersecurity risk and control procedures; and
•	Our compliance with legal and regulatory requirements, and our programs related to that compliance.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes. Our management is responsible for the day-to-day management of Helix including the management of risk. Our finance, legal (which includes compliance, human resources, contracts and insurance functions) and internal audit departments serve as the primary monitoring and testing function for company policies and procedures, and manage the day-to-day oversight of our risk management strategy. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Management regularly reports on these risks to the Board and/or its relevant committees. Additional review and reporting of risks is conducted as needed or as requested by the Board and/or its relevant committee(s). Our committees also consider and address risk as they perform their respective responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.

In addition to reports from committees, the Board receives presentations throughout the year from various members of management that include discussion of significant risks as necessary and appropriate, including any risks associated with proposed transactions. At each Board meeting, our Chief Executive Officer addresses matters of particular importance or concern, including any significant areas of risk that require Board attention, whether commercial, operational, legal, regulatory or other type of risk. Additionally, the Board reviews our short-term and long-term strategies, including consideration of significant risks facing Helix and the impact of such risks.

We believe that our risk management responsibilities, processes and procedures are an effective approach for addressing the risks facing Helix and that our Board structure supports this approach.

Corporate Sustainability

In January of 2019, Helix published its inaugural Corporate Sustainability Report, which provides a detailed look at our management and oversight of the governance, environmental and social factors related to our business. To read our report, visit our website (which is located at www.HelixESG.com) and click on Corporate Sustainability Report under the About Helix heading.

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CORPORATE GOVERNANCE

Our Board and Safety, Social and Environment

Our Board is very focused on not just Helix governance practices, but also on environmental, health, safety and social issues. At every regular meeting our Board receives a report on Helix’s safety record (including total reportable incident rate, or TRIR), lost time incidents, and any significant accident or illness incidents, and has the opportunity to question management. Our Chief Operating Officer or his designee reports to our Board on Helix’s performance compared to Health, Safety and Environment (“HSE”) targets set for ourselves against industry statistics, and various initiatives being implemented by HSE management.

Helix is dedicated to protecting the environment, and our track record and asset maintenance practices are evidence of our efforts to safeguard the environments in which we operate. Helix has developed and implemented a “4 Pillars of Helix Safety Culture,” namely our beliefs, language, workplace and methodology, which is our own safety culture tailored to our specific operations that has proven to be an effective program. From a social perspective, our Board and senior management recognize their leadership responsibility in embracing our vision and values. Our Board is focused on maintaining an anti-corruption culture at all levels in our organization, receiving regular educational updates on anti-corruption law developments and specific risks in the geographic areas in which we operate or seek to operate in the future.

Our Board also focuses on our internal organization, including how Helix manages various risks involved in our business and our employee culture, including embracing diversity and inclusion. Notably in 2018 Helix employed over 1,550 employees worldwide, representing 29 nationalities, and in our non-U.S. offices in four different countries we employed only 25 expats in our onshore workforce. Our Board believes that employing people with different backgrounds, experience and perspectives makes Helix a stronger company.

Meetings of the Board and Committees

The Board currently has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee acts under the terms of a written charter, copies of which are available on our website (which is located at www.HelixESG.com) under Investor Relations, then by clicking Governance. A copy of each charter is available free of charge upon request sent to the Corporate Secretary at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

The following table summarizes the current membership of the Board and each of its committees as well as the number of times each met during the year ended December 31, 2018. Members were elected to the Board based upon the recommendation of the Corporate Governance and Nominating Committee followed by a vote of the full Board. Each member of each of these committees is independent as defined by the applicable NYSE and SEC rules.

Name	Board	Audit	Compensation	Corporate Governance and Nominating
Mr. Gatti(1)	Member	—	Member	Member
Mr. Kratz	Member	—	—	—
Mr. Lovoi	Member	Member	Member	—
Ms. Quinn	Member	Chair	—	Member
Mr. Rask	Member	—	Member	Chair
Mr. Transier	Chair	Member	—(2)	—(2)
Mr. Watt	Member	—	Chair	Member
Number of Meetings in 2018
Regular	5	6	4	4
Special	7	0	5	0

(1)	Mr. Gatti was elected to the Board in August of 2018 at which time he became a member of the Compensation Committee and the Corporate Governance and Nominating Committee.
(2)	Mr. Transier was a member of this Committee from January until August of 2018.

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CORPORATE GOVERNANCE

Board Attendance

During the year ended December 31, 2018, the Board held a total of twelve meetings. Each director attended 75% or more of the total meetings of the Board held during the time such director was a member, and each director attended 75% or more of the total meetings of the committees on which such director served.

Executive Sessions of the Directors

Non-management directors meet in regular executive sessions following Board and committee meetings without any members of management being present and at which only those directors who meet the independence standards of the NYSE are present, provided, however, that committees do occasionally meet with individual members of management by invitation, including the Chief Executive Officer, during executive sessions.

The independent Chairman (and, prior to the Chairman’s election in July of 2017, the Lead Director) presides at executive sessions of the independent directors. In the case of an executive session of the independent directors held in connection with a committee meeting, the chair of the applicable committee presides as chair.

Audit Committee

The Audit Committee is composed of three non-employee independent directors: Ms. Quinn, Chair, and Messrs. Lovoi and Transier, each of whom meets the independence and financial literacy requirements as defined in the applicable NYSE and SEC rules. The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibility to our shareholders, potential shareholders, the investment community and others relating to: (i) the integrity of our financial statements, (ii) the effectiveness of our internal control over financial reporting, (iii) our compliance with legal and regulatory requirements, (iv) the performance of our internal audit function and independent registered public accounting firm, and (v) the independent registered public accounting firm’s qualifications and independence. Among its duties, all of which are more specifically described in the Audit Committee charter, which was most recently amended in December of 2018, the Audit Committee:

•	Appoints and oversees our independent registered public accounting firm;
•	Reviews the adequacy of our accounting and audit principles and practices, and the adequacy of compliance assurance procedures and internal controls;
•	Reviews and pre-approves all non-audit services to be performed by the independent registered public accounting firm in order to maintain the accounting firm’s independence;
•	Reviews the scope of the annual audit;
•	Reviews with management and the independent registered public accounting firm our annual and quarterly financial statements, including disclosures made in management’s discussion and analysis and in our earnings press releases;
•	Meets independently with management and the independent registered public accounting firm;
•	Meets with internal audit and reviews significant reports prepared by internal audit as well as the quality and objectivity of the internal audit function;
•	Reviews corporate compliance and disclosure systems;
•	Reviews corporate compliance and ethics programs and associated legal and regulatory requirements, together with management’s periodic evaluation of the programs’ effectiveness;
•	Reviews and approves related-party transactions;
•	Makes regular reports to the Board;
•	Reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval;
•	Performs an annual self-evaluation of its performance;
•	Produces an annual report for inclusion in our proxy statement; and
•	Performs such other duties as may be assigned by the Board from time to time.

Audit Committee Independence

The Board has affirmatively determined that all members of the Audit Committee (i) are considered “independent” as defined under NYSE Rule 303A and (ii) meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1).

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CORPORATE GOVERNANCE

Designation of Audit Committee Financial Expert

The Board has determined that each member of the Audit Committee is financially literate and that Mr. Transier and Ms. Quinn are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-

Oxley Act of 2002, and have financial management expertise as required by the NYSE listing rules.

For more information regarding the Audit Committee, please refer to the “Report of the Audit Committee” on page 25.

Compensation Committee

The Compensation Committee is composed of four non-employee independent directors: Mr. Watt, Chair, and Messrs. Gatti, Lovoi and Rask. The Board has affirmatively determined that all members of the Compensation Committee are considered “independent” as defined under NYSE Rule 303A.

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of our executive officers. The Compensation Committee has the responsibilities described in the Compensation Committee charter including the overall responsibility for reviewing, evaluating and approving Helix’s executive officer compensation plans, policies, programs and agreements (to the extent such agreements are considered necessary or appropriate by the Compensation Committee). The Compensation Committee is also responsible for reviewing and recommending to the Board whether the “Compensation Discussion and Analysis” should be included in our proxy statement. The Compensation Committee has the responsibility to:

•	Review our overall compensation philosophy and objectives;
•	Make recommendations to the Board with respect to our 2005 Long Term Incentive Plan, our Employees’ 401(k) Savings Plan, our Employee Stock Purchase Plan, and any other equity-based plans;
•	Commission independent consultants to assist the committee in the evaluation of independent board member and executive officer compensation, as discussed in our “Compensation Discussion and Analysis” below;
•	Review and approve employment, severance, change in control agreements and other compensatory arrangements with our executive officers, as the committee determines are appropriate;
•	Review and approve executive officer compensation and compensatory arrangements, including base salary and short-term and long-term incentive compensation;
•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
•	Perform an annual self-evaluation of its performance; and
•	Perform such other duties as may be assigned by the Board from time to time.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of four non-employee independent directors: Mr. Rask, Chair, Mr. Gatti, Ms. Quinn and Mr. Watt. The Corporate Governance and Nominating Committee is appointed by the Board to take a leadership role in shaping the corporate governance and business standards of the Board and Helix. The Corporate Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board, oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently, and identifies best practices and recommends corporate governance principles, including giving proper attention and effective responses to shareholder concerns regarding corporate governance.

The Corporate Governance and Nominating Committee has the responsibilities specifically described in the Corporate Governance and Nominating Committee charter and the Corporate Governance Guidelines, including the responsibility to:

•	Identify and evaluate potential qualified director nominees and recommend director nominees to the Board;
•	Recommend to the Board the number and term of members of the Board and each committee of the Board;
•	Monitor, and recommend members for, each committee of the Board;
•	Monitor and recommend the functions of the committees of the Board;

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CORPORATE GOVERNANCE

•	Make a recommendation to the Board of whether to accept the resignation of any director who receives a greater number of “withhold authority” than votes “for” his or her election in an uncontested election;
•	Periodically review and recommend to the Board appropriate Board leadership structure;
•	Periodically review and revise our corporate governance principles as appropriate;
•	Oversee director orientation and education regarding Helix’s business, structure, management and director responsibilities, as well as emerging governance issues and trends;
•	Review and make recommendations to the Board regarding notifications made to the committee by directors concerning service on other boards or any material change in employment or other circumstances;
•	Give appropriate consideration to shareholder concerns and proposals regarding corporate governance matters concerning the Board, and provide input for any response by Helix to such concerns or proposals;
•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
•	Perform an annual self-evaluation of its performance and the performance of the Board as a whole; and
•	Perform such other duties as may be assigned by the Board from time to time.

Director Nomination Process

Process for Director Nominations — Shareholder Nominees

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted recommendations of director nominees by shareholders as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating these nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability and to address the membership criteria set forth below under “Director Qualifications and Diversity.” Any shareholder recommendations for director nominees for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043. In addition, our By-laws permit shareholders to nominate directors for consideration at an annual shareholder meeting. However, in order to be considered at this year’s Annual Meeting, nominations were required to be received by us prior to the date of this proxy statement.

Neither the Corporate Secretary nor the Corporate Governance and Nominating Committee received any recommendations for director nominees from any shareholder or group of shareholders during 2018 or to date in 2019. As such, Messrs. Gatti, Lovoi and Rask are the only directors standing for election at the Annual Meeting.

Shareholders may nominate persons for election to the Board to be considered at next year’s Annual Meeting of Shareholders in accordance with the procedure on page 71.

Director Qualifications and Diversity

The Corporate Governance and Nominating Committee has established certain criteria with respect to the desired skills and experience for prospective Board members, including those candidates recommended by the committee and those properly nominated by shareholders. The Board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new Board members using criteria and priorities established from time to time. Desired personal qualifications for director nominees include industry knowledge, intelligence, insight, practical wisdom based on experience, the highest professional and personal ethics and values, leadership skills, integrity, strength of character and commitment. Nominees should also have broad experience at the policy-making level in business and possess a familiarity with complex business organizations and one or more of our business lines or those of our customers. Nominees should have the independence necessary to make an unbiased evaluation of management performance (including with respect to Compensation Committee responsibilities) and effectively carry out their oversight responsibilities, and be committed to enhancing shareholder value. Nominees should have sufficient time to carry out their duties. Their service on other boards of public companies should be limited to a

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 19

CORPORATE GOVERNANCE

number that permits them, given their individual circumstances, to perform responsibly all director duties to Helix and our shareholders. Specifically, in accordance with our Corporate Governance Guidelines, our directors may not serve on the boards of more than four public companies other than Helix or, if the director is the Chief Executive Officer of Helix or the equivalent of another public company, on the boards of more than two public companies other than Helix. Each director must represent the interests of all shareholders.

Although the Corporate Governance and Nominating Committee does not have a formal policy regarding

Board diversity, it does view diversity expansively and has determined that it is desirable for the Board to have a variety of different viewpoints, professional experiences, educational backgrounds and skills, and considers these types of diversity and background attributes in its selection process. The composition, skills and needs of the Board change over time and will be considered in determining desirable candidates for any specific opening on the Board. The Corporate Governance and Nominating Committee in evaluating a potential nominee will conduct its search for the best candidate for the Board seat on a non-discriminatory basis.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected, due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other parties. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year.

As described above, the Corporate Governance and Nominating Committee considers properly submitted recommendations of director nominees by shareholders.

Following verification of the shareholder status of persons proposing director nominees, recommendations are considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for our Annual Meeting of Shareholders. If any materials are provided by a shareholder in connection with the shareholder’s recommendation of a director nominee, those materials are forwarded to the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee may also review materials provided by current Board members, professional search firms or other parties in connection with a nominee who was not proposed pursuant to a shareholder recommendation. In evaluating all nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Compensation Committee Interlocks and Insider Participation

During 2018, no member of the Compensation Committee was an officer or employee of Helix or any of our subsidiaries, or was formerly an officer of Helix or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act.

During 2018, no executive officer of Helix served as (1) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served on the Compensation Committee of our Board, (2) a director of another entity, one or more of whose executive officers served on the Compensation Committee of our Board or (3) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served as a member of our Board.

20 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

DIRECTOR COMPENSATION

2018 Director Compensation Table

The following table provides compensation that was earned or paid during the one-year period ended December 31, 2018 for each member who served on our Board during all or part of 2018.

Name(1)	Fees Earned or Paid in Cash(3)(4)	Stock Awards(5)(6)	All Other Compensation	Total
Amerino Gatti(2)	$37,938	$54,654	$-0-	$92,592
John V. Lovoi	$-0-	$299,688	$-0-	$299,688
Nancy K. Quinn	$131,000	$150,000	$-0-	$281,000
Jan Rask	$-0-	$305,625	$-0-	$305,625
William L. Transier	$340,150	$150,000	$-0-	$490,150
James A. Watt	$130,750	$150,000	$-0-	$280,750

(1)	Mr. Kratz is not included in the table because he does not receive any compensation for serving on our Board.
(2)	Mr. Gatti was elected to the Board in August of 2018.
(3)

The annual retainer fee for each member of the Board and the retainer fee related to the applicable Board member’s serving as a chair of a committee and/or as Chairman of the Board are paid quarterly. Directors have the option of taking Board and committee fees (but not expenses) in the form of restricted stock. See “Summary of Director Compensation and Procedures” below. Messrs. Lovoi and Rask received their fees in restricted stock during 2018.

(4)

In this column we are required to report all fees either earned or paid to directors during 2018. As a result, fees earned in 2017 for fourth quarter service in 2017 but paid in 2018 are also included; thus the dollar amount represents fees paid for five (not four) successive quarters. Fees earned in 2017 but paid in 2018 were as follows: Ms. Quinn, $26,500; Mr. Transier, $76,000 and Mr. Watt, $26,750. Information with regard to Messrs. Lovoi and Rask is included in footnote 6 below.

(5)

Amounts shown in this column represent the grant date fair value of the restricted stock as calculated in accordance with the provisions of FASB Accounting Standard Codification (ASC) Topic 718. The value ultimately realized by each director may or may not be equal to the FASB ASC Topic 718 determined value.

(6)	The grant date fair value of the restricted stock awarded with respect to the year ended December 31, 2018 to each director, computed in accordance with FASB ASC Topic 718, is as follows:

			Number	Grant Date
Name	Date of Grant		of Shares	Fair Value
Mr. Gatti	August 21, 2018	(a)	6,093	$54,654
Mr. Lovoi	December 7, 2017	(b)	23,548	$150,000
	January 2, 2018	(c)	4,020	$30,313
	April 2, 2018	(c)	5,559	$32,188
	July 2, 2018	(c)	3,189	$26,562
	October 1, 2018	(c)	3,068	$30,312
	January 2, 2019	(c)	5,603	$30,313
Ms. Quinn	December 7, 2017	(b)	23,548	$150,000
Mr. Rask	December 7, 2017	(b)	23,548	$150,000
	January 2, 2018	(c)	4,227	$31,875
	April 2, 2018	(c)	5,505	$31,875
	July 2, 2018	(c)	3,376	$28,125
	October 1, 2018	(c)	3,036	$30,000
	January 2, 2019	(c)	6,238	$33,750
Mr. Transier	December 7, 2017	(b)	23,548	$150,000
Mr. Watt	December 7, 2017	(b)	23,548	$150,000

(a)	Represents the pro-rata portion of the annual grant made in August of 2018 for Board service for 2018 and the future.
(b)	Represents the annual equity grant made in December of 2017 for Board service for 2018 and the future.
(c)	Represents the payment of retainer and Board and committee fees for the fourth quarter of 2017 and each quarter of 2018.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 21

DIRECTOR COMPENSATION

Additionally, on December 13, 2018, each of the non-employee directors was issued 21,157 shares of restricted stock having a value of $150,000 representing their annual grant for future Board service.

As of December 31, 2018, unvested restricted stock held by each non-employee director who served during all or part of 2018 is as follows:

Name	Shares of Unvested Restricted Stock Outstanding(1)
Mr. Gatti	27,250
Mr. Lovoi	56,544
Ms. Quinn	26,417
Mr. Rask	57,946
Mr. Transier	26,417
Mr. Watt	26,417
(1) Does not include January 2, 2019 grant of 5,603 shares of restricted stock to Mr. Lovoi and 6,238 shares of restricted stock to Mr. Rask for 2018 fourth quarter service.

Summary of Director Compensation and Procedures

Our non-employee director compensation structure has three components: (1) director and committee chair retainers, (2) Board and Committee fees (meetings and unanimous consents), and (3) annual equity-based compensation currently in the form of restricted stock awards. We also reimburse our directors for their reasonable expenses related to attending Board and committee meetings. We re-evaluate director compensation on an annual basis based on the compensation of directors by companies in our peer group and other relevant facts and circumstances.

In 2018, all non-employee directors received an annual director’s retainer of $55,000, paid on a quarterly basis.

In July of 2017, Mr. Transier, then serving as our Lead Director, was appointed by the Board to serve as its independent Chairman. The Compensation Committee determined that beginning on the date of his appointment as Chairman of the Board, Mr. Transier is to receive an independent chairman’s retainer of $195,000 per year (which for 2017 was prorated from the date of the new appointment). The retainer for the Chairman of the Board was based on both peer company data for annual retainers for non-executive chairmen, as well as the complexity and number of issues facing the Board in a difficult market and the frequency of meetings and other Board deliberations during a prolonged challenging business environment. After a year of service, the amount of the independent Chairman’s annual retainer was reassessed by the Compensation Committee based on the projected level of Board activity in the future, and in August of 2018, the retainer was reduced from $195,000 to $125,000.

In addition, each committee chair received an annual committee chair retainer fee: $15,000 for the Chair of the Audit Committee, $10,000 for the Chair of the Compensation Committee and $5,000 for the Chair of the Corporate Governance and Nominating Committee.

With respect to fees, in 2018 non-employee directors received $1,500 for each Board meeting attended and for each consent executed after reviewing the subject of the consent. For committee service in 2018, each committee member received a fee of $1,500 for each committee meeting attended and each consent executed.

We also paid the reasonable out-of-pocket expenses incurred by each non-employee director in connection with attending the 2018 meetings of the Board and committees on which the director served.

Since 2005, non-employee directors have had the option of taking Board and committee retainers and fees (but not expenses) in the form of restricted stock, pursuant to the terms of our 2005 Long Term Incentive Plan. An election to take retainers and fees in the form of cash or stock is made by our directors prior to the beginning of the subject fiscal year (and if no election is made, retainers and fees will be paid in cash). Directors taking retainers and fees in the form of restricted stock receive a stock award for service during a quarter on or about the first business day of the next quarter in an amount equal to 125% of the cash equivalent of his or her retainers and fees, with the number of shares determined by the closing stock price on the last trading day of the fiscal quarter for which the retainers and fees

22 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

DIRECTOR COMPENSATION

were earned. These awards fully vest two years after the first day of the year in which the grant is made. Messrs. Lovoi and Rask elected to take Board and committee retainers and fees earned in 2018 in the form of restricted stock. Messrs. Lovoi and Rask have also elected to take Board and committee retainers and fees in the form of restricted stock for 2019.

Upon joining the Board and on the date of each regularly scheduled December Board meeting thereafter, a director receives a grant of restricted stock. These grants are made pursuant to the terms of the 2005 Long Term Incentive Plan. Since 2012 and prior to the 2017 awards, these awards vested ratably over three years. For 2015 and 2016 the annual equity grant had a value of $175,000, which represented a reduction in value from prior years’ grants of $200,000 to reflect the smaller relative size of Helix in terms of revenue and market capitalization. At its December 2016 meeting the

Compensation Committee determined that for 2017 and thereafter until changed, the annual equity grant’s value would be further reduced by $25,000 (to $150,000) and would have a vesting term of one year to align more closely with how our peer group compensates independent directors. The annual equity grant for 2018 was on the same terms and in the same amount as 2017. All grants are subject to immediate vesting on the occurrence of a Change in Control (as defined in the 2005 Long Term Incentive Plan). The grant of stock options is not currently an element of director compensation.

Our Chief Executive Officer did not receive any cash or equity compensation for his service on the Board in addition to the compensation payable for his service as an employee of Helix.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 23

CERTAIN RELATIONSHIPS

In accordance with its charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Audit Committee has adopted a written Statement of Policy With Respect to Related Party Transactions. It is our policy to approve and enter into transactions with a related party (as defined below) only when the Board, acting through the Audit Committee, determines that a transaction with a related party is in, or not inconsistent with, the best interests of Helix and our shareholders. The Audit Committee will consider all relevant facts and circumstances available to the Audit Committee to determine whether the related party transaction is in, or not inconsistent with, our best interests, including the benefits to us, the impact on a director’s independence if the related party is a director or a party related to a director, the availability of other sources for the product or services, the terms of the transaction and the terms available from unrelated third parties. The policy covers any transaction, arrangement or relationship in which we are a participant and in which a related party has a direct or indirect interest, other than transactions available to all employees generally or transactions involving less than $5,000. A “related party” includes any person that served as a senior officer or director of Helix during the last fiscal year, a person that beneficially owns more than 5% of any class of our outstanding voting securities, and a person that is an immediate family member of either of the foregoing or an entity that is controlled by any of the foregoing.

During 2018 Helix was not a party to any transaction or series of transactions in which a related party had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Director Compensation” above and “Executive Compensation” below.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving all audit, review and attest engagements, and permissible non-audit services to be performed by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. During the year, circumstances may arise such that it becomes necessary to engage the independent registered public accounting firm for services in excess of those contemplated by the budget or for additional services. The Audit Committee charter includes specific pre-approval procedures with respect to tax-related services.

The Audit Committee charter delegates pre-approval authority in certain circumstances to the Chair of the Audit Committee, provided the Chair reports any approvals to the Audit Committee at its next meeting. For all types of pre-approval, the Audit Committee considers whether these services are consistent with the SEC rules regarding auditor independence.

The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that these services are within the parameters approved by the Audit Committee. None of the fees in 2018 were for services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

All fiscal year 2018 professional services by KPMG LLP and Ernst & Young LLP were pre-approved.

24 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2018 with management, our internal auditors and KPMG LLP. In addition, the Committee has discussed with KPMG LLP, the independent registered public accounting firm for the Company, the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301). The Sarbanes-Oxley Act of 2002 requires certifications by the Company’s chief executive officer and chief financial officer in certain of the Company’s filings with the Securities and Exchange Commission (SEC). The Committee discussed the review of the Company’s reporting and internal controls undertaken in connection with these certifications with the Company’s management and independent registered public accounting firm. The Committee also reviewed and discussed with the Company’s management and independent registered public accounting firm management’s report and KPMG LLP’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE.

The Committee also has received the written disclosures and the letter from KPMG LLP regarding the auditor’s independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with that firm and its independence from the Company. The Committee also has discussed with management of the Company and the independent registered public accounting firm such other matters and received such assurances from them as it deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended December 31, 2018 in the Company’s Annual Report on Form 10-K for such year filed with the SEC.

Members of the Audit Committee:

Nancy K. Quinn, Chair
John V. Lovoi
William L. Transier

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 25

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (”KPMG”) served as our independent registered public accounting firm in 2018 providing audit and financing services since their appointment in May of 2016. Ernst & Young LLP (“EY”) served in that capacity from 2002 until their dismissal in May of 2016. No dispute or disagreement existed on any issue between Helix and EY.

Our Audit Committee has the authority to retain, oversee, evaluate and terminate our independent registered public accounting firm. Pursuant to such authority, the Audit Committee has appointed KPMG, an independent registered public accounting firm, as auditors to examine the financial statements of Helix for the fiscal year ending December 31, 2019, and to perform other appropriate accounting services.

Although our By-laws do not require that shareholders ratify the appointment of KPMG as our independent registered public accounting firm, the Board has determined to submit the selection of KMPG for ratification by the shareholders. If the shareholders do not ratify the appointment of KPMG, the adverse vote will be considered as a direction to the Audit Committee to consider selecting other auditors for the next fiscal year. However, it is contemplated that the appointment for the fiscal year ending December 31, 2019 will be permitted to stand unless the Audit Committee finds reasons for making a change. It is understood that even if the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Helix and our shareholders.

We expect that representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years in each of the following categories were:

	2018		2017
		(In Thousands)
	KPMG	EY	KPMG	EY
Audit Fees(1)	$2,048	$65	$1,687	$61
Audit-Related Fees	0	0	0	0
Tax Fees(2)	40	57	36	73
All Other Fees	0	0	0	0

Total	$2,088	$122	$1,723	$134

(1)

Audit fees include fees related to the following services: the annual consolidated financial statement audit (including required quarterly reviews), subsidiary audits, audit of internal controls over financial reporting, and consultations relating to the audit or quarterly reviews.

(2)	Fees are primarily related to tax compliance work in the United States, Norway, Brazil, Singapore and the United Kingdom, and tax planning.

The Audit Committee considers whether the provision of the foregoing services is compatible with maintaining the registered public accounting firm’s independence and has concluded that the foregoing non-audit services and non-audit-related services did not adversely affect the independence of KPMG.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the ratification of the selection of KPMG as Helix’s independent registered public accounting firm set forth in this Proposal 2.

Vote Required

The ratification of KPMG requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

26 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes Helix’s 2018 executive compensation program, including the philosophy behind the program, how our Compensation Committee made 2018 compensation decisions, and the level and elements of 2018 compensation for each of our “named executive officers” (“NEOs”).

For 2018, our NEOs consisted of our Chief Executive Officer, Chief Financial Officer, and our three other highest paid executive officers, and are as follows:

•	Owen Kratz, President and Chief Executive Officer
•	Erik Staffeldt, Executive Vice President and Chief Financial Officer
•	Scotty Sparks, Executive Vice President and Chief Operating Officer
•	Alisa B. Johnson, Executive Vice President, General Counsel and Corporate Secretary
•	Geoffrey Wagner, our former Executive Vice President and Chief Commercial Officer who left the Company in October of 2018.

The Compensation Committee encourages you to read this CD&A carefully and consider it when conducting your “say on pay” vote on the 2018 compensation of our NEOs. Although this is a non-binding advisory vote, the Compensation Committee considers the outcome of the vote when making future compensation decisions.

Our CD&A is divided into the following sections:

A.   Executive Summary

B.   Executive Compensation Process

C.   Compensation Philosophy and Objectives

D.   2018 Executive Compensation Components

E.   2018 Say on Pay Vote

F.   Compensation Committee Report

A.	EXECUTIVE SUMMARY

Helix and Industry Overview

Helix is an international offshore energy services company. Our focus is on well intervention and robotics operations. We provide services primarily in deepwater in the U.S. Gulf of Mexico, Brazil, North Sea, Asia Pacific and West Africa regions. Our business is substantially dependent on the condition of the oil and gas industry, and the willingness of oil and gas companies to make expenditures on capital projects and other operations. This willingness tends to hinge in large part on commodity prices.

A precipitous decline in commodity prices, especially oil prices, beginning in 2014, with lower oil prices continuing through oil and gas operators’ budgeting season in 2017 for 2018 spend, has continued to affect service providers to the oil and gas industry. During the past several years, our customers have significantly reduced their operational and capital spending on offshore projects, reducing demand (and therefore rates) for our services. Additionally, drilling rigs have become a source of competition in the well intervention market, which has created additional downward pressure on day rates that we can charge for our services. Despite some oil price recovery during the course of 2018, oil company spend was still subdued as being largely based on budgets created in 2017, and competition for limited work continued to affect both the volume of business and the rates that we can charge for our services.

Although 2018 continued to be a challenging industry environment for us for the above-stated reasons, our 2018 adjusted EBITDA1 improved significantly from 2017 levels, i.e., by $55 million, or 51%. We generated Free Cash Flow2 of $60 million in 2018, an improvement of $230 million over 2017. Also in 2018 our net debt (our total long-term debt less cash on hand) decreased to

(1)

Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of this financial measure to reported net income (loss), see “Non-GAAP Financial Measures” on pages 29 and 30 of our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 22, 2019 (our “2018 Annual Report”).

(2)

Free Cash Flow is also a non-GAAP financial measure. For a reconciliation of this financial measure to cash flows from operating activities, see “Non-GAAP Financial Measures” on pages 29 and 30 of our 2018 Annual Report.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS

$161 million from $229 million, and our net debt to book capitalization improved to 9% from 13%. We believe that the financial improvements in 2018 reflect our operational performance and continuous focus by our management team on cost efficiencies.

Notwithstanding some oil price recovery during 2018 (with a higher annual average price than the two prior years’ average prices), oil closed at the end of 2018 at a price that was lower than closing prices at the end of both 2016 and 2017. A drop in oil price, together with the impact of the overall macro political and economic climate during the fourth quarter of 2018, resulted in a significant drop in our stock price at the end of 2018, which was also experienced by our industry peers. We believe that our stock price over the past several years continues to be reflective of general industry conditions over a prolonged period, including an uncertain outlook on the timing of a recovery, rather than our own financial and operational performance.

Despite the continued volatility in our stock price during the market conditions that we and others in our industry have faced over the past several years and the impact on our total shareholder return (“TSR”), our absolute TSR over the last three years was positive, and exceeded that of all of our Performance Share Unit (“PSU”) and proxy peer group of companies, all of whose TSRs over the same period were negative.

It is our objective to continue to work hard for our shareholders in both favorable and in challenging market conditions. In that connection, we will strive to:

•	Continue to improve operational execution, including minimizing downtime when our assets are working for customers;
•	Enhance sales and commercial efforts, including finding work not being tendered and exploring new markets;
•	Seek non-traditional ways to create utilization for our assets (minimizing our idle time costs), including strategic acquisitions such as our recent Droshky asset acquisition described in our 2018 Annual Report; and
•	Continually evaluate and manage our capital structure, including debt reduction, to provide greater flexibility in a challenging market.

Helix Compensation Program Works

Because of the cyclicality of our industry and our commitment to create long-term value for our shareholders, our overall compensation program is performance based. Notably, throughout the downturn in our industry that has continued for the last several years, no element of our NEOs’ target compensation was increased during this time, except for one NEO who was promoted to an executive officer position mid-2017. Although our compensation program is generally focused primarily on longer term performance, the paid compensation of our NEOs also reflects annual year-over-year financial performance.

The first chart below compares the target and realized compensation of our Chief Executive Officer, Helix’s adjusted EBITDA, and Helix’s stock price for each of 2016, 2017 and 2018. Target compensation includes base salary, bonus target, and value at the time of grant of the long-term incentive awards granted at the beginning of each of 2016, 2017 and 2018. As the chart illustrates, target compensation levels for our Chief Executive Officer have remained flat.

The realized compensation for our Chief Executive Officer for that same period includes base salary paid in each year, bonuses paid in respect of each year, and payout of all long-term incentive compensation that vested after the relevant performance period (i.e., the value at the time of vesting of restricted stock and PSUs that vested immediately after the year in question).

As the first chart below illustrates, the realized compensation of our CEO in both of 2016 and 2017 was significantly less than target. Our CEO’s 2018 realized compensation increased from the two prior years. This increase in realized compensation primarily reflects (a) the payout above target of the 2018 short term incentive bonus, which was reflective of the 51% increase in 2018 adjusted EBITDA over 2017, and (b) the payout at the maximum level (200%) of three-year cliff vesting PSUs (that were granted in January of 2016) as a result of our TSR outperforming all of our PSU peer companies over the three-year performance period. In that connection, the second chart graphically depicts our TSR performance over the three-year performance measurement period for our 2016 PSUs compared to the TSRs of the peer companies that were identified for TSR comparison purposes in the 2016 PSUs. The combination of our relative TSR performance, and our significantly improved 2018 adjusted EBITDA, is reflected in the 2018 realized compensation of our CEO.

Because we can’t control market or industry conditions, our program is designed to pay our executives for outperforming our industry peers during both good and bad industry cycles – that is the incentive that we want to create for our executives and our other management employees. Although much of our realized 2018 compensation was somewhat depressed due to Helix’s absolute stock price, 2018 demonstrated our operational performance and cost discipline, and our continued

28 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

COMPENSATION DISCUSSION AND ANALYSIS

focus on optimizing results during the ongoing challenging conditions that affect our industry. As the chart below illustrates, the compensation for our Chief Executive Officer has been aligned with the annual financial results of Helix, as well as the returns to our shareholders as compared to our peer group throughout the downturn in our industry that has persisted for the last several years. We believe that this reflects how well the business was managed by our executive leadership during this turbulent period.

(1)

The realized compensation levels shown include base salary paid in each year, bonuses paid in respect of each year, and payout of long-term incentive compensation that vested after each year (i.e., the value at the time of vesting of restricted stock and cliff vesting PSUs that vested immediately after the year in question).

(2)

Value of PSU payout (if any), which was determined by our three-year stock performance compared to that of our peer group companies (as set forth in the applicable award agreement), vesting immediately after the applicable year.

(3)	Value of time-vesting restricted stock vesting immediately after the applicable year (three different grants).
(4)	Represents stock price during the three-year period beginning January 4, 2016 and ending December 31, 2018.

(1)

We define TSR for this three-year period as the average stock price for the 20 trading days prior to December 31, 2018 divided by the average stock price for the 20 trading days prior to January 1, 2016.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS

2018 Executive Compensation Program

The following charts show the breakdown of the elements of 2018 executive compensation that was awarded by the Compensation Committee, including bonus at target level and long-term incentives at grant date value. As is shown graphically below, for both our Chief Executive Officer and the other NEOs, the majority of 2018 compensation that could be earned was based on the performance of those at risk compensation elements

With respect to our 2018 executive compensation program, because we expected industry conditions to remain challenging in 2018, the Compensation Committee determined to maintain total targeted compensation (i.e., base salary, bonus target and long-term incentive award values) at the same levels as 2017 for all NEOs other than one of our NEOs who was promoted in mid-2017 to an executive officer position. (Mr. Wagner, who joined the Company in January of 2018, received a compensation package approved by the Compensation Committee prior to his joining Helix, as more particularly described on page 37.)

Our 2018 bonus program was based on the sole metric of adjusted EBITDA; the Compensation Committee continued to view this financial metric as the most important business driver in the lingering industry environment as reflective of utilization, rates and cost management.

As in prior years, our 2018 long-term incentive program was based on our stock performance. Half of the long-term incentive award was comprised of time-vesting restricted stock, the value of which when and after vested depends on our absolute stock price (which fluctuates with macro-economic conditions and oil price, and is not solely based on company financial performance). The other half of the award took the form of cliff-vesting PSUs, the payout of which reflects not just the current stock price at the time of payout, but also the TSR performance of the Company over a three-year performance period compared to that of a designated peer group. In this manner, half of the award payout is not solely linked to extraneous factors but also reflects Helix stock’s performance relative to its peers during the same industry conditions.

The overall design of the 2018 executive compensation program, in which short-term incentive payouts are based on annual adjusted EBITDA and long-term incentive payouts on stock performance (on both an absolute basis and as compared to our peers), demonstrates our compensation philosophy of supporting the alignment of executive management and shareholder interests, both during times of industry booms and industry stress.

30 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

COMPENSATION DISCUSSION AND ANALYSIS

Key Features of Our 2018 Executive Compensation Program
What We Do	What We Don’t Do

✓ Substantial focus on performance-based pay	NO hedging of our stock NO tax gross-ups in post-2008 agreements NO single trigger change of control payments NO guaranteed salary increases NO guaranteed bonuses NO perquisites
✓ Balance of short- and long-term incentives
✓ Use formulaic annual bonus structure tied to Helix financial performance
✓ Align executive compensation with shareholder returns through long-term incentives
✓ Retain an independent external compensation consultant
✓ Consider peer group benchmarks when establishing compensation

✓ Impose robust stock ownership guidelines for our Section 16 officers and our directors

✓  Allow pledging of stock only if certain stringent quantitative requirements are met (including limiting the amount of stock being pledged) and the transaction is also approved by the Board considering a variety of factors

✓ Maintain a strong risk management program, which includes monitoring the effect of our compensation programs on risk taking

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS

B.         EXECUTIVE COMPENSATION PROCESS

The executive compensation process is led by the Compensation Committee, which has overall responsibility for reviewing, evaluating and approving Helix’s executive compensation policies, plans, programs and agreements. Our management provides input on performance and achievements, and an independent compensation consultant provides competitive market data and advises the Compensation Committee on program design.

The following summarizes the allocation of responsibilities associated with our executive officer compensation program:

Participants in Compensation Process

Compensation Committee (comprised of four independent directors)	• Determines program principles and philosophies
• Determines short-term incentive program design and bonus metrics for our executive officers
• Determines design of long-term incentive program for our executive officers
• Determines all levels of compensation for each of our NEOs including base salary, bonus targets, and long-term incentive awards
• Reviews and approves payouts under performance-based short-term and long-term incentive programs for our executive officers

•   Considers all other arrangements, policies and practices related to our executive officer compensation program such as employment agreements, change in control arrangements, stock ownership policies, and policies regarding hedging and pledging

• Does not delegate any of its functions or authority to management regarding compensation for our executive officers
• Has exclusive authority to retain and terminate any independent compensation consultant

•   Oversees aspects of our compensation arrangements affecting our executive officers as well as our non-executive employees, such as our Employees’ 401k Savings Plan, 2005 Long Term Incentive Plan and Employee Stock Purchase Plan

Independent Compensation Consultant	• Retained by, and performs work at the direction and under the supervision of, the Compensation Committee

•   Provides advice, research and analytical services on subjects such as trends in executive compensation, executive officer compensation program design, peer and industry data, and independent director compensation

• Reviews and reports on Compensation Committee materials, participates in Compensation Committee meetings, and communicates with the Compensation Committee Chair between meetings
• Provides no services to Helix other than those provided directly to or on behalf of the Compensation Committee

Management	• CEO recommends base salary, short-term incentive targets and long-term incentive award values for executive officers other than himself

•   CEO provides information on Helix’s short-term and long-term business and strategic objectives for consideration by the Compensation Committee in structuring the short-term incentive program and performance-based long-term incentive awards

• CEO provides the Compensation Committee a performance assessment of each executive officer

Competitive Benchmarking Process

In general, and consistent with a performance based compensation philosophy, the Compensation Committee seeks to ensure that executive base pay falls close to the median of the peer group, with an opportunity to earn greater overall compensation in the event such is warranted by our financial and stock price performance.

The exact level of targeted compensation for each NEO varies based on the individual’s role in Helix, his or her experience, and his or her contribution to our success.

In most years, the Compensation Committee compares the total compensation for each NEO position to the

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COMPENSATION DISCUSSION AND ANALYSIS

compensation paid for similar positions by companies in our peer group, as set forth in our peer companies’ proxy statements for the prior year. The Compensation Committee’s independent consultant proposes companies to be included in our peer group; the consultant may consult with management to ensure that the most appropriate companies are included from the perspective of similarity of business lines and competition for talent. The Compensation Committee then reviews and if applicable, approves, the proposed peer group for the applicable compensation year, as it deems appropriate.

For 2018 compensation, the Compensation Committee used Willis Towers Watson (“Willis Towers”) as its independent consultant. The Compensation Committee receives information from Willis Towers in order for the Compensation Committee to make a determination that Willis Towers is independent from Helix’s management, including information responsive to six specifically listed factors set forth in the NYSE’s rule requiring that compensation committees consider factors relevant to a consultant’s independence in connection with the consultant’s engagement.

It is difficult to select an appropriate peer group for our Company. We operate in a very competitive environment. The services that we provide are unique given that we focus on offshore well intervention and robotics, and although drill ships have become competition for limited work, we are not a drilling company, nor are we structured as one. In addition, many of our principal competitors providing similar offshore services are international companies (who compensate differently from U.S. companies for a variety of reasons and/or do not publish the same type of compensation information as U.S. companies do), or are subsidiaries of a much larger provider of services in the industry.

In determining the peer group, we strive to define the market for our executive talent using a sizable group of companies that are comparable to us in both line of business and size. However, because there are not a sufficient number of direct competitors, there are challenges in identifying companies to comprise such a peer group that compare to us in business and size.

Notably, no changes to executive compensation levels were made in 2018 other than for an executive who was promoted in the middle of the prior year. Thus the principal impact of using peer companies was for TSR comparison purposes pursuant to our 2018 PSU awards. Using larger companies for TSR comparison purposes does not necessarily result in a higher payout and in fact could have the reverse effect as smaller companies can have a competitive disadvantage during difficult market conditions and can experience greater volatility than larger ones.

In selecting a peer group for 2018 compensation, several changes were made from the prior year’s peer group. Four companies were removed as being either outsized (and therefore not a good comparator), having an unusual compensation structure, or potentially facing a bankruptcy or a merger transaction. To replace the eliminated companies, the Compensation Committee reviewed a report by Willis Towers applying several screening criteria to a group of potential peer companies (primarily revenue and business lines, but also total assets, market capitalization and TSR) and selected those companies with the best screen matches. Following a discussion with Willis Towers regarding the suggested deletions and additions, the Compensation Committee selected the peer group set forth below for 2018 executive compensation. We believe that the companies identified in the chart below are the best and most appropriate companies for benchmarking compensation which helps attract and retain highly experienced executives with well-developed management, operational, and marketing skills needed to compete in our industry.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS

2018 Peer Company Data
Peer Companies	Industry	Revenue (LTM)(1)	Assets (LTM)	Net Income	EBITDA (LTM)(1)(2)	Market Cap(3)
Oceaneering International, Inc.	Oil and Gas Equipment and Services	$1,926	$3,145	-$18	$238	$1,980
Superior Energy Services, Inc.	Oil and Gas Equipment and Services	$1,731	$3,211	-$426	$66	$1,297
Rowan Companies plc	Oil and Gas Drilling	$1,338	$8,373	-$64	$557	$1,832
Noble Corporation plc	Oil and Gas Drilling	$1,287	$10,898	-$1,795	$583	$1,026
TETRA Technologies, Inc.	Oil and Gas Equipment and Services	$766	$1,301	-$42	$92	$338
Forum Energy Technologies, Inc.	Oil and Gas Equipment and Services	$718	$1,815	-$121	-$15	$1,583
Newpark Resources, Inc.	Oil and Gas Equipment and Services	$680	$926	$3	$46	$738
Oil States International, Inc.	Oil and Gas Equipment and Services	$657	$1,329	-$58	$29	$1,162
Tidewater Inc.	Oil and Gas Equipment and Services	$516	$1,813	-$2,055	$16	$502
Dril-Quip, Inc.	Oil and Gas Equipment and Services	$454	$1,437	-$28	$5	$1,628
Frank’s International N.V.	Oil and Gas Equipment and Services	$444	$1,357	-$117	-$ 14	$1,484
Hornbeck Offshore Services, Inc.	Oil and Gas Equipment and Services	$177	$2,721	-$86	$10	$135
75th Percentile		$1,300	$3,161	-$38	$128	$1,594
Average		$891	$3,194	-$400	$134	$1,142
Median		$699	$1,814	-$75	$37	$1,229
25th Percentile		$500	$1,350	-$197	$9	$679
Helix Energy Solutions Group, Inc.	Oil and Gas Equipment and Services	$546	$2,366	-$75	$89	$1,021
Percent Rank		29%	60%	50%	72%	36%

(1)	Revenue and EBITDA values reflect most recent fiscal year end data available at time of analysis (which is 12/31/2016 for all peers other than Tidewater Inc. whose fiscal year end was 3/31/2017).
(2)

Other companies may calculate EBITDA and Adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP.

(3)	Market Cap is as of 11/1/2017 for all companies.

We believe these companies were appropriate for compensation benchmarking for 2018 because:

•	They were companies that were likely competition for our executive talent;
•	The median overall size was of comparable size to us; and/or
•	Each company was within our same general industry.

Tax and Accounting Considerations

The Compensation Committee and Helix management consider the accounting and tax impacts of various compensation elements when designing our executive compensation programs and making other compensation decisions. These considerations, however, are secondary to meeting the overall objectives of the executive compensation programs.

Pursuant to the Tax Cuts and Jobs Act (the “2017 Tax Act”) that was signed into law in December 2017, under Section 162(m) of the Internal Revenue Code of 1986, as amended, all compensation (other than certain grandfathered arrangements) in excess of $1 million will be non-deductible, including compensation that, prior to the enactment of the 2017 Tax Act, qualified as performance-based compensation that could be deducted under prior law and was excluded from the $1 million limitation on deductibility. Although the Compensation Committee does consider accounting and tax impacts of its compensation decisions, including the potential application of Section 162(m), it may approve compensation that exceeds the $1 million limit in order to ensure competitive levels of compensation for our executive officers. The Compensation Committee does not let deductibility drive its compensation decisions, and as a result, certain compensation paid to our NEOs may not be deductible by Helix for tax purposes. The Compensation Committee will continue to take into account all applicable facts and circumstances in exercising its business judgment with respect to appropriate compensation plan design.

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COMPENSATION DISCUSSION AND ANALYSIS

C.         COMPENSATION PHILOSOPHY AND OBJECTIVES

Helix’s compensation program is based on the philosophy that the interests of our executive management team should be aligned with those of our shareholders, and that our executives should be incentivized and rewarded for performance that advances business goals and the creation of sustainable value in all business cycles. The overall compensation program is designed to achieve four key objectives: attracting and retaining qualified executives, supporting our business strategy and the creation of long-term value, aligning management’s and shareholders’ interests, and discouraging excessive risk-taking.

Implementing our business model and strategy in a cyclical business environment requires input from highly qualified, experienced and technically proficient executive officers. We rely on our executive officers to operate effectively in both negative and positive industry environments. They are charged with being able to develop and execute Helix’s business strategy to achieve value for shareholders through all fluctuations of the business. The Compensation Committee believes the executive compensation program helps us attract, retain and motivate qualified, experienced and technically proficient executive officers through a range of business cycles.

We strive to pay base salaries for our executives at the median level compared to our peers, and to allow our executives to earn greater levels of short-term and long-term compensation only when our financial performance and shareholder returns warrant compensation at those higher levels. The Compensation Committee believes that both the structure and results of our 2018 executive compensation reflect our financial results and relative shareholder return during the current cycle for our industry.

The following table summarizes the objectives of Helix’s executive compensation program and the particular compensation practices and elements that support each objective.

Objective	Practice

Attract, retain and motivate executives through range of cycles	• Retain independent compensation consultant for advice on competitive landscape
• Target total compensation at competitive market levels, and allow executives to earn total compensation above the median of the range only when warranted by financial and share price return
• Consider each executive’s roles, responsibilities and goals

Advance business strategy and long-term value creation	• Balance short- and long-term performance incentives with heavier emphasis on the longer term
• Reward based on overall Helix performance, implementation by NEOs of business plans, and achievement of annual financial objectives and stock price performance

• Establish and enforce stock ownership guidelines
Align management and shareholder interests	• Pay out long-term incentive performance based compensation based on sustained stock performance considering the cyclical business environment of our industry

• Consider shareholder views in establishing pay policies and levels

Discourage excessive risk- taking	• Substantial portion of total compensation is “at-risk”
• Significant portion of “at-risk” compensation is cliff-vesting
• Maintain stock ownership guidelines
• Maintain prohibition of hedging and stringent limitations on pledging of stock

Consideration of Risk

Our compensation program is balanced and primarily focused on the long term, which is consistent with our strategy and business model. The greatest amount of compensation can be achieved through consistent, superior performance over sustained periods of time. In addition, significant amounts of compensation are paid out over time, specifically the long-term incentive awards. These awards currently vest over a three-year period and 50% of 2018 long-term incentive awards are cliff-vesting (i.e., vest 100% at the end of the applicable

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COMPENSATION DISCUSSION AND ANALYSIS

performance period). These practices, along with stock ownership guidelines and a policy prohibiting NEOs from hedging and limiting NEOs pledging of Helix stock,

incentivize executives to manage Helix for the longer term, while discouraging them from taking excessive risk in the short term.

Stock Ownership Guidelines

We have in place stock ownership guidelines for our Section 16 officers and our independent directors. These covered persons have five years from the date they become subject to the guidelines to accumulate the equity necessary to comply with the guidelines. The forms of equity ownership that can be used to satisfy the guidelines include shares of our common stock owned directly, shares of our common stock owned indirectly (e.g., by a spouse or a trust), and time-vested restricted stock. The ownership guidelines are as follows:

•	Independent Board Members – five times annual cash retainer
•	President and Chief Executive Officer – six times current base salary
•	Executive Vice Presidents – three times current base salary

Hedging and Pledging Policy

Helix considers it inappropriate for any director, officer or employee to enter speculative transactions in our stock. Therefore, we have a policy that prohibits the purchase or sale of puts, calls or options based on our securities, or the short sale of our securities. Directors, officers and other employees may not purchase Helix securities on margin. The policy prohibits the hedging of our stock and imposes discrete stringent limitations on the ability to pledge Helix stock.

Because much of the net worth and compensation of our executives consists of Helix stock, our executives may prefer to pledge stock as collateral for a loan rather than selling Helix stock to meet cash needs. However, any significant sale of that collateral into the market may have adverse consequences (at least in the short term) on our stock price. Accordingly, Helix’s policy provides that directors and officers may pledge our stock only if the pledged stock does not exceed:

•	Senior Vice Presidents, Vice Presidents and other Section 16 officers not listed above – two times current base salary

The value of an individual’s holdings is based on the average of the closing price of a share of our common stock for the previous calendar year. There are penalties for non-compliance, which may include the retention of a portion of a participant’s vested shares or the participant receiving grants of equity in lieu of cash compensation until compliance is achieved; waivers may be granted for certain hardship issues. Currently, all of our directors are in compliance with the stock ownership guidelines other than Mr. Gatti who joined the Board in August of 2018 (and is within the five-year window in which to achieve compliance), and all of our Section 16 officers are in compliance with the guidelines.

•	25% of the director’s or officer’s total holdings;
•	Two percent of Helix’s outstanding securities; and
•	200% of Helix’s average daily trading volume over the three months prior to the transaction.

In addition, every pledge transaction must be specifically approved by the Board. In assessing a potential pledging transaction, the Board may consider any factors it deems appropriate and relevant, including whether the indebtedness secured by the pledged stock is non-recourse, whether the director or officer has other assets to satisfy the loan, whether the stock pledged was purchased (as opposed to granted as compensation by Helix), and any mechanisms in the pledge transaction that are in place to avoid undesirable transactions in Helix’s securities.

At this time, there are no outstanding pledges of our stock by any of our directors or officers.

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COMPENSATION DISCUSSION AND ANALYSIS

D.	2018 EXECUTIVE COMPENSATION COMPONENTS

During fiscal 2018, the primary components of compensation for our NEOs consisted of:

•	A base annual salary
•	A short-term cash incentive (bonus) opportunity based on 2018 financial results
•	A long-term incentive award in the form of cliff-vesting PSUs
•	A long-term incentive award in the form of time-vesting restricted stock

We use each element of compensation to satisfy one or more of our stated compensation objectives. The Compensation Committee’s goal is to achieve the appropriate balance between short-term cash rewards for achievement of annual financial performance targets and long-term incentives to promote achievement of sustained value over the longer term.

The following table sets forth the total target 2018 compensation for each NEO, broken out by base salary, bonus target and value of long-term incentive awards at grant date. Other than for Mr. Staffeldt, who was promoted in June of 2017 and whose 2018 compensation reflected that promotion, there were no changes from 2017 levels.

	Named Executive Officer 2018 Compensation Summary
Named Executive	2018 Base	2018 Bonus	Sign on	2018 Long-Term	Total Target Direct
Officer	Salary	Target	Bonus	Incentive Award	Compensation
Owen Kratz	$700,000	$1,050,000		$3,200,000	$4,950,000
Erik Staffeldt	$375,000	$375,000		$750,000	$1,500,000
Scotty Sparks	$375,000	$375,000		$1,075,000	$1,825,000
Alisa B. Johnson(1)	$360,000	$360,000		$1,050,000	$1,770,000
Geoffrey Wagner (2)	$360,000	$360,000	$50,000	$700,000	$1,470,000

(1)

On March 21, 2019, Ms. Johnson notified Helix of her intention to retire from Helix. Ms. Johnson has agreed to continue in her current officer positions with Helix for an unspecified period to assist with the transition of her responsibilities.

(2)

Mr. Wagner served as our Executive Vice President from January 2, 2018 until he separated from the Company on October 26, 2018. Pursuant to the terms of Mr. Wagner’s employment agreement, upon termination Mr. Wagner received one year of his base salary and the accelerated vesting of restricted stock that would otherwise occur within twelve months of termination (15,473 shares); the remainder of his 2018 long-term incentive award was forfeited. Also pursuant to his employment agreement, Mr. Wagner received an amount equal to his 2018 target bonus at the same time in March of 2019 as other 2018 short-term incentive program participants were paid their 2018 bonuses.

Following is a more detailed discussion of each element of our NEOs’ 2018 compensation.

Base Salary Determination

In establishing base salaries for our executive officers, the Compensation Committee considers a number of factors including:

•	The executive’s job responsibilities
•	Individual contributions
•	Level of experience and personal compensation history
•	Peer company data

NEO base salary is generally set at the regularly scheduled December meeting of our Compensation

Committee in the preceding year. There were no increases to 2018 base salaries from 2017 levels for any of our NEOs other than for Mr. Staffeldt, who became our Senior Vice President and Chief Financial Officer on June 5, 2017 (at which point his base salary was increased), who received another base salary increase for 2018 after serving as our Chief Financial Officer for the latter half of 2017. Our Chief Executive Officer’s base salary has not changed since 2008; our Executive Vice President and General Counsel’s base salary has not changed since 2012; and our Executive Vice President and Chief Operating Officer’s salary has not

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salaries for 2017 and 2018
	2017	2018	Percent
Named Executive Officer	Base Salary	Base Salary	Increase
Owen Kratz	$700,000	$700,000	0.0%
Erik Staffeldt	$350,000(2)	$375,000	7.1%
Scotty Sparks	$375,000	$375,000	0.0%
Alisa B. Johnson	$360,000	$360,000	0.0%
Geoffrey Wagner (1)	N/A	$360,000	N/A

(1)	Mr. Wagner joined the Company in January of 2018, and therefore was not paid a base salary for 2017 by Helix.
(2)

This was Mr. Staffeldt’s annualized salary during the last half of 2017 reflecting his promotion to an executive officer position in June of 2017. His blended salary for 2017, including his previous base salary, was $306,000.

Short-Term Cash Incentive (Bonus) Program

Our annual short-term cash incentive (bonus) program consists of a cash bonus opportunity designed to reward our employees, including our executive officers, for the achievement of certain corporate financial goals in a given year. Bonuses, if earned, are typically paid in March of the year following the applicable performance year. As in the past several years, the executive bonus program was the same as the bonus program for all Helix onshore employees.

The bonus target for each executive officer is a percentage of his or her salary. Individual NEO bonus targets for a given year are generally established at the December meeting of the Compensation Committee in the prior year (at the same time base salary and long-term incentive awards are determined), and bonus metrics are generally established at the Compensation Committee’s first regular meeting of the applicable year.

In February of 2018, the Compensation Committee approved the 2018 short-term incentive program for Helix’s executive officers. In light of the continuing challenging industry conditions, and the importance of utilization of our business assets and cost efficiency and containment, the Compensation Committee believed that achieving a certain level of adjusted EBITDA was again the key financial objective for Helix and its shareholders, and thus should be the sole financial metric for determining bonus payout. Also like the prior years’ programs, there was for 2018 a “stretch” element in the bonus metrics—to earn a target bonus, adjusted EBITDA had to exceed the Board-approved 2018 adjusted EBITDA budget for the Company.

For 2018, up to 25% of target bonus could be earned in the event three tiers of adjusted EBITDA were achieved; the tiers and potential payouts at each EBITDA tier are shown in the chart below. With the limited visibility in the current market conditions as to the feasibility of attaining any specific level of EBITDA, the rationale behind this tiered approach was to provide our onshore employees a short-term incentive payment that would be meaningful if a certain financial performance level is achieved (which itself is not completely predictable in the current market), but not in an amount that would negatively affect adjusted EBITDA to a significant extent if the Company is not able to achieve its adjusted EBITDA budget.

Beyond the three tiers of bonus payout depicted below, once the Company achieved 2018 adjusted EBITDA of $152 million, a pool of funds (called the “incremental profit pool”) consisting of 50% of adjusted EBITDA in excess of $152 million up to the maximum target levels for all employee participants (including executive officers) would be formed, payout of which would be allocated among all of our onshore employees, including our executive officers, based on their bonus targets, provided that no executive officer could earn a bonus in excess of his or her maximum level set by the Compensation Committee. Thus it was possible for a named executive officer to earn a bonus below or above his or her target bonus, but not above a maximum level unless due to unique circumstances, the Compensation Committee exercises its discretion and concludes that circumstances warrant exceeding a maximum level.

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COMPENSATION DISCUSSION AND ANALYSIS

Set forth below are the 2018 adjusted EBITDA targets at which various levels of bonus payouts could be earned.

2018 Adjusted EBITDA	Bonus Payout %
$140 million	5%
$145 million	10%
$152 million	25%
$159.4 million	100%
$162.7 million	Maximum

For 2018 the target and maximum bonus levels for each named executive officer were as follows:

Named Executive Officer	Target	Maximum
Owen Kratz	$1,050,000	$1,400,000
Erik Staffeldt	$375,000	$499,000
Scotty Sparks	$375,000	$499,000
Alisa Johnson	$360,000	$479,000
Geoffrey Wagner	$360,000	$479,000

The following are the 2018 bonus targets and actual payouts for each NEO. Adjusted EBITDA for 2018 was almost $162 million. Because the pre-budget tiers were met and there was also an incremental profit pool that was available for payout under the program, our executive officers (other than Mr. Wagner) were each paid a bonus at 123% of target bonus, in the amounts set forth below:

Short-Term Bonus: Target v. Actual
Named Executive Officer	Target	Actual
Owen Kratz	$1,050,000	$1,289,400
Erik Staffeldt	$375,000	$460,500
Scotty Sparks	$375,000	$460,500
Alisa B. Johnson	$360,000	$442,080
Geoffrey Wagner(1)	$360,000	$360,000

(1)

Mr. Wagner joined the Company in January of 2018 and separated from the Company in October of 2018. Pursuant to his employment agreement, in the event of a termination without Cause (as defined in the employment agreement), Mr. Wagner was paid a target annual bonus for the year in which the separation occurs at the same time that other participants in the bonus program receive payment.

For 2019, target and maximum bonus levels for each of our executive officers are the same as they were for 2018, and certain levels of adjusted EBITDA must be achieved to earn a bonus payment; however, the Compensation Committee may apply negative discretion to downward adjust any executive officer’s payout. In addition, the Compensation Committee has the authority to award a discretionary bonus to individual executive officers, provided that bonus payments cannot exceed any individual’s maximum bonus level.

Long-Term Incentive Awards

The Compensation Committee believes that equity-based incentive awards serve to align the economic interests of our executive officers with those of our shareholders. We believe that our restricted stock and PSU awards (the payout of which is based on our TSR over a three-year performance period compared to that of our peer group) provide proper incentives to avoid excessive risk taking while increasing long-term shareholder value. We also believe that these awards

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COMPENSATION DISCUSSION AND ANALYSIS

are an important retention tool with respect to our employees, including our named executive officers.

In determining the value of each NEO’s long-term incentive award, the Compensation Committee typically reviews the data provided by its independent compensation consultant, historical awards and the CEO’s recommendation regarding the long-term incentive award for each NEO and makes its determination at its regularly scheduled December meeting.

2018 Long-Term Incentive Awards

Like the 2015, 2016 and 2017 long-term incentive awards to our NEOs, the 2018 long-term incentive awards consisted of: (1) 50% in the form of a cliff-vesting PSU award and (2) 50% in the form of a time-vesting restricted stock award. Thus half of the total award is cliff-vesting, and pays out depending on how our TSR compares to that of our PSU peers as opposed to the absolute price of our own stock, which may be influenced by general industry or macroeconomic conditions that may exist at various points in time, rather than our own financial performance.

The Compensation Committee determined in December of 2017 that the total value of the 2018 long-term incentive award opportunity for Mr. Kratz, Mr. Sparks and Ms. Johnson would be the same as the prior year. The value of the long-term incentive award to Mr. Staffeldt (who was not made an executive officer until June of 2017 and therefore his 2017 long-term incentive award did not reflect his mid-2017 promotion to the position of Senior Vice President and Chief Financial Officer) was increased from the prior year (from $300,000 to $750,000) to reflect his promotion.

Mr. Wagner received a long-term incentive award in the amount approved by the Compensation Committee along with the other components of his compensation package.

Set forth below are the long-term incentive awards granted in January of 2018 to each of our NEOs.

2018 Long-Term Incentive Awards
	PSU Awards	Restricted Stock Awards	Total Value of
Named Executive Officer	(50%)	(50%)	LTI Awards
Owen Kratz	212,201	212,202	$3,200,000
Erik Staffeldt	49,735	49,735	$750,000
Scotty Sparks	71,286	71,286	$1,075,000
Alisa B. Johnson	69,629	69,629	$1,050,000
Geoffrey Wagner	46,419	46,419	$700,000

2018 PSU Awards

In January of 2018, each NEO received a PSU award pursuant to our 2005 Long Term Incentive Plan. Each unit represents the contingent right to receive at vesting one share of our common stock. These awards are to be paid out in shares of Helix common stock. The PSU awards vest entirely after a three-year period with the final number of shares issued based on our TSR relative to that of a group of peer companies (as set forth in the applicable PSU award agreement, and which are the same companies used for 2018 benchmarking) over the same three-year period. The maximum number of shares that may be issued at vesting is 200% of the number of units awarded and the minimum is zero. The total shareholder return formula for the 2018 PSU awards is computed as follows:

Ending Price – Beginning Price + Dividends*	= Total Shareholder Return
Beginning Stock Price

* Dividends, if any paid over the performance period; Beginning Price being the average closing price of the last 20 trading days of 2017 and the Ending Price being the average closing price of the last 20 trading days of 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

The TSR performance threshold required for any payout of PSUs is the 30th percentile of the peer group and the TSR performance requirement for a maximum payout

(200% of PSUs granted) is the 90th percentile of the peer group. Payout between the 30% threshold and the 90% maximum is calculated on a linear basis.

2018 Restricted Stock Awards

In January of 2018, each NEO received a time-vesting restricted stock award pursuant to our 2005 Long Term Incentive Plan. The restricted stock awards vest over a three-year period in one-third increments on each anniversary of the date of grant.

Payouts of Prior Performance-Based Long-Term Incentive Awards

Our executive officers had long-term incentive awards that vested immediately after the end of 2018 the payout of which was based on the performance of our common stock, i.e., an annual vesting for each of the 2016, 2017 and 2018 restricted stock awards, and the cliff-vesting of the 2016 PSU awards.

With respect to the cliff-vesting of the 2016 PSU awards at the end of the performance period ending

December 31, 2018, Helix’s three-year TSR exceeded that of its all of its PSU peers (and in fact was the only positive TSR of the peer group) and fell into the highest quintile of the peer group; therefore 200% of the granted PSUs was earned by our executive officers. This award was settled in cash based on our closing stock price on December 31, 2018, which was 96% of the value of each unit at grant date.

Perquisites and Benefits

Our NEOs are not entitled to any benefits that are not otherwise available to all our employees. We do not provide pension arrangements, free or subsidized post-retirement health coverage or similar benefits to our NEOs.

We offer a variety of health and welfare and retirement programs to all eligible employees. Helix’s executive officers are eligible for the same benefit programs on the same basis as the rest of our U.S. employees. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability insurance. In addition, we offer a retirement program intended to supplement our employees’ personal savings and social security. Our retirement program for our U.S. employees, including our executive officers, consists solely of our Helix Energy Solutions Group, Inc. Employees’ 401(k) Savings Plan.

At their meetings in February of 2016, the Compensation Committee and the Board resolved to suspend Helix’s discretionary matching contributions to our employees’ 401(k) accounts for an indefinite period. (Prior to that time, Helix matched 75% of the participating employees’ pre-tax contributions up to five percent of the employees’ compensation subject to contribution limits.) At its meeting in December of 2018, the Compensation Committee and the Board resolved to reinstate Helix’s discretionary matching contributions at the 50% level of participating employees’ pre-tax contributions up to five percent of the employees’ compensation subject to contribution limits, to begin in mid-April of 2019. All executive officers except for Mr. Sparks participate in our 401(k) plan. Our health and insurance plans are the same for all employees.

Severance and Change in Control Arrangements

We believe that the competitive marketplace for executive talent and our desire to retain our executive officers require us to provide our executive officers with certain severance benefits. In addition, we believe that the interests of our shareholders are served by having limited change in control benefits for executive officers who would be integral to the success of, and are most likely to be impacted by, a change in control. In November 2008, Mr. Kratz and Ms. Johnson executed amended and restated employment agreements with the Company. Mr. Sparks executed an employment agreement in May of 2015 in connection with his promotion to an executive officer position and Mr. Staffeldt executed an employment agreement in June of 2017 in connection with his promotion to an executive officer position. Mr. Wagner, who left the Company in October of 2018, executed an employment agreement upon his joining the Company as Executive Vice President and Chief Commercial Officer. Mr. Sparks’s and Mr. Staffeldt’s employment agreements do not (and Mr. Wagner’s employment agreement did not) have a “gross-up,” or excise tax protection, provision.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS

The employment agreements with our NEOs contain severance benefits in the event the executive’s employment is terminated by Helix “Without Cause” or the executive terminates his or her employment for “Good Reason,” as those terms are defined in the agreements. The employment agreements generally contain benefits payable to the executive officer if the executive officer terminates his or her employment for “Good Reason” or is terminated “Without Cause” within a two-year period following a “Change in Control.” We believe the provision of these benefits to be reasonable and customary within our peer group. For more information regarding the severance and change in control benefits, please refer to “Employment Agreements and Change in Control Provisions.”

In February of 2012, the Compensation Committee adopted a policy that prohibits any future employment agreements with executive officers from containing “single trigger” change in control provisions, or “gross-up,” or excise tax protection, provisions. None of our executive officers’ employment agreements have a “single trigger” for payout of severance benefits in the event of a change of control.

E.	2018 SAY ON PAY VOTE

In 2018 we sought an advisory vote from our shareholders regarding our 2017 executive officer compensation and received a 97% favorable “say on pay” vote.

For 2018 compensation, the Compensation Committee continued to:

•	Maintain a bonus program based on adjusted EBITDA;
•	Approve a long-term incentive program tied to the performance of our common stock;
•	Pay our NEOs at approximately the median level unless our financial and TSR performance merits additional compensation;
•	Impose stock performance requirements for payout of PSU awards; and
•	Consider the outcome of our “say on pay” votes and our shareholder views when making future compensation decisions for our NEOs.

The Compensation Committee and management of Helix believe that the Company’s 2018 executive compensation:

•	Appropriately reflects Helix’s financial performance for the year as well as longer-term relative stock performance;
•	Demonstrates alignment of our NEOs’ interests with those of our shareholders;
•	Includes an appropriate overall mix of short- and long-term incentives to enhance shareholder value;
•	Advances Helix’s mission and business strategy; and
•	Helps attract, motivate and retain the key talent needed to ensure Helix’s long-term success.

For these reasons, the Board recommends that shareholders vote to approve the 2018 compensation for Helix’s NEOs.

F.	COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE:

James A. Watt, Chair

Amerino Gatti

John V. Lovoi

Jan Rask

42 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE OFFICERS OF HELIX

The executive officers of Helix are as follows:

Name	Age	Position
Owen Kratz	64	President and Chief Executive Officer
Erik Staffeldt	47	Executive Vice President and Chief Financial Officer
Scotty Sparks	45	Executive Vice President and Chief Operating Officer
Alisa B. Johnson(1)	61	Executive Vice President, General Counsel and Corporate Secretary

(1)

On March 21, 2019, Ms. Johnson notified Helix of her intention to retire from Helix. Ms. Johnson has agreed to continue in her current officer positions with Helix for an unspecified period to assist with the transition of her responsibilities.

OWEN KRATZ	PRESIDENT AND CHIEF EXECUTIVE OFFICER

Owen Kratz is President and Chief Executive Officer of Helix, and is a member of Helix’s Board of Directors. He was named Executive Chairman in October of 2006 and served in that capacity until February of 2008 when he resumed the position of President and Chief Executive Officer. He was appointed Chairman of the Board in May of 1998 and served as Helix’s Chief Executive Officer from April of 1997 until October of 2006. Mr. Kratz served as President from 1993 until February of 1999, and has served as a director of Helix since 1990. He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Helix in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February of 2006 to December of 2011, Mr. Kratz was a member of the Board of Directors of Cal Dive International, Inc., a publicly traded company that was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State University of New York (SUNY).

ERIK STAFFELDT	EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Erik Staffeldt was appointed Executive Vice President and Chief Financial Officer of Helix in February of 2019. Mr. Staffeldt oversees Helix’s finance, treasury, accounting, tax, information technology and corporate planning functions. Since joining Helix in July of 2009 as Assistant Corporate Controller, Mr. Staffeldt has served as Director – Corporate Accounting from August of 2011 until March of 2013, Director of Finance from March of 2013 until February of 2014, Finance and Treasury Director from February of 2014 until July of 2015, Vice President – Finance and Accounting from July of 2015 until June of 2017, and Senior Vice President and Chief Financial Officer from June of 2017 until February of 2019. Mr. Staffeldt was also designated as Helix’s “principal accounting officer” for purposes of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder in July of 2015. Mr. Staffeldt served in various financial and accounting capacities prior to joining Helix and has over 23 years of experience in the energy industry. Mr. Staffeldt is a graduate of the University of Notre Dame with a BBA in Accounting and an MBA from Loyola University in New Orleans, and is a Certified Public Accountant.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 43

EXECUTIVE OFFICERS OF HELIX

SCOTTY SPARKS	EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

Scotty Sparks is Executive Vice President and Chief Operating Officer of Helix, having joined Helix in 2001. He served as Executive Vice President – Operations of Helix from May of 2015 until February of 2016. From October of 2012 until May of 2015, he was Vice President – Commercial and Strategic Development of Helix. He has also served in various positions within Helix’s robotics subsidiary, Canyon Offshore, Inc., including as Senior Vice President from 2007 to September of 2012. Mr. Sparks has over 28 years of experience in the subsea industry, including Operations Manager and Vessel Superintendent at Global Marine Systems and BT Marine Systems.

ALISA B. JOHNSON	EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY

Alisa B. Johnson has served as Executive Vice President, General Counsel and Corporate Secretary of Helix since November of 2008, and joined Helix as Senior Vice President, General Counsel and Corporate Secretary in September of 2006. Ms. Johnson oversees the Company’s legal, human resources, and contracts and insurance functions. Ms. Johnson has been involved with the energy industry for over 28 years. Prior to joining Helix, Ms. Johnson worked for Dynegy Inc. for nine years, at which company she held various legal positions of increasing responsibility, including Senior Vice President and Group General Counsel – Generation. From 1990 to 1997, Ms. Johnson held various legal positions at Destec Energy, Inc., and prior to that Ms. Johnson was in private law practice. Ms. Johnson received her Bachelor of Arts degree Cum Laude from Rice University and her law degree Cum Laude from the University of Houston.

44 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of the cash and non-cash compensation for the years ended December 31, 2018, 2017 and 2016, for our named executive officers: (1) the Chief Executive Officer and the Chief Financial Officer and (2) other than the Chief Executive Officer and the Chief Financial Officer, each of the three most highly compensated executive officers of Helix during 2018, including an executive officer who left Helix during 2018.

The table may not reflect the actual compensation received by the named executive officers for the three-year period. For example, amounts recorded in the stock awards column reflect the grant date fair value of the awards. The actual value of compensation realized by the named executive officer with respect to any equity award will likely vary from the grant date fair value due to stock price fluctuations and/or forfeitures.

Name and Principal Position	Year	Salary(1)		Bonus	Stock Awards(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total
Owen Kratz	2018	$700,000		$-0-	$3,815,392		$1,289,400		$-0-	$5,804,792
President and Chief Executive Officer	2017	$700,000		$-0-	$4,529,973		$427,350		$-0-	$5,657,323
	2016	$700,000		$-0-	$3,768,828		$-0-		$9,641	$4,478,469
Erik Staffeldt(5)	2018	$375,000		$-0-	$894,235		$460,500		$-0-	$1,729,735
Executive Vice President and Chief Financial Officer	2017	$306,000		$50,000	$364,970		$78,941		$-0-	$799,911
Scotty Sparks	2018	$375,000		$-0-	$1,281,722		$460,500		$-0-	$2,117,222
Executive Vice President	2017	$375,000		$-0-	$1,307,794		$152,625		$-0-	$1,835,419
and Chief Operating Officer	2016	$370,769		$-0-	$1,266,084		$-0-		$-0-	$1,636,853
Alisa B. Johnson(6)	2018	$360,000		$-0-	$1,251,930		$442,080		$-0-	$2,054,010
Executive Vice President,	2017	$360,000		$-0-	$1,277,385		$146,520		$-0-	$1,783,905
General Counsel and	2016	$360,000		$-0-	$1,236,646		$-0-		$4,370	$1,601,016
Corporate Secretary
Geoffrey C. Wagner	2018	$656,308	(7)	$50,000(8)	$834,613	(9)	$360,000	(10)	$-0-	$1,900,921
Former Executive
Vice President and
Chief Commercial Officer

(1)

For 2016, no salaries were increased except that when Mr. Sparks was promoted to the position of Executive Vice President and Chief Operating Officer in February of 2016, his salary was increased by $25,000. For 2017, no salaries were increased except that when Mr. Staffeldt was promoted to the position of Senior Vice President and Chief Financial Officer in June of 2017, his salary was increased by $105,000. The amounts reflect these increases pro-rated for the applicable year. For 2018, no salaries were increased except for Mr. Staffeldt whose salary was increased by $25,000. Mr. Wagner joined Helix in January of 2018.

(2)

Our long-term incentive program was structured such that the awarded value of restricted stock and PSUs was identical, based on the quoted closing market price of $7.54 per share of our common stock on December 31, 2017 for awards made in January of 2018, $8.82 on December 31, 2016 for awards made in January of 2017 and $5.26 on December 31, 2015 for awards made in January of 2016. The total grant value of long-term incentive awards to our named executive officers did not change for the years shown, except for Mr. Staffeldt whose total grant value increased as a result of his promotion in 2017. The amounts shown in this column, however, represent the grant date fair value of the restricted stock and PSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for restricted stock awards are the same, the values for PSU awards are different. See the “Grant of Plan-Based Awards” table below for details of the 2018, 2017 and 2016 stock awards and the related grant date fair value.

The value ultimately realized by each named executive officer may or may not be equal to the FASB ASC Topic 718 determined value. No stock options were granted in 2018, 2017 or 2016.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 45

EXECUTIVE COMPENSATION

(3)

The amounts shown in this column reflect the payments made to each named executive officer (a) under Helix’s short-term incentive (bonus) programs for the applicable performance year that are paid in March of the following year and (b) pursuant to long-term cash performance awards granted under our 2005 Long Term Incentive Plan.

The short-term incentive (bonus) payments for 2018 were paid in March of 2019 as follows: Mr. Kratz, $1,289,400; Mr. Staffeldt, $460,500; Mr. Sparks, $460,500; Ms. Johnson, $442,080; and Mr. Wagner, $360,000. The short-term incentive (bonus) payments for 2017 were paid in March of 2018 as follows: Mr. Kratz, $427,350; Mr. Staffeldt, $78,941; Mr. Sparks, $152,625; and Ms. Johnson, $146,520. Because the threshold level of adjusted EBITDA was not met, none of our executive officers were paid any short-term incentive (bonus) for 2016.

Because the closing price of our stock during the last 20 trading days of 2016 fell below the required percentage of the base stock price for a payout of any long-term cash performance awards (50% for the 2011 award and 75% for the 2013 and 2014 awards), none of our executive officers received a payout from these awards after the 2016 performance year. No long-term cash performance awards were issued in 2016, 2017 or 2018.

Not included in the table are the cash payments made to our named executive officers upon the vesting of PSU awards. In January of 2019, each of the following named executive officers received the following amounts in cash from their 2016 PSU awards, which were three-year cliff-vesting: Mr. Kratz, $3,291,260; Mr. Staffeldt, $257,126; Mr. Sparks, $1,105,653; and Ms. Johnson, $1,079,944. In January of 2018, each of the following named executive officers received the following amounts in cash from their 2015 PSU awards, which were three-year cliff-vesting: Mr. Kratz, $277,973; Mr. Staffeldt, $13,029; Mr. Sparks, $21,715; and Ms. Johnson $91,211. In January of 2017, each of the following named executive officers received the following amounts in cash from their 2014 PSU awards, which were three-year cliff-vesting: Mr. Kratz, $304,405 and Ms. Johnson $99,878. In January of 2016, each of the following named executive officers received the following aggregate amounts in cash from their 2013 PSU awards, which were three-year cliff-vesting: Mr. Kratz, $95,566 and Ms. Johnson $33,448.

(4)	The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan.

Helix matched 75% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits. Beginning in March of 2016, Helix suspended its discretionary matching contributions to our employees’ 401(k) accounts. As of April of 2019, Helix will reinstate its discretionary matching contributions at the rate of 50% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits.

(5)	Mr. Staffeldt became an executive officer in June of 2017.

(6)

On March 21, 2019, Ms. Johnson notified Helix of her intention to retire from Helix. Ms. Johnson has agreed to continue in her current officer positions with Helix for an unspecified period to assist with the transition of her responsibilities.

(7)

Mr. Wagner was with Helix from January 2, 2018 until October 26, 2018. Mr. Wagner was paid $296,308 as salary for the term of his employment. Pursuant to the terms of his employment agreement, upon termination Mr. Wagner was paid one year’s base salary ($360,000).

(8)	Mr. Wagner received a $50,000 bonus upon joining Helix.

(9)

Pursuant to the terms of Mr. Wagner’s employment agreement, upon termination 15,473 shares of his restricted stock vested, which is the amount that would otherwise have vested within twelve months of termination. Mr. Wagner’s remaining 30,946 shares of restricted stock granted in January of 2018 as well as all 46,419 PSUs granted in January of 2018 were forfeited.

(10)

Pursuant to the terms of his employment agreement, Mr. Wagner received an amount equal to his 2018 target bonus ($360,000) at the same time in March of 2019 as other 2018 short-term incentive program participants were paid their 2018 bonuses.

46 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

Grant of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards during the fiscal year ended December 31, 2018 to each of our named executive officers:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (Restricted Stock)(3)	Grant Date Fair Value of Stock and Options Awarded (4)
Name		Target Bonus Opportunity	Threshold	Target	Maximum
		$1,050,000
Owen Kratz	1/2/2018		106,101	212,202	424,404		$2,215,389
	1/2/2018					212,202	$1,600,003
		$375,000
Erik Staffeldt	1/2/2018		24,868	49,735	99,470		$519,233
	1/2/2018					49,735	$375,002
		$375,000
Scotty	1/2/2018		35,643	71,286	142,572		$744,226
Sparks	1/2/2018					71,286	$537,496
		$360,000
Alisa B.	1/2/2018		34,815	69,629	139,258		$726,927
Johnson	1/2/2018					69,629	$525,003
		$360,000
Geoffrey C.	1/2/2018		23,210	46,419	92,838		$484,614
Wagner(5)	1/2/2018					46,419	$349,999

(1)

This column shows the amount of cash payable to our named executive officers under our 2018 short-term incentive (bonus) program. For more information regarding our short-term incentive (bonus) program, including the performance targets used for 2018, see “Compensation Disclosure and Analysis – 2018 Executive Compensation Components – Short-Term Cash Incentive (Bonus) Program.”

(2)

These columns show the estimated units payable in stock with respect to the 2018 PSU awards made under our 2005 Long Term Incentive Plan. The PSU award is subject to a three-year cliff-vesting period. The number of units earned is contingent on Helix’s performance in terms of TSR relative to that of a designated peer group over that period. The TSR performance threshold required for any payout of PSUs is the 30th percentile of the peer group and the TSR performance requirement for a maximum payout (200% of PSUs granted) is the 90th percentile of the peer group. Payout between the 30% threshold and the 90% maximum is calculated on a linear basis. For more information regarding the PSU awards, see “Compensation, Discussion and Analysis – 2018 Executive Compensation Components – 2018 PSU Awards.”

(3)	This column shows the number of time-vested restricted shares granted in 2018 to the named executive officers under the 2005 Long Term Incentive Plan.

(4)

This column shows the grant date fair value of the time-vested PSU awards and restricted stock awards. No options were granted by Helix in 2018 and no options are currently outstanding. Our long-term incentive program was structured such that the awarded value of restricted stock and PSUs was identical, based on the quoted closing market price of $7.54 per share of our common stock on December 31, 2017. The amounts shown in this column, however, represent the grant date fair value of the restricted stock and PSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for restricted stock awards are the same, the values for PSU awards are different.

(5)

Mr. Wagner separated from Helix in October of 2018. Pursuant to the terms of his employment agreement, upon termination 15,473 shares of his restricted stock vested, which is the amount that would otherwise have vested within twelve months of termination. Mr. Wagner’s remaining 30,946 shares of restricted stock granted in January of 2018 as well as all 46,419 PSUs granted in January of 2018 were forfeited.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 47

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the restricted stock and PSUs granted during or for the fiscal years ended December 31, 2018, 2017 and 2016 to each of our named executive officers:

Name and Principal Position	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Market Value of Stock Awards(3)
	1/2/2018	12/6/2017	212,202	(1)	$2,215,389
	1/2/2018	12/6/2017	212,202	(2)	$1,600,003
Owen Kratz President and Chief Executive Officer	1/3/2017	12/1/2016	181,406	(1)	$2,929,972
	1/3/2017	12/1/2016	181,406	(2)	$1,600,001
	1/4/2016	12/3/2015	304,183	(1)	$2,168,825
	1/4/2016	12/3/2015	304,183	(2)	$1,600,003
	1/2/2018	12/6/2017	49,735	(1)	$519,233
Erik Staffeldt(4) Executive Vice President and Chief Financial Officer	1/2/2018	12/6/2017	49,735	(2)	$375,002
	1/3/2017	12/1/2016	17,007	(1)	$214,968
	1/3/2017	12/1/2016	17,007	(2)	$150,002
	1/2/2018	12/6/2017	71,286	(1)	$744,226
	1/2/2018	12/6/2017	71,286	(2)	$537,496
Scotty Sparks Executive Vice President and Chief Operating Officer	1/3/2017	12/1/2016	60,941	(1)	$770,294
	1/3/2017	12/1/2016	60,941	(2)	$537,500
	1/4/2016	12/3/2015	102,186	(1)	$728,586
	1/4/2016	12/3/2015	102,186	(2)	$537,498
	1/2/2018	12/6/2017	69,629	(1)	$726,927
Alisa B. Johnson	1/2/2018	12/6/2017	69,629	(2)	$525,003
Executive Vice President,	1/3/2017	12/1/2016	59,524	(1)	$752,383
General Counsel and	1/3/2017	12/1/2016	59,524	(2)	$525,002
Corporate Secretary	1/4/2016	12/3/2015	99,810	(1)	$711,645
	1/4/2016	12/3/2015	99,810	(2)	$525,001
Geoffrey C. Wagner(5)	1/2/2018	12/7/2017	46,419	(1)	$484,614
Former Executive Vice President and Chief Commercial Officer	1/2/2018	12/7/2017	46,419	(2)	$349,999

(1)

This is the number of PSUs awarded to each named executive officer in 2018, 2017 and 2016. These awards cliff vest after a three-year period and each of the named executive officers has the ability to earn up to 200% of the amount of the award based on Helix’s TSR in comparison to its peer group identified in the relevant award agreement.

(2)	This is a time-vested restricted stock award. The 2018, 2017 and 2016 awards vest ratably on an annual basis over a three-year period on each anniversary of the grant date.
(3)

Our long-term incentive program was structured such that the awarded value of restricted stock and PSUs was identical, based on the quoted closing market price of $7.54 per share of our common stock on December 31, 2017 for awards made on January 2, 2018, $8.82 per share of our common stock on December 31, 2016 for awards made on January 3, 2017, and $5.26 per share of our common stock on December 31, 2015 for awards made on January 4, 2016. The amounts shown in this column, however, represent the grant date fair value of the restricted stock and PSU awards calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for restricted stock awards are the same, the values for PSU awards are different.

(4)	Mr. Staffeldt became an executive officer in 2017.
(5)

Mr. Wagner was with Helix from January of 2018 until October of 2018. Pursuant to the terms of his employment agreement, upon termination 15,473 shares of his restricted stock vested, which is the amount that would otherwise have vested within twelve months of termination. Mr. Wagner’s remaining 30,946 shares of restricted stock granted in January of 2018 as well as all 46,419 PSUs granted in January of 2018 were forfeited.

48 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

Outstanding Equity Awards as of December 31, 2018

The following table includes certain information with respect to the value as of December 31, 2018 of all unvested restricted stock awards outstanding for each of our named executive officers.

	Stock Awards(1)
Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested(2)		Market Value of Shares or Units of Stock That Have Not Vested(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)
Owen Kratz	101,395	(6)	$548,547	304,183	(7)	$1,645,630
President and	120,938	(8)	$654,275	181,406	(9)	$981,406
Chief Executive Officer	212,202	(10)	$1,148,013	212,202	(11)	$1,148,103

Erik Staffeldt	7,922	(6)	$42,858	23,764	(7)	$128,563
Executive Vice President and	11,338	(8)	$61,339	17,007	(9)	$92,008
Chief Financial Officer	49,735	(10)	$269,066	49,735	(11)	$269,066

Scotty Sparks	34,062	(6)	$184,275	102,186	(7)	$552,826
Executive Vice President and	40,628	(8)	$219,797	60,941	(9)	$329,691
Chief Operating Officer	71,286	(10)	$385,657	71,286	(11)	$385,657

Alisa B. Johnson	33,270	(6)	$179,991	99,810	(7)	$559,972
Executive Vice President,	39,683	(8)	$214,685	59,524	(9)	$322,025
General Counsel and	69,629	(10)	$376,693	69,629	(1)	$376,693
Corporate Secretary

Geoffrey C. Wagner
Former Executive Vice President	-0-		$-0-	-0-		$-0-
and Chief Commercial Officer

(1)	No options were granted by Helix in 2018 and no options are currently outstanding.
(2)	The numbers in this column represent unvested shares of restricted stock as of December 31, 2018.
(3)	The fair market value is calculated as the product of the closing price on the last business day of 2018, which was $5.41 per share, and the number of unvested shares.
(4)	Helix has not paid dividends on its common stock and, as such, no dividends have been made with respect to any outstanding equity awards.
(5)	The numbers in this column represent unvested PSUs as of December 31, 2018.
(6)	Restricted shares granted on January 4, 2016, which vest ratably on an annual basis over a three-year period.
(7)	PSUs granted on January 4, 2016, for which the performance period ended on December 31, 2018.
(8)	Restricted shares granted on January 3, 2017, which vest ratably on an annual basis over a three-year period.
(9)	PSUs granted on January 3, 2017, for which the performance period ends on December 31, 2019.
(10)	Restricted shares granted on January 2, 2018, which vest ratably on an annual basis over a three-year period.
(11)	PSUs granted on January 2, 2018, for which the performance period ends on December 31, 2020.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 49

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested for Fiscal Year 2018

The following table includes certain information with respect to the options exercised by our named executive officers and with respect to restricted stock vesting for our executive officers during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Owen Kratz President and Chief Executive Officer
	-0-	$-0-	186,440	$1,458,446

Erik Staffeldt Executive Vice President and Chief Financial Officer
	-0-	$-0-	14,742	$115,365

Scotty Sparks Executive Vice President and Chief Operating Officer
	-0-	$-0-	56,295	$442,164

Alisa B. Johnson Executive Vice President, General Counsel and Corporate Secretary
	-0-	$-0-	61,176	$478,555

Geoffrey C. Wagner(1)
Former Executive Vice President and Chief Commercial Officer	-0-	$-0-	15,473	$113,727

(1)

Mr. Wagner separated from Helix in October of 2018. Pursuant to the terms of his employment agreement, upon termination 15,473 shares of his restricted stock vested, which is the amount that would otherwise have vested within twelve months of termination.

50 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

All Other Compensation

The following table includes certain information with respect to all other compensation received by the named executive officers during the years ended December 31, 2018, 2017 and 2016.

Name	Year	Helix Contributions to Retirement and 401(k) Plans(1)	Severance Payments/ Accruals	Total
Owen Kratz	2018	$-0-	$-0-	$-0-
President and	2017	$-0-	$-0-	$-0-
Chief Executive Officer	2016	$9,641	$-0-	$9,641
Erik Staffeldt(2)	2018	$-0-	$-0-	$-0-
Executive Vice President and	2017	$-0-	$-0-	$-0-
Chief Financial Officer
Scotty Sparks	2018	$-0-	$-0-	$-0-
Executive Vice President and	2017	$-0-	$-0-	$-0-
Chief Operating Officer	2016	$-0-	$-0-	$-0-
Alisa B. Johnson	2018	$-0-	$-0-	$-0-
Executive Vice President,	2017	$-0-	$-0-	$-0-
General Counsel and	2016	$4,370	$-0-	$4,370
Corporate Secretary
Geoffrey C. Wagner(3)	2018	$-0-	$-0-	$-0-
Former Executive Vice President
and Chief Commercial Officer

(1)

The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan. For part of 2016 Helix matched 75% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits, which in 2016 were $9,938 for each of the named executive officers. Mr. Sparks does not participate in the 401(k) plan. As of March of 2016, Helix suspended its discretionary matching contributions to our employees’ 401(k) accounts for an indefinite period.

(2)	Mr. Staffeldt became an executive officer in 2017.
(3)	Mr. Wagner was with Helix from January of 2018 until October of 2018.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 51

EXECUTIVE COMPENSATION

Employment Agreements and Change in Control Provisions

Each of our named executive officers has an employment agreement with Helix. Our employment agreements are a component of our overall employment arrangements and as such have the same primary objectives as our compensation program – to be sufficiently competitive to attract and retain executive officers. Payments to be made to any named executive officer under his or her employment agreement as a result of retirement, death, disability, termination for cause, termination by the executive for good reason, involuntary termination by Helix without cause or upon a change in control are based on such named executive officer’s employment agreement (or an applicable equity or equity-based award agreement). We have historically entered into employment agreements with executive officers contemporaneously with either the executive officer’s initial hiring by us or his or her promotion to an executive officer position.

In order to provide consistency among our executive officers, we generally continue to use the same form of employment agreement for multiple years; however, more recently elected executive officers such as Messrs. Staffeldt and Sparks do not (and Mr. Wagner did not) have a “gross-up” provision for excise taxes in their employment agreements. The form of employment agreement is reviewed by our management and by the Compensation Committee’s independent compensation consultant to determine whether its provisions are consistent with the employment agreements of our peer group. The form of employment agreement is reviewed and approved by the Compensation Committee, both for use as a form and with respect to the specific terms applicable to each executive officer. Although we believe that each company in our peer group understandably has forms of employment agreements that are different from ours, including with respect to specific severance payment provisions, we believe key employment contract provisions covering our executive officers remain in line with market practice and provide terms designed to attract and retain executive officers.

Pursuant to his employment agreement, Mr. Kratz is entitled to receive a base annual salary, participate in the annual short-term cash incentive (bonus) program, participate in the long-term incentive program and participate in all other employee benefit plans made available to Helix’s executive officers. The other named executive officers’ employment agreements have similar terms involving salary, bonus, long-term incentives and benefits (with amounts that vary according to their positions).

The following information and the table below labeled “Potential Payments upon Certain Events Including Termination after a Change in Control” set forth the amount of payments to each of the named executive officers under certain circumstances, and describe certain other provisions of their respective employment agreements. The following assumptions and general principles apply with respect to the following information and table:

•	The amounts shown with respect to any termination assume that the named executive officer’s employment was terminated on December 31, 2018. Accordingly, the table reflects amounts payable, some of which are estimates based on available information, to the named executive officer upon the occurrence of a termination after a change in control.

•	Each of the named executive officers is entitled to receive amounts earned prior to his or her termination regardless of the manner in which the named executive officer is terminated. In addition, he or she would be entitled to receive any amounts accrued and vested under our retirement and savings programs. These amounts are not shown in the table or otherwise discussed.

Non-Compete Provision

Each named executive officer’s employment agreement provides, among other things, that during the term of the named executive officer’s employment and for a period of one year after the termination of the named executive officer’s employment with us for any reason, the named executive officer shall not engage in the conception, design, development, production, marketing or servicing in the offshore energy services industry. Each named executive officer also agrees not to solicit any customers with whom he or she has had contact or any of our employees for a period of one year after the termination of the named executive officer’s employment with us for any reason.

52 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

Termination for Cause or as a Result of Death, Disability or Retirement

Pursuant to the employment agreements between us and our named executive officers, if an executive officer is terminated by us for cause or the named executive officer resigns without “Good Reason,” as defined in his or her employment agreement, then the executive officer has no further rights under the agreement except to receive base salary for periods prior to the termination and any unpaid cash bonus earned for the prior year. In the event of termination due to the death, disability or retirement of the named executive officer, we are obligated to pay to the named executive officer’s estate, or other designated party, the named executive officer’s salary through the date of his or her termination plus any unpaid cash bonus earned for the prior year and the cash bonus earned for the year of termination in an amount equal to a prorated portion of the bonus for the period up to the date of termination. Any prorated bonus will be paid on the same date as the bonus is paid to the other participants (but no later than March 15 of the following year). In the event a named executive officer becomes disabled, the named executive officer remains eligible to receive the compensation and benefits set forth in his or her employment agreement until his or her termination (a period of at least six months and up to twelve months).

Termination by the Executive Officer

In the event a named executive officer terminates his or her employment without “Good Reason,” upon 30 days’ written notice, pursuant to his or her employment agreement, the named executive officer remains our employee for 30 days and remains subject to, and receives the benefit of, the employment agreement during that time. In the event the named executive officer terminates his or her employment with “Good Reason,” then the named executive officer is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid cash bonus earned for the prior year, paid on the same date as the bonus is paid to the other participants (but no later than March 15 of the year of termination), and the full amount of his or her target bonus for the year of the termination, paid on the same date as the bonus is paid to the other participants, assuming such a bonus is paid, but no later than March 15 of the following year. The salary multiple for each named executive officer is set forth below:

◾ Owen Kratz	2 times
◾ Erik Staffeldt	1 time
◾ Scotty Sparks	1 time
◾ Alisa B. Johnson	1 time

Involuntary Termination by Helix

In the event we terminate the employment of a named executive officer for any other reason (other than for “Good Cause” or upon the death, disability or retirement of the named executive officer), then pursuant to his or her employment agreement the named executive officer is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid cash bonus earned for the prior year, paid no later than March 15 of the year of termination, and the full amount of his or her target bonus for the year of the termination, paid on the same date as the bonus is paid to the other participants, assuming such a bonus is paid, but no later than

March 15 of the following year. The salary multiple for each named executive officer is set forth below:

◾ Owen Kratz	2 times
◾ Erik Staffeldt	1 time
◾ Scotty Sparks	1 time
◾ Alisa B. Johnson	1 time

In addition, in the event of the termination of any named executive officer for any reason, including involuntary termination, the Compensation Committee has the discretion to determine the amount and timing of any severance payments and benefits that will be offered to the named executive officer. In making that determination, the Compensation Committee takes into consideration the terms of the employment agreement of the named executive officer. The determination historically has been based in part on the named

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 53

EXECUTIVE COMPENSATION

executive officer’s rights under his or her employment agreement as well as any other factors the Compensation Committee deems to be relevant. Moreover, the determination would depend on a variety of circumstances and factors that cannot be anticipated.

The Compensation Committee has been deliberative in the evaluation and determination of severance benefits currently included in the named executive officers’ employment agreements and any deviations therefrom are intended to be rare.

Change in Control Provisions

With respect to each named executive officer, pursuant to the terms of his or her employment agreement, if a named executive officer terminates his or her employment for “Good Reason” or is terminated by us without “Cause” within a two-year period following a “Change in Control,” (1) the named executive officer is entitled to receive a lump sum payment in an amount equal to the multiple set forth below times the named executive officer’s aggregate annual cash compensation (defined as his or her current salary plus cash bonus target), (2) all restricted stock and other equity-based awards held by the executive officer under the 2005 Long Term Incentive Plan would immediately vest, and (3) the named executive officer is entitled to receive a lump sum payment equal to the cost of continuation of health coverage under COBRA for 18 months. For Mr. Kratz and Ms. Johnson, the employment agreements provide that if any payment is subject to any excise tax under Internal Revenue Code Section 4999, a “gross-up” payment would be made to place the executive officer in the same net after-tax position as would have been the case if no excise tax had been payable. The employment agreements with Messrs. Staffeldt and Sparks do not contain any “gross-up” protections with respect to excise tax, nor did the employment agreement with Mr. Wagner.

For purposes of the employment agreements, “Change in Control” is defined as (1) one person or group acquiring stock that gives that person or group control of more than 50% of the value or voting power of Helix, (2) during any 12-month period, any person or group obtaining 45% or more of the voting power of Helix, or a majority of the Board being replaced by persons not endorsed by a majority of the existing Board, or (3) a change in ownership of a substantial portion of the assets of Helix during any 12-month period. “Cause” means embezzlement or theft, breach of a material provision of the employment agreement, any act constituting a felony or otherwise involving theft, fraud, gross dishonesty or moral turpitude, negligence or willful misconduct, any breach of the executive officer’s fiduciary obligations, a material violation of our policies or procedures or any chemical dependence that adversely affects the performance of the executive officer. “Good Reason” means the material diminution of the executive officer’s base salary, material diminution of his or her authority, duties or responsibilities, a material change in the executive officer’s reporting relationship, a material change in the geographic location at which the executive officer must perform his or her duties, or any action that would constitute a material breach of the employment agreement by Helix.

◾ Owen Kratz	2.99 times
◾ Erik Staffeldt	2 times
◾ Scotty Sparks	2 times
◾ Alisa B. Johnson	2 times

54 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

Potential Payments upon Certain Events Including Termination after a Change in Control

Our named executive officers (other than Mr. Wagner who left Helix in October of 2018) would have been eligible to receive the payments set forth below if (a) their employment had been terminated as of December 31, 2018 for reasons other than a Change in Control or (b) a Change in Control had occurred within three months of the end of 2018:

		O. Kratz		E. Staffeldt		S. Sparks		A. Johnson
Normal and Early Retirement(1)
2018 annual cash incentive compensation(2)	$	-0-	$	-0-	$	-0-	$	-0-

Total	$	-0-	$	-0-	$	-0-	$	-0-

Death(1)
2018 annual cash incentive compensation(2)	$	-0-	$	-0-	$	-0-	$	-0-

Total	$	-0-	$	-0-	$	-0-	$	-0-

Disability(1)(3)
2018 annual cash incentive compensation(2)	$	-0-	$	-0-	$	-0-	$	-0-

Total	$	-0-	$	-0-	$	-0-	$	-0-

Termination for Cause or Resignation without Good Reason
Amount Received	$	-0-	$	-0-	$	-0-	$	-0-

Total	$	-0-	$	-0-	$	-0-	$	-0-

Involuntary Termination without Cause
2018 annual cash incentive compensation	$	1,050,000	$	375,000	$	375,000	$	360,000
Multiple of base salary		1,400,000		375,000		375,000		360,000
Accelerated vesting of restricted stock(4)		1,258,355		163,214		422,727		412,891
Accelerated PSU Awards(5)		3,291,260		257,126		1,105,653		1,079,944

Total	$	6,999,615	$	1,170,340	$	2,278,380	$	2,212,835

Termination by Executive for Good Reason
2018 annual cash incentive compensation	$	1,050,000	$	375,000	$	375,000	$	360,000
Multiple of base salary		1,400,000		375,000		375,000		360,000
Accelerated vesting of restricted stock(4)		1,258,355		163,214		422,727		412,891
Accelerated PSU Awards(5)		3,291,260		257,126		1,105,653		1,079,944

Total	$	6,999,615	$	1,170,340	$	2,278,380	$	2,212,835

		O. Kratz		E. Staffeldt		S. Sparks		A. Johnson
Change in Control
Cash severance payment	$	-0-	$	-0-	$	-0-	$	-0-
Accelerated vesting of restricted stock(6)		2,350,834		373,263		789,730		771,369
Accelerated PSU Awards(7)		7,550,099		979,275		2,536,349		2,477,380
COBRA Coverage		-0-		-0-		-0-		-0-
Excise tax gross-up		-0-		-0-		-0-		-0-

Total	$	9,900,933	$	1,352,538	$	3,326,079	$	3,248,749

Change in Control with Involuntary
Termination without Cause or by Executive for Good Reason
Cash severance payment	$	5,232,500	$	1,500,000	$	1,500,000	$	1,440,000
Accelerated vesting of restricted stock(6)		2,350,834		373,263		789,730		771,369
Accelerated PSU Awards(7)		7,550,099		979,275		2,536,349		2,477,380
COBRA Coverage		20,635		24,889		24,889		20,724
Excise tax gross-up		-0-		-0-		-0-		-0-

Total	$	15,154,068	$	2,877,427	$	4,850,968	$	4,709,473

(1)

Because none of our named executive officers was 65 or older at December 31, 2018, no bonus for 2018 would be payable under the terms of the bonus plan or our named executive officers’ employment agreements.

(2)

Under the terms of the PSU Award Agreements, it is possible for a named executive officer who retires after the age of 55, dies or becomes disabled to earn a pro-rata amount of his or her unvested PSU awards, based on the named

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 55

 EXECUTIVE COMPENSATION

executive officer’s full months of service within the applicable three-year performance period. However, because the payout of these PSUs would not occur until their ordinary vesting, the payout can fluctuate from 0% to 200% of the units awarded based on stock price performance (significantly, the last 20 trading days prior to vesting), and therefore cannot be quantified in advance.

(3)

Named executive officers would continue to earn their base salary plus receive benefits for six months after becoming disabled prior to being terminated. Assuming notice of termination occurred on December 31, 2018, the named executive officer would have already received his or her base salary for such period.

(4)

Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his or her restricted stock that would vest within one year from the date of termination. These amounts are based upon the closing price of our common stock on December 31, 2018, which was $5.41 per share.

(5)

Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his or her PSU Award that would vest within one year from the date of termination (calculated using the average of the closing price of Helix’s common stock for the 20 days prior to the occurrence of the termination) with a payout based on the closing price of $5.41 on December 31, 2018.

(6)	These amounts are based upon the closing price of our common stock of $5.41 on December 31, 2018.
(7)

The PSU Award agreement provides for vesting of 100% of the award upon the occurrence of a Change in Control based on the total shareholder return calculation of Helix and our peer group over the adjusted performance period. Helix’s stock performance was in the highest quintile for the 2016 award, was at the 92nd percentile for the 2017 award and was at the 100th percentile for the 2018 award; accordingly, the PSUs issued for such years would have been issued at 200% of each of the awards.

Chief Executive Officer Pay Ratio

Helix is a global company that employs over 1,500 people with more than half of our workforce located outside of the U.S. Helix’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to make the pay of every Helix employee reflective of the level of their contributions and responsibilities and is competitive within our peer group. Helix’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under rules adopted pursuant to the Dodd-Frank Act of 2010, Helix is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Helix’s Chief Executive Officer. The paragraphs that follow describe our methodology and the resulting chief executive officer pay ratio.

Measurement Date

No change has occurred in our employee population or employee compensation arrangements that we believe would result in a significant change to our calculation from the previous year. As such, we identified and determined the median employee using our employee population on November 30, 2017.

Consistently Applied Compensation Measure (CACM)

Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of all our employees (excluding our Chief

Executive Officer). Specifically, we identified the median employee by looking at annual base pay and other taxable income. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

Methodology and Pay Ratio

For the above-stated reason, we are using the same median employee for 2018 as we did for 2017. Last year, after applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

56 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

Our median employee compensation as calculated using Summary Compensation Table requirements was $122,090 for 2018. Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $5,804,792. Therefore, our chief executive officer to median employee pay ratio is estimated at 48:1. Our median employee’s total compensation does not include the premiums we paid for health insurance, dental insurance, short-term and long-term disability insurance, the employee assistance program and life AD&D insurance. If we included those amounts for both the median employee and our Chief Executive Officer, our chief executive officer to median employee pay ratio would have been estimated at 44:1.

This information is being provided for compliance purposes only. Neither the Compensation Committee nor the management of Helix used the pay ratio measure in making compensation decisions.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 57

PROPOSAL 3:  APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE 2018

                           COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Helix is seeking a shareholder vote, on a non-binding advisory basis, on the 2018 compensation of our named executive officers (commonly referred to as “say on pay”). This vote is non-binding. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, retain and motivate executive officers who can develop and execute our business strategy in a way that maximizes value for our shareholders through a range of business cycles, and to align the economic interests of our executive officers with those of our shareholders over the full range of those cycles. Shareholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure to better understand the compensation of our named executive officers.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully described in “Compensation Discussion and Analysis.”

•	For 2018 compensation, the Compensation Committee continued to:

>	Maintain a bonus program based on adjusted EBITDA;

>	Approve a long-term incentive program tied to the performance of our common stock;

>	Pay our named executive officers at approximately the median level unless our financial and TSR performance merits additional compensation;

>	Impose stock performance requirements for payout of PSU awards; and

>	Consider the outcome of our “say on pay” votes and our shareholder views when making future compensation decisions for our named executive officers.
•	The Compensation Committee and management of Helix believe that the 2018 compensation of our named executive officers:

>	Appropriately reflects Helix’s financial performance for the year as well as longer-term relative stock performance;

>	Demonstrates alignment of our named executive officers’ interests with those of our shareholders;

>	Includes an appropriate overall mix of short-and long-term incentives to enhance shareholder value;

>	Advances Helix’s mission and business strategy; and

>	Helps attract, motivate and retain the key talent needed to ensure Helix’s long-term success.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the following resolution:

RESOLVED, that the shareholders approve, on a non-binding advisory basis, the 2018 compensation of Helix’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

Vote Required

The vote on the 2018 compensation of our named executive officers is advisory and non-binding. However, the Board will consider shareholders to have approved our named executive officers’ 2018 compensation if the proposal receives the affirmative “FOR” vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

58 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

PROPOSAL 4:   APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2005

                             LONG TERM INCENTIVE PLAN

The Board previously adopted, and our shareholders previously approved, the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan as amended and restated effective January 1, 2017 (our “2005 Plan”). On February 14, 2019, the Board approved the amendment and restatement of our 2005 Plan (our “Amended 2005

Plan”), subject to shareholder approval, to (i) authorize 7,000,000 additional shares for issuance pursuant to our equity incentive compensation strategy, (ii) establish a maximum award limit applicable to Helix’s directors under our Amended 2005 Plan, (iii) require, subject to certain exceptions described below, that all awards under our Amended 2005 Plan have a minimum vesting or restriction period of one year and (iv) remove certain requirements with respect to performance-based compensation under Section 162(m) of the Code that were repealed by the 2017 Tax Act.

At the Annual Meeting, our shareholders are being asked to approve our Amended 2005 Plan. If our Amended 2005 Plan is not approved at the Annual Meeting, our 2005 Plan will remain in effect.

Our 2005 Plan reserves 10,300,000 shares for issuance thereunder. Our Amended 2005 Plan reserves an additional 7,000,000 shares for issuance thereunder. If our shareholders approve this proposal, the total number of shares authorized and reserved for issuance under our Amended 2005 Plan will be 17,300,000 shares (of which 7,166,646 shares have been issued). However, if this proposal is rejected by shareholders, the total number of shares authorized and reserved for issuance under our 2005 Plan will remain at 10,300,000, of which approximately 3,133,354 remain available for issuance as of March 18, 2019. Based on current forecasts, if the increase is not approved, we anticipate that our 2005 Plan will run out of available shares in less than two years.

We are asking you to authorize 7,000,000 shares for future issuance under the Amended 2005 Plan, which together with Proposal 5 on our Amended ESPP (as defined in Proposal 5 below) could result in potential dilution of approximately 5.4%. This potential dilution was calculated by adding (i) the total number of shares we are requesting under our Amended ESPP and (ii) the 7,000,000 shares for future issuance requested herein; divided by the total number of shares of outstanding common stock plus the additional shares requested for the Amended 2005 Plan and the Amended ESPP. In consideration of this proposal, shareholders should also be aware that the average number of shares granted under all long-term incentive plans over the last three fiscal years, divided by the number of shares outstanding, is approximately 1.13%. Based on historical prior years’ grants and historical stock prices, Helix anticipates that the shares available for issuance under our Amended 2005 Plan will be sufficient to meet the needs of our long-term incentive program for approximately five years.

Summary of our Amended 2005 Plan

The full text of our Amended 2005 Plan is set forth as Annex A hereto, and you are urged to refer to it for a complete description of our Amended 2005 Plan. The summary of the principal features of our Amended 2005 Plan that follows is qualified entirely by such reference.

Purpose. Our Amended 2005 Plan is intended to provide incentives to certain directors, officers and other employees of Helix and our affiliates (entities controlled by or under common control with Helix) by enabling them to acquire shares of Helix’s common stock and to receive other compensation based on the increase in value of our common stock or certain other performance measures. The Amended 2005 Plan also is intended to advance the best interests of Helix and our shareholders by providing those persons who have substantial responsibility for the management and growth of Helix and our affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in Helix, thereby encouraging them to continue in their employment with Helix and our affiliates.

Term. If approved by our shareholders, our Amended 2005 Plan will be effective as of May 15, 2019. No awards may be issued under our Amended 2005 Plan on or after the date that our Amended 2005 Plan is terminated by the Board.

Administration. The Compensation Committee (or a subcommittee composed of at least two of its members) or, in the absence thereof, the Board (the “Plan Committee”), will administer awards under our Amended 2005 Plan. In administering our Amended 2005 Plan, the Plan Committee will have the full power with respect to awards issued by it to:

•	determine the persons to whom and the time or times at which awards will be made;
•	determine the number and exercise price of shares of common stock covered in each award;

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 59

 PROPOSAL 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2005 LONG-TERM INCENTIVE PLAN

•	determine the terms, provisions and conditions of each award, which need not be identical;
•	accelerate the time at which any of the holder’s outstanding awards will vest;
•	prescribe, amend and rescind rules and regulations relating to the administration of our Amended 2005 Plan; and
•	make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of our Amended 2005 Plan.

All determinations and decisions made by the Plan Committee pursuant to the provisions of our Amended 2005 Plan and all related orders and resolutions of the Plan Committee will be final, conclusive and binding on all persons, including Helix, our shareholders, employees, holders and the estates and beneficiaries of employees and holders.

Eligibility. Directors of Helix, common law employees of Helix and our affiliates, and persons who agree to become common law employees of Helix or any of our affiliates and are expected to become such within six months from the date of a determination made for purposes of our Amended 2005 Plan are eligible to receive awards under our Amended 2005 Plan.

Maximum Shares Available. The maximum number of shares of our common stock that may be issued under our Amended 2005 Plan may not exceed 17,300,000 in the aggregate. The aggregate number of shares of common stock with respect to which incentive stock options may be granted under our Amended 2005 Plan is 2,000,000. The maximum number of shares of common stock with respect to which awards may be granted to an employee during a fiscal year is 1,000,000. The maximum value of a cash award that may be granted to an employee during a fiscal year is $10,000,000. Such limitations are subject to adjustment in accordance with our Amended 2005 Plan.

Our Amended 2005 Plan provides that no non-employee director may receive, in any one calendar year, awards under our Amended 2005 Plan valued at the time of grant exceeding $500,000. Awards granted to a non-employee director in lieu of cash retainers and fees otherwise payable for service on the Board and its committees are excluded from this limitation.

If shares of common stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of common stock will count against the aggregate number of shares of common stock with respect to which awards may be granted under our

Amended 2005 Plan. If shares of common stock are tendered in payment of the option price of an option, those shares of common stock will not be added to the aggregate number of shares of common stock with respect to which awards may be granted under our Amended 2005 Plan. If any outstanding award is forfeited or canceled for any reason or is settled in cash in lieu of shares of common stock, the shares of common stock allocable to that portion of the award may again be subject to an award granted under our Amended 2005 Plan. Notwithstanding the foregoing, with respect to options and stock appreciation rights (“SARs”) that are settled in shares of common stock, the number of options or SARs exercised shall be counted against the number of shares of common stock with respect to which awards can be made regardless of the number of shares of common stock issued upon settlement of those options or SARs.

Minimum Vesting or Restriction Period. Any award granted under our Amended 2005 Plan must have a vesting or restriction period of at least one year such that no portion of the award is scheduled to become vested prior to the first anniversary of the date of grant; earlier vesting of an award is limited to events of death, disability, change in control or retirement. However, 5% of the total number of shares of common stock available for issuance under our Amended 2005 Plan will not be subject to the minimum vesting or restricted period.

Options. The Plan Committee may grant incentive stock options under Section 422 of the Code and nonqualified stock options under our Amended 2005 Plan to eligible persons in such number and upon such terms as the Plan Committee may determine, subject to the terms and provisions of our Amended 2005 Plan. The price at which shares of common stock may be purchased under an option will be determined by the Plan Committee, but such price may not be less than 100% of the fair market value of the shares on the date the option is granted. Options may not include provisions that “reload” the option upon exercise. In addition, the terms of outstanding options may not be amended to reduce the option price of outstanding options or cancel outstanding options in exchange for cash, other awards or new options with an option price that is less than the option price of the original option without shareholder approval. Unless specified otherwise in an option agreement, an option will expire on the tenth anniversary of the date the option is granted. An optionee will not have any rights as a shareholder with respect to common stock covered by an option until the optionee exercises the option.

Stock Appreciation Rights. Under our Amended 2005 Plan, the Plan Committee may award SARs to eligible persons selected by the Plan Committee. Every SAR

60 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

PROPOSAL 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2005 LONG-TERM INCENTIVE PLAN

entitles the recipient, on exercise of the SAR, to receive in cash or shares of common stock a value equal to the excess of the fair market value of a specified number of shares of common stock at the time of exercise, over the exercise price established by the Plan Committee. A SAR may be granted in tandem with an option, and a holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The Plan Committee will determine the terms, conditions and limitations applicable to any SARs, including the term of any SARs, which may not be longer than ten years, and the date or dates upon which they become vested and exercisable. SARs may not include provisions that “reload” the SAR upon exercise. In addition, the terms of outstanding SARs may not be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, other awards or new SARs with an exercise price that is less than the exercise price of the original SAR without shareholder approval.

Restricted Stock. Under our Amended 2005 Plan, the Plan Committee may award restricted stock to eligible persons selected by the Plan Committee. The amount of, the vesting and the transferability restrictions applicable to any award of restricted stock will be determined by the Plan Committee. The recipient of the restricted stock will have all the rights of a shareholder with respect to the shares of restricted stock included in the restricted stock award during the restriction period established for the restricted stock award. The recipient of a restricted stock award is entitled to dividends paid with respect to restricted stock during the restriction period, which may be payable in cash or additional shares of common stock, as determined by the Plan Committee, at the end of the restriction period only to the extent that the restricted stock award becomes payable to the recipient of the restricted stock award. Also during the restriction period, the certificates representing the restricted stock will be registered in the recipient’s name and bear a restrictive legend to the effect that ownership of the restricted stock, and the enjoyment of the rights appurtenant thereto, are subject to the restrictions, terms and conditions provided by our Amended 2005 Plan. These certificates will be deposited with Helix and will be subject to forfeiture in accordance with our Amended 2005 Plan and the restricted stock award agreement.

Restricted Stock Unit Awards. Our Amended 2005 Plan authorizes the Plan Committee to grant restricted stock units to eligible persons in the amounts and upon such terms as the Plan Committee will determine. The amount of, the vesting and the transferability restrictions applicable to any restricted stock unit award will be determined by the Plan Committee. Helix will maintain a bookkeeping ledger account that reflects the number of restricted stock units credited under our Amended 2005

Plan for the benefit of a holder. A restricted stock unit is similar in nature to restricted stock except that no shares of common stock are actually transferred to the holder until a later date specified in the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of one share of common stock.

Payments pursuant to a restricted stock unit award will be made (i) at the time the Plan Committee specifies in the holder’s award agreement, subject to the terms and provisions of our Amended 2005 Plan, and (ii) in either cash or shares of common stock as specified in the holder’s award agreement.

A holder of restricted stock units will not have the rights of a shareholder with respect to the holder’s restricted stock units, including no voting rights. The Plan Committee may specify that the recipient of a restricted stock unit award is entitled to dividend equivalents, which shall entitle the holder to an amount equal to all dividends and other distributions that are payable prior to settlement of the restricted stock units on a like number of shares of common stock. Any dividend equivalents may be payable in cash or additional shares of common stock, as determined by the Plan Committee, at the end of the restriction period only to the extent that the restricted stock unit award becomes payable to the holder.

Performance Awards. Any award available under our Amended 2005 Plan may be structured as a performance award. Performance awards will be based on achievement of performance goals established by the Plan Committee, and will be subject to the terms, conditions and restrictions, as the Plan Committee will determine.

Non-Transferability. Except as specified in the applicable award agreements or in domestic relations court orders, awards will not be transferable by the holder other than by will or under the laws of descent and distribution, and will be exercisable, during the holder’s lifetime, only by him or her. In the discretion of the Plan Committee, any attempt to transfer an award other than pursuant to the terms of our Amended 2005 Plan and the applicable award agreement may terminate the award.

Forfeiture. If the Plan Committee finds by a majority vote that a holder, before or after termination of his or her employment with Helix or any of our affiliates, (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his or her employment by Helix or an affiliate, which conduct damaged Helix or an affiliate or (b) disclosed trade secrets of Helix or an

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 61

 PROPOSAL 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2005 LONG-TERM INCENTIVE PLAN

affiliate, then as of the date the Plan Committee makes its finding any awards awarded to the holder that have not been exercised by the holder (including all awards that have not yet vested) will be forfeited to Helix. The findings and decision of the Plan Committee with respect to the matter will be final for all purposes.

The Plan Committee may specify in an award agreement that a holder’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. These events may include, but will not be limited to, termination of employment for cause, termination of the holder’s provision of services to Helix or our affiliates, violation of material policies of Helix or our affiliates, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the holder, or other conduct by the holder that is detrimental to the business or reputation of Helix or our affiliates.

Requirements of Law. Helix will not be required to sell or issue any shares of common stock under any award if issuing those shares of common stock would constitute or result in a violation by the holder or Helix of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any option or pursuant to any other award, Helix will not be required to issue any shares of common stock unless the Plan Committee has received evidence satisfactory to it to the effect that the holder will not transfer the shares of common stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to Helix to the effect that any proposed transfer complies with applicable law. Helix may, but in no event will be obligated to, register any shares of common stock covered by our Amended 2005 Plan pursuant to applicable securities laws of any country or any political subdivision. Helix will not be obligated to take any other affirmative action in order to cause or enable the exercise of an option or any other award, or the issuance of shares of common stock pursuant thereto, to comply with any law or regulation of any governmental authority.

Adjustments. Our Amended 2005 Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards, the exercise price of outstanding awards, as well as the maximum award limits under our Amended 2005 Plan, in the event of changes in our outstanding common stock by reason of a merger, recapitalization or certain other events.

Amendment and Termination. The Plan Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate our Amended 2005 Plan and any award agreement in whole or in part. However, no alteration, amendment, modification, suspension or termination of our Amended 2005 Plan or an award agreement will adversely affect in any material way any award previously granted under our Amended 2005 Plan without the written consent of the holder of the award. The Plan Committee will not directly or indirectly lower the option price of a previously granted option and no amendment of our Amended 2005 Plan will be made without shareholder approval if shareholder approval is required by applicable law or stock exchange rules.

Material Federal Income Tax Consequences of Awards Under our Amended 2005 Plan

The following summary is based on current interpretations of existing federal income tax laws. The discussion below does not purport to be complete, and it does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any local, state or foreign country in which a participant’s grants, income or gain may be taxable.

Stock Options. Some of the options issuable under our Amended 2005 Plan may constitute incentive stock options, while other options granted under our Amended 2005 Plan may constitute nonqualified stock options. The Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of common stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of common stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date

62 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

PROPOSAL 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2005 LONG-TERM INCENTIVE PLAN

of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to us on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. That option would be treated as a nonqualified stock option for tax purposes.

Stock Appreciation Rights. The amount of any cash or the fair market value of any shares of common stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Restricted Stock. Generally, a grant of shares of common stock under our Amended 2005 Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to us at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. The value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided our Chief Financial Officer permits the election and the participant makes the election pursuant to Section 83(b) of the Code within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.

Restricted Stock Units. A grant of a right to receive shares of common stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at those times for the amount included in the participant’s income.

Cash Awards. Cash awards under our Amended 2005 Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Basis; Gain. A participant’s tax basis in vested shares of common stock acquired under our Amended 2005 Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Certain Tax Code Limitations on Deductibility. In order for us to deduct the amounts described above, those amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under our Amended 2005 Plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. The ability to obtain a deduction for amounts paid under our Amended 2005 Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees including our named executive officers to $1 million during any taxable year.

Section 409A of the Code. Section 409A of the Code generally provides that deferred compensation subject to Section 409A of the Code that does not meet the requirements for an exemption from Section 409A of the Code must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the election of deferrals and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (and in some cases, plus interest) to the participant of deferred compensation and the imposition of a 20% additional tax imposed on the participant with respect to the deferred amounts included in the participant’s income.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 63

 PROPOSAL 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2005 LONG-TERM INCENTIVE PLAN

Plan Benefits Under our Amended 2005 Plan

The number of awards (if any) that an eligible participant may receive under our Amended 2005 Plan is in the discretion of the Plan Committee and therefore cannot be determined in advance. If our Amended 2005 Plan is approved by our shareholders, we anticipate making annual grants of awards to our executive officers, certain employees and members of our Board under our Amended 2005 Plan, but the amount of any grant is not determinable at this time. These awards will be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of shares subject to such awards will be determined at the date of grant of those awards.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the approval of our Amended 2005 Plan set forth in this Proposal 4.

Vote Required

The approval of our Amended 2005 Plan requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

64 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

PROPOSAL 5:  APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE                           PLAN

The Board previously adopted, and our shareholders previously approved, the Helix Energy Solutions Group, Inc. Employee Stock Purchase Plan (our “ESPP”). On February 14, 2019, the Board approved the amendment and restatement of our ESPP (our “Amended ESPP), subject to shareholder approval, to (i) increase the shares authorized for issuance by 1,500,000 shares and (ii) delegate to an administrator the authority to establish from time to time the maximum shares purchasable during a purchase period.

At the Annual Meeting, our shareholders are being asked to approve our Amended ESPP. If our Amended ESPP is not approved at the Annual Meeting, our ESPP will remain in effect.

The purpose of our ESPP is to encourage and assist our employees to acquire an equity interest in Helix through the purchase of shares of common stock. Our ESPP is designed to qualify for the favorable U.S. tax treatment afforded by Section 423 of the Code. Our ESPP originally reserved 1,500,000 shares for issuance thereunder. Our Amended ESPP reserves an additional 1,500,000 shares for issuance thereunder. If our shareholders approve this proposal, the total number of shares authorized and reserved for issuance under our Amended ESPP will be 3,000,000 shares (of which approximately 984,000 shares have been issued). However, if this proposal is rejected by shareholders, the total number of shares authorized and reserved for issuance under our ESPP will remain at 1,500,000, of which approximately 516,000 remain available for issuance as of March 18, 2019. Based on our current forecasts, the current limit of 130 shares per employee per Purchase Period (as defined below) and estimated participation rates, if the increase is not approved, we anticipate that our ESPP will run out of available shares in approximately two years.

We are asking you to authorize 1,500,000 shares for future issuance under our Amended ESPP, which together with Proposal 4 on our Amended 2005 Plan could result in potential dilution of approximately 5.4%. This potential dilution was calculated by adding (i) the 7,000,000 shares requested for future issuance under the Amended 2005 Plan under Proposal 4 and (ii) the 1,500,000 shares for future issuance requested herein; divided by the total number of shares of outstanding common stock plus the additional shares requested for the Amended 2005 Plan and the Amended ESPP.

Summary of our Amended ESPP

The full text of our Amended ESPP is set forth as Annex B hereto and you are urged to refer to it for a complete description of our Amended ESPP. The summary of the principal features of our Amended ESPP that follows is qualified entirely by such reference.

All of our employees (a) who are customarily employed for at least 20 hours per week for more than five months in a calendar year; and (b) who do not own, or hold options to acquire, 5% or more of the total combined voting power or value of our common stock are eligible to participate in our Amended ESPP. As of January 1, 2019, approximately 1,550 of our employees were eligible to participate. Participants in our Amended ESPP may purchase shares of common stock through payroll deductions on an after-tax basis over a four-month period beginning on January 1, May 1, and September 1 (a “Purchase Period”) during the term of our Amended ESPP. A participant’s right to participate in our Amended ESPP terminates immediately when a participant ceases to be employed. An employee may elect to participate in our Amended ESPP as of January 1, May 1 or September 1 following the date he or she first becomes eligible under our Amended ESPP. A participant may elect to make contributions each pay period in an amount not less than 1% of his or her compensation, subject to an annual limitation equal to 10% of his or her compensation or such other amount established by the Compensation Committee (which administers our Amended ESPP unless delegated as permitted).

Our ESPP currently limits the number of shares that can be purchased during a Purchase Period to 130 shares per employee, unless the administrator waives the limit. Under our Amended ESPP, a Purchase Period limit may be established by our Director of Human Resources or other individual or committee designated by the Compensation Committee. Furthermore, no participant may purchase shares during a calendar year in excess of the “maximum share limitation.” The maximum share limitation is the number of shares of common stock derived by dividing $25,000 by the fair market value (equal to the closing price per share of our common stock on the New York Stock Exchange on the applicable date) of our common stock determined as of the first trading day of the Purchase Period.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 65

 PROPOSAL 5: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN

Employee contributions are held in trust during a Purchase Period, and interest is credited back to us for administrative fees related to our Amended ESPP. Unless a participant elects otherwise, the dollar amount in the participant’s account at the end of the Purchase

Period is then used to purchase as many whole shares of common stock as the funds in his or her account will allow, subject to the limitations described above. The purchase price for the stock will be 85% of the lesser of (1) its fair market value on the first trading day of the Purchase Period or (2) its fair market value on the last trading day of the Purchase Period. Any dollars remaining in the participant’s account are refunded to the participant through our payroll system. If the participant elects not to purchase shares of common stock at the end of the Purchase Period, the participant will receive a return of his or her payroll deductions made during the Purchase Period. Any dividends on shares of common stock held in a participant’s account are credited to his or her account.

A participant may elect to withdraw his or her entire contributions for a current Purchase Period from our Amended ESPP at any time prior to the purchase of shares of common stock. Any participant who so elects receives his or her entire account balance, including dividends, if any. A participant who suspends his or her payroll deductions or withdraws contributions cannot resume participation in the Amended ESPP during that Purchase Period and must re-enroll in the Amended ESPP in order to participate during the next Purchase Period. A participant may elect to withdraw or sell whole shares of common stock held in his or her account at any time. In the event of a participant’s death, amounts credited to that participant’s account, including dividends, if applicable, are paid in cash and a certificate for any shares will be delivered to that participant’s designated beneficiaries or other legal representative.

The Board or the Compensation Committee generally may amend or terminate our Amended ESPP at any time. Approval of our shareholders must be obtained for any amendment to our Amended ESPP (1) if and to the extent required to continue the exemption provided for under Rule 16b-3 under the Exchange Act and (2) if required under Section 423 of the Code. Section 423 of the Code currently requires shareholder approval of a plan amendment that would (a) change the number of shares subject to our Amended ESPP or (b) change the class of employees eligible to participate in our Amended ESPP. The listing standards of the New York Stock Exchange also require shareholder approval of material revisions to our Amended ESPP.

The shares of common stock to be issued under our Amended ESPP may be authorized but unissued shares, previously issued shares that have been reacquired and are held by us, or shares purchased on the open market. On March 18, 2019, the last reported sales price of our common stock on the New York Stock Exchange was $7.92 per share.

Material Federal Income Tax Consequences

The following is a summary of the general rules of present federal income tax law relating to the tax treatment of the shares of common stock purchased under our Amended ESPP. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under our Amended ESPP, including the possibility that a participant may not be subject to federal income taxation.

Our Amended ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. A participant under our Amended ESPP is not subject to federal income taxation when shares are purchased under the Amended ESPP, even though those shares are purchased at 85% of the lesser of the fair market value on the first trading day of the Purchase Period or the fair market value on the last trading day of the Purchase Period. A participant, however, will recognize taxable ordinary income upon disposition of the shares acquired under the Amended ESPP if those shares are disposed of in a “disqualifying disposition,” which is a disposition of the shares before the later of (1) two years from the date a right to purchase stock was issued under our Amended ESPP or (2) one year from the date that shares acquired under our Amended ESPP were transferred to the participant. This taxable income will be recognized in the year of the disqualifying disposition and will equal the amount by which the fair market value of the shares on the purchase date exceeds the purchase price of the shares, but in no event will the income recognized exceed the sales proceeds for those shares reduced by the purchase price for those shares. Any additional gain or loss recognized on the disqualifying disposition of the shares will be short-term or long-term capital gain or loss, depending on the length of time the participant has held the shares after the exercise of the purchase right. If a participant sells or otherwise disposes of his or her shares after the above holding period so that there is no disqualifying disposition or in the event of a participant’s death (whenever occurring), the participant (or the participant’s estate in the event of death) would realize ordinary income in the year of the qualifying disposition equal to the lesser of (1) the excess of the fair market value of the shares at the time of the disposition over the purchase price or (2) the excess of the fair market value

66 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

PROPOSAL 5: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN

of the shares at the time the purchase right was granted over the purchase price. Any additional gain or loss recognized on the qualifying disposition of the shares will be long-term capital gain or loss. If a participant sells the shares acquired under our Amended ESPP, assuming there is no disqualifying disposition, any difference between the amount realized in the sale and the participant’s tax basis in the shares (which would include any ordinary income recognized with respect to the shares) is taxed as long-term or short-term capital gain or loss, provided the shares are held as a capital asset on the date of sale, and depending on the participant’s holding period for the shares.

We are entitled to a deduction for federal income tax purposes for dispositions of shares acquired by a participant in our Amended ESPP only to the extent that the participant realizes ordinary income as a result of a disqualifying disposition of shares acquired under our Amended ESPP. Any such deduction is subject to the limitations of Section 162(m) of the Code.

Amended ESPP Plan Benefits

Since participation in our Amended ESPP is voluntary and we are unable to predict the future value of our common stock, we cannot currently determine the benefits or amounts that will be received in the future by any person or group under our Amended ESPP.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the approval of our Amended ESPP set forth in this Proposal 5.

Vote Required

The approval of our Amended ESPP requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 67

SHARE OWNERSHIP INFORMATION

Five Percent Owners

The following table sets forth information as to all persons or entities known by us to have beneficial ownership, as of March 18, 2019, of more than five percent of the outstanding shares of our common stock. As of March 18, 2019, 148,785,311 shares of our common stock were outstanding. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information filed with the SEC and furnished to us by the person listed. To our knowledge, except as otherwise indicated below, all shares shown as beneficially owned are held with sole voting power and sole dispositive power.

Owner Name and Address	Shares Beneficially Owned	Percentage of Common Stock Outstanding

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	20,758,697(1)	13.95%

The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	14,907,738(2)	10.02%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	12,457,880(3)	8.37%

Victory Capital Management Inc. 4900 Tiedeman Rd., 4th Floor Brooklyn, OH 44144	9,899,519(4)	6.65%

(1)

Based solely on Amendment No. 11 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 28, 2019. BlackRock has the sole power to vote 20,411,635 shares of common stock beneficially owned by it and the sole power to dispose of 20,758,697 shares of common stock beneficially owned by it.

(2)

Based solely on Amendment No. 7 to Schedule 13G filed with the SEC by The Vanguard Group on February 11, 2019. The Vanguard Group has the sole power to vote 139,337 shares of common stock beneficially owned by it, shared power to vote 34,538 shares of common stock beneficially owned by it, sole power to dispose of 14,750,966 shares of common stock beneficially owned by it and shared power to dispose of 156,772 shares of common stock beneficially owned by it.

(3)

Based solely on Amendment No. 7 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 8, 2019. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Helix that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Helix held by the Funds. Dimensional has the sole power to vote 11,957,371 shares of common stock beneficially owned by it and the sole power to dispose of 12,457,880 shares of common stock beneficially owned by it. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of those securities.

(4)

Based solely on Schedule 13G filed with the SEC by Victory Capital Management Inc. on February 1, 2019. Victory Capital Management Inc. has the sole power to vote 9,618,779 shares of common stock beneficially owned by it and the sole power to dispose of 9,899,519 shares of common stock beneficially owned by it.

68 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

SHARE OWNERSHIP INFORMATION

Management Shareholdings

The following table shows the number of shares of common stock beneficially owned as of March 18, 2019, the record date for the Annual Meeting, by our directors and named executive officers (other than Mr. Wagner), and all directors and named executive officers as a group.

The number of shares beneficially owned by each director or named executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose.

Under SEC rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power regardless of economic interest, and also any shares that the person or entity can acquire within 60 days of March 18, 2019 through the exercise of stock options or other rights. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of March 18, 2019, 148,785,311 shares of our common stock were outstanding. The address of all named executive officers and directors is in care of Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Name of Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Of Shares Beneficially Owned, Amount that may be Acquired Within 60 Days by Option Exercise	Percentage of Common Stock Outstanding
Owen Kratz(4)	6,454,883	-0-	4.34%

Erik Staffeldt(5)	174,494	-0-	*
Scotty Sparks(6)	265,082	-0-	*

Alisa B. Johnson(7)	351,298	-0-	*
Amerino Gatti(8)	27,250	-0-	*

John V. Lovoi(9)	244,978	-0-	*
Nancy K. Quinn(10)	117,143	-0-	*

Jan Rask(11)	203,439	-0-	*
William L. Transier(12)	104,393	-0-	*

James A. Watt(13)	171,762	-0-	*

All named executive officers and directors as a group (10 persons)	8,114,722	-0-	5.45%

* Indicates ownership of less than 1% of the outstanding shares of our common stock.

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote.
(2)

Mr. Wagner is not included in this table as he departed Helix in October of 2018 and, after that date, was no longer required to file with the SEC the amount of his ownership of shares of our common stock.

(3)

Amounts include the shares shown in the adjacent column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 18, 2019 (i.e., on or before May 17, 2019).

(4)

Mr. Kratz disclaims beneficial ownership of 1,000,000 shares included in the above table, which are held by Joss Investments Limited Partnership, an entity of which he is a General Partner. Amount includes 497,686 shares of unvested restricted stock over which Mr. Kratz has voting power.

(5)	Amount includes 138,179 shares of unvested restricted stock over which Mr. Staffeldt has voting power.
(6)	Amount includes 167,191 shares of unvested restricted stock over which Mr. Sparks has voting power.
(7)	Amount includes 163,305 shares of unvested restricted stock over which Ms. Johnson has voting power.
(8)	Amount includes 27,250 shares of unvested restricted stock over which Mr. Gatti has voting power.
(9)	Amount includes 47,856 shares of unvested restricted stock over which Mr. Lovoi has voting power.
(10)	Amount includes 26,417 shares of unvested restricted stock over which Ms. Quinn has voting power.
(11)	Amount includes 48,799 shares of unvested restricted stock over which Mr. Rask has voting power.
(12)	Amount includes 26,417 shares of unvested restricted stock over which Mr. Transier has voting power.
(13)	Amount includes 26,417 shares of unvested restricted stock over which Mr. Watt has voting power.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 69

 SHARE OWNERSHIP INFORMATION

Section  16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, or “reporting persons,” to file with the SEC initial reports of ownership and to report changes in ownership of our common stock. Reporting persons are required by SEC regulations to furnish Helix with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of these reports furnished to us, we believe that all reports required to be filed by reporting persons pursuant to Section 16(a) of the Exchange Act were filed for the year ended December 31, 2018 on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to Helix’s equity compensation plans as of December 31, 2018.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Compensation Plans

Equity compensation plans approved by security holders(1)	4,064,356(2)	-0-	2,231,073(3)

Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	4,064,356	-0-	2,231,073

(1)

The 2005 Long Term Incentive Plan provides that Helix may grant up to 10,300,000 shares of our common stock in the form of options to purchase up to 2,000,000 shares of common stock and up to 8,300,000 shares of restricted stock or restricted stock units subject to the plan’s terms and conditions. In May of 2012, the shareholders approved the ESPP that authorized the issuance of 1,500,000 shares subject to the terms and conditions of the ESPP.

(2)

Represents the number of shares that would have been issued in respect of the 2,032,178 PSUs granted in 2018, 2017 and 2016 that were outstanding on December 31, 2018, based on the stock price on that date and assuming vesting occurred on that date at a 200% multiple. As of December 31, 2018, the total number of full value awards outstanding under the 2005 Long Term Incentive Plan was 3,353,167, consisting of 1,320,989 restricted shares and the 2,032,178 PSUs. Subsequent to December 31, 2018, 1,025,818 PSUs vested at a 200% multiple and were paid in cash (rather than stock), which would have reduced this number to 2,012,720.

(3)

As of December 31, 2018, 1,714,587 shares of restricted stock (of which a maximum can be options to purchase up to 2,000,000 shares of common stock) were available for future issuance under the 2005 Long Term Incentive Plan, and 516,486 shares were available under the ESPP. Shares purchased on December 31, 2018 by participating employees under the ESPP, but not issued until January of 2019, are treated as issued shares for purposes of this table and therefore are not included in any amounts in the table.

70 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

OTHER INFORMATION

Expenses of Solicitation

The cost of this proxy solicitation will be borne by Helix. It is expected that the solicitation will be primarily by mail, telephone and facsimile. We have arranged for Okapi Partners, LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, to solicit proxies for a fee of $8,500 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and other employees of Helix in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through broker, bank and other nominee record holders of our common stock. We expect to reimburse those parties for their reasonable out-of-pocket expenses incurred in connection therewith.

Proposals and Director Nominations for 2020 Annual Meeting of Shareholders

		Deadline	Compliance	Submission

Proposals (other than Director Nominations)	To be included in the proxy statement for the 2020 Annual Meeting(1)	December 4, 2019(2)	Must comply with Regulation 14A of the Exchange Act regarding the inclusion of shareholder proposals in company- sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at: 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043
	Not to be included in the proxy statement	February 15, 2020(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)
Director Nominations	Proposal for consideration by the Corporate Governance and Nominating Committee(6)	Prior to Committee meeting for recommendation of nominees	Submission to Corporate Secretary
	Nomination at 2020 Annual Meeting(6)	February 15, 2020(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)(7)

(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)

The shareholder providing the proposal or nomination must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.

(6)	Proposals for consideration should include the nominee’s name and qualifications for Board membership.
(7)	Nomination must include the person’s written consent to serve as a director if elected.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement 71

OTHER INFORMATION

Other

Some broker, bank and other nominee record holders of our stock may be participating in the practice of “householding.” This means that only one copy of our 2018 Annual Report to Shareholders and this proxy statement will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and to save printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of our 2018 Annual Report to Shareholders or this proxy statement, please submit your request in writing to the address set forth below.

Our 2018 Annual Report to Shareholders (which includes our Annual Report on Form 10-K and financial statements) is available to shareholders of record as of March 18, 2019, together with this proxy statement.

WE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT (INCLUDING THE ANNUAL REPORT ON FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: CORPORATE SECRETARY, HELIX ENERGY SOLUTIONS GROUP, INC. 3505 WEST SAM HOUSTON PARKWAY NORTH, SUITE 400, HOUSTON, TEXAS 77043 OR BY CALLING 888.345.2347 AND ASKING FOR THE CORPORATE SECRETARY.

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Alisa B. Johnson

Executive Vice President, General

Counsel and Corporate Secretary

Helix Energy Solutions Group, Inc.

72 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

ANNEX A

HELIX ENERGY SOLUTIONS GROUP, INC.

2005 LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective May 15, 2019)

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1        Amendment and Restatement. The Company hereby amends and restates the “Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Cash Awards and Performance Awards. The Plan shall become effective on the latest of (a) the date the Plan is approved by the Board (b) the date the Plan is approved by the holders of at least a majority of the outstanding shares of voting stock of the Company and (c) if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a meeting of stockholders.

1.2        Purpose of the Plan. The purpose of the Plan is to provide incentives to directors, corporate officers and other employees of the Company and its Affiliates by enabling them to acquire shares of common stock of the Company and to receive other compensation based on the increase in value of the common stock of the Company or certain other performance measures. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company and its Affiliates.

1.3        Grants Under the Plan. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1        “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than 50 percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2        “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Cash Awards and Performance Awards in each case subject to the terms and provisions of the Plan.

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ANNEX A – AMENDED AND RESTATED 2005 LONG TERM INCENTIVE PLAN

2.3        “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4        “Board” means the board of directors of the Company.

2.5        “Cash Award” means an Award denominated in cash and granted pursuant to Article IX.

2.6        “Change in Control” means the occurrence of any of the following events: (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of the surviving corporation is, and for a two-year period after the merger continues to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (ii) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (b) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or (c) (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (ii) at any time during a period of two years after such “person” becomes such a beneficial owner, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board for election by the Company’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

2.7        “Code” means the United States Internal Revenue Code of 1986, as amended.

2.8        “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action must also be satisfied. For all purposes under the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Options, SARs and Restricted Stock granted by him or her pursuant to Section 4.1.

2.9        “Company” means Helix Energy Solutions Group, Inc., a Minnesota corporation, or any successor (by reincorporation, merger or otherwise).

2.10        “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.11        “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him or her to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is not covered, for whatever reason under the Company’s long term disability insurance policy or plan for employees or in the event the Company does not maintain such a long term disability insurance policy, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

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ANNEX A – AMENDED AND RESTATED 2005 LONG TERM INCENTIVE PLAN

2.12        “Employee” means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

2.13        “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.14        “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

2.15        “Fiscal Year” means the Company’s fiscal year.

2.16        “Holder” means a person who has been granted an Award or any person who is entitled to receive Stock under an Award.

2.17        “Incentive Option” means an incentive stock option that is intended to satisfy the requirements of Section 422 of the Code.

2.18        “Maximum Statutory Tax Rate” means the applicable maximum statutory federal, state and local tax rates in the Holder’s jurisdiction (including the Holder’s share of payroll and similar taxes), even if the maximum rate exceeds the highest rate that may be applicable to the specific Holder.

2.19        “Option” means an option to purchase Stock granted pursuant to Article V. 2.20 “Option Price” shall have the meaning ascribed to that term in Section 5.4. 2.21 “Optionee” means a person who is granted an Option under the Plan.

2.22        “Option Agreement” means a written contract setting forth the terms and conditions of an Option.

2.23        “Performance Award” means an Award made pursuant to Article X to an Employee which is subject to the attainment of one or more Performance Goals.

2.24        “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

2.25        “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.26        “Plan” means the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan, as set forth in this document and as it may be amended from time to time.

2.27        “Qualified Performance Awards” has the meaning set forth in Section 10.3.

2.28        “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

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ANNEX A – AMENDED AND RESTATED 2005 LONG TERM INCENTIVE PLAN

2.29     “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.30     “Restricted Stock Unit” means a unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.31     “Restricted Stock Unit Award” means an Award granted pursuant to Article VIII.

2.32     “Section 409A” means Section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.33     “Stock” means the common stock of the Company, no par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.34     “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or shares of Stock, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the right is exercised over a specified exercise price granted pursuant to Article VI.

2.35     “Stock Award” means an Award in the form of shares of or that may be settled in shares of Stock, including a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award, and excluding Options and SARs.

2.36     “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A of the Code and Department of Treasury guidance issued thereunder.

2.37     “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Affiliates.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1     Eligibility. The persons who are eligible to receive Awards under the Plan are Employees and directors of the Company (except that directors may not receive Awards of Incentive Options).

3.2     Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the Employees and directors to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1.     Authority to Grant Awards. The Committee may grant Awards to those eligible persons as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. However, the Chief Executive Officer of the Company is authorized to grant Options, SARs, and/or Stock Awards, with respect to no more than 200,000 shares of Stock per Fiscal Year, as inducements to hire prospective Employees and/or in connection with the promotion of current Employees, in each case who will not be officers of the Company subject to the provisions of Section 16 of the Exchange Act.

4.2.     Dedicated Shares; Maximum Awards. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 17,300,000. The aggregate number of shares of Stock with respect to which Incentive Options may be granted under the Plan is 2,000,000. The

A-4 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

ANNEX A – AMENDED AND RESTATED 2005 LONG TERM INCENTIVE PLAN

maximum number of shares of Stock with respect to which Awards may be granted to an Employee during a Fiscal Year is 1,000,000. The maximum value of a Cash Award to which may be granted to an Employee during a Fiscal Year is $10,000,000. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The aggregate value of Awards granted under the Plan as determined based on the Fair Market Value at the Date of Grant to any individual non-employee director of the Company shall not exceed $500,000 in any single calendar year; provided, that Awards granted to a non-employee director in lieu of cash retainers and fees otherwise payable for service on the Board and its committees are excluded from such limitation. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan. For the avoidance of doubt, with respect to Options and SARs that are settled in shares of Stock, the number of Options and SARs exercised shall be counted in full against the number of shares of Stock with respect to which Awards may be granted under the Plan regardless of the number of shares of Stock issued upon settlement of Options and SARs.

4.3.     Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders, Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

4.4.     Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5.     Changes in the Company’s Capital Structure.

(a)     The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)     If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement A-5

ANNEX A – AMENDED AND RESTATED 2005 LONG TERM INCENTIVE PLAN

property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)     If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under Section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1)     accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2)     require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3)     with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or

A-6 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

ANNEX A – AMENDED AND RESTATED 2005 LONG TERM INCENTIVE PLAN

associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award as the case may be will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4)     provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5)     make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

In effecting one or more of alternatives in (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d)     In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)     After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his or her Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f)     The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

4.6     Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under Section 83(b) of the Code with respect to any Award without providing written notice of the election to the Vice President - Tax of the Company.

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4.7     Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his or her Termination of Employment (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his or her employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.8     Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

ARTICLE V

OPTIONS

5.1     Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

5.2     Type of Options Available. Options granted under the Plan may consist of nonqualified stock options that are not intended to satisfy the requirements of Section 422 of the Code and Incentive Options.

5.3     Option Agreement. Each Option grant under the Plan shall be evidenced by an Option Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions applicable to the Option, and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the tenth anniversary of the date the Option is granted. Options may not include provisions that “reload” the Option upon exercise.

5.4     Option Price. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. Subject to the limitation set forth in the preceding sentence of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan. Except as provided in Section 4.5 (in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares)), the terms of outstanding Options may not be amended to reduce the Option Price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or new Options with an Option Price that is less than the Option Price of the original Options without shareholder approval.

5.5     Exercise of Options. The Option Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Optionee, the Optionee may purchase such shares by means of the Company withholding shares of Stock otherwise deliverable on exercise of the Award or tendering shares of Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Optionee to tender shares of

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Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of shares of Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 5.5.

5.6     Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Optionee’s Option Agreement, all Options granted to an Optionee under the Plan shall be exercisable during his or her lifetime only by such Optionee. Any attempted assignment of an Option in violation of this Section 5.6 shall be null and void.

5.7     No Rights as Stockholder. An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until he or she exercises the Option; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of such exercise.

ARTICLE VI

STOCK APPRECIATION RIGHTS

The Committee may make Awards of SARs to eligible persons selected by it. The exercise price for an SAR shall not be less than the Fair Market Value of the Stock on the grant date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10 years after date the SAR is granted. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee. Except as provided in Section 4.5, the terms of outstanding SARs may not be amended to reduce the exercise price of outstanding SARs or cancel outstanding SARs in exchange for cash, other Awards or new SARs with an exercise price that is less than the exercise price of the original SARs without shareholder approval.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1     Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2     Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3     Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Recipients of a Restricted Stock Award will be entitled to dividends paid with

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respect to the Restricted Stock during the Period of Restriction, which may be payable in cash or additional shares of Stock after the end of the Period of Restriction. For the avoidance of doubt, dividends with respect to Restricted Stock will not be payable until the Period of Restriction applicable to the underlying Restricted Stock has lapsed, and such dividends will be forfeited to the extent the underlying Restricted Stock is forfeited. During the Period of Restriction, (i) shares of Stock subject to a Restricted Stock Award shall be evidenced by book entry registration or in such other manner as the Committee may determine and (ii) the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

8.1     Authority to Grant Restricted Stock Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Restricted Stock Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of the vesting and the transferability restrictions applicable to any Restricted Stock Unit Award shall be determined by the Committee in its sole discretion. The Company shall maintain a bookkeeping ledger account which reflects the number of Restricted Stock Units credited under the Plan for the benefit of a Holder.

8.2     Restricted Stock Unit Awards. A Restricted Stock Unit Award shall be similar in nature to Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Stock.

8.3     Restricted Stock Unit Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4     Form of Payment Under Restricted Stock Unit Award. Payment under a Restricted Stock Unit Award shall be made in either cash or shares of Stock as specified in the Holder’s Award Agreement.

8.5     Time of Payment Under Restricted Stock Unit Award. A Holder’s payment under a Restricted Stock Unit Award shall be made at such time as is specified in the Holder’s Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2-1/2) months after the end of the Fiscal Year in which the Restricted Stock Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

8.6     Holder’s Rights as Stockholder. A Holder of a Restricted Stock Unit Award shall have no rights of a stockholder with respect to the Restricted Stock Unit Award. A Holder shall have no voting rights with respect to any Restricted Stock Unit Award. The Committee may provide that the Holder of a Restricted Stock Unit Award is entitled to dividend equivalents, which shall entitle the Holder to an amount equal to all dividends and other distributions that are payable prior to the settlement of Restricted Stock Units on a like number of shares of Stock. Any dividend equivalents may be payable in cash or additional shares of Stock to the same extent the Restricted Stock Units are settled. For the avoidance of doubt, dividend equivalents will not be payable prior to the settlement of the underlying Restricted Stock Units, and such dividend equivalents will be forfeited to the extent the underlying Restricted Stock Units are forfeited.

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8.7     Compliance with Section 409A. Restricted Stock Unit Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.

ARTICLE IX

CASH AWARDS

An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

ARTICLE X

PERFORMANCE AWARDS

Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Holder and/or the portion of an Award that may be exercised.

ARTICLE XI

ADMINISTRATION

11.1     Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

11.2     Minimum Vesting of Awards. Any Award granted under the Plan shall have a minimum vesting period or minimum performance period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon a Holder’s termination of employment by reason of death, Disability, Change in Control or retirement and (2) vesting of the Award may not occur incrementally (no portion of the Award may be scheduled to vest before the first anniversary of the date of grant). The foregoing notwithstanding, 5% of the total number of shares of Stock available for issuance under this Plan shall not be subject to the minimum vesting period or performance period, as applicable, described in the preceding sentence.

11.3     Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to award granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall

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have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a)     determine the persons to whom and the time or times at which Awards will be made;

(b)     determine the number and exercise price of shares of Stock covered in each Award, subject to the terms and provisions of the Plan;

(c)     determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;

(d)     accelerate the time at which any outstanding Award will vest;

(e)     prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

(f)     make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority for Awards, other than pursuant to the specific authorization described in Section 4.1) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article XI and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all persons. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

11.4   Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Holders and the estates and beneficiaries of Employees and Holders.

11.5   No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XII

AMENDMENT OR TERMINATION OF PLAN

12.1   Amendment, Modification, Suspension, and Termination. Subject to Section 12.2 the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan

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and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

12.2   Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XIII

MISCELLANEOUS

13.1   Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13.2   No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him or her, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

13.3   Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back does not exceed the amount that would be withheld if the Maximum Statutory Tax Rate were used as the applicable tax withholding rate. The Committee may, in its discretion, permit a Holder to satisfy any tax withholding obligations of the Company or an Affiliate arising upon the vesting of Restricted Stock by delivering to the Holder of the Restricted Stock Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares of Restricted Stock, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Maximum Statutory Tax Rate on the assumption that all such shares of vested Restricted Stock are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates no more than the Maximum Statutory Tax Rate and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the Fair Market Value of the withheld shares of Stock. The Company shall

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withhold only whole shares of Stock pursuant to this Section 13.3. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Company’s or its Affiliate’s tax withholding obligation arising with respect to the vesting or exercise of an Award or lapse of restrictions on an Award, the Holder must satisfy the Company’s remaining tax withholding obligation in some other manner permitted under this Section 13.3. The withheld shares of Stock not made available for delivery by the Company shall be retained by the Company or will be cancelled and, in either case, the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon the vesting or exercise of an Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Company’s tax withholding obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

13.4   Written Agreement. Each Award shall be embodied in a written agreement or statement which shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by a member of the Committee on behalf of the Committee and the Company or by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change in Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

13.5   Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

13.6   Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

13.7   Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.8   Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

13.9   Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

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13.10   Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

13.11   Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result, of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.12   Law Limitations/Governmental Approvals. The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.13   Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to:

(a)     obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)     completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

13.14   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

13.15   No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.16   Waiver of Jury. Each Award Agreement shall specify that the Award recipient and the Company shall both waive a trial by jury of any or all issues arising in any action or proceeding between the parties or their successors, heirs and assigns, under or connected with the Award, the Plan, or any of the provisions of the Award Agreement or the Plan.

13.17   Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, without regard to principles of conflicts of law.

13.18   Compliance with Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. Each Award Agreement for an Award that is intended to comply with the requirements of Section 409A shall be construed and interpreted in accordance with such intention. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement A-15

ANNEX B

HELIX ENERGY SOLUTIONS GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 15, 2019)

1.	Purpose

The Helix Energy Solutions Group, Inc. Employee Stock Purchase Plan (the “Plan”) is designed to encourage and assist employees of Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”) and Subsidiaries (as defined in Section 4) (hereafter collectively referred to as the “Company”), where permitted by applicable laws and regulations, to acquire an equity interest in Helix through the purchase of shares of common stock, no par value, of Helix (“Common Stock”). It is intended that this Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Any reference to “shares” herein shall be deemed to include only full (if applicable) shares of Common Stock, unless the Compensation Committee (the “Committee”) of the Board of Directors of Helix (the “Board”) exercises its discretion to determine otherwise.

2.	Administration of the Plan

The Plan shall be administered and interpreted by the Committee, provided that, the Committee may delegate to the Director of Human Resources and to other employees or committees of the Company (the “Administrator”) its administrative duties under the Plan pursuant to such conditions or limitations as the Committee may establish. The Administrator shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to: (i) employ and compensate agents of the Company for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

With respect to actions required by the Committee under the Plan, the Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting.

3.	Nature and Number of Shares

The Common Stock subject to issuance under the terms of the Plan shall be shares of Helix’s authorized but unissued shares, previously issued shares reacquired and held by Helix or shares purchased on the open market. The aggregate number of shares which may be issued under the Plan shall not exceed 3,000,000 shares of Common Stock. All shares purchased under the Plan, regardless of source, shall be counted against the 3,000,000 share limitation.

In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Helix, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement B-1

ANNEX B – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

4.	Eligibility Requirements

Each “Employee” (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first “Enrollment Date” (as defined therein) following employment by the Company; provided, however, that such Employee must be employed by Helix or a participating Subsidiary on the day immediately preceding the Enrollment Date. Participation in the Plan is voluntary.

The following Employees are not eligible to participate in the Plan:

(i)         Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of Helix or any Subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Administrator may rely on representations of fact made to it by the employee and believed by it to be true);

(ii)         Employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year; and

(iii)         Employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the Plan as determined by the Administrator.

“Employee” shall mean any individual employed by Helix or any Subsidiary (as hereinafter defined). “Subsidiary” shall mean any corporation (a) which is in an unbroken chain of corporations beginning with Helix if each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Committee. Effective May 15, 2019, all wholly owned subsidiaries of Helix are participating Subsidiaries.

5.	Enrollment

Each eligible Employee of Helix or a participating Subsidiary who becomes eligible to participate in the Plan may enroll in the Plan effective as of the first day of the Purchase Period (as defined in Section 6) following the date he or she first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on the first day of any subsequent Purchase Period. Any eligible Employee may enroll or re-enroll in the Plan as of the dates hereinabove prescribed or such other specific dates established by the Administrator from time to time (“Enrollment Dates”). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Administrator, all of which may be accomplished in electronic format in the form, manner and time established by the Administrator.

6.	Method of Payment

Payment for shares is to be made as of the applicable “Purchase Date” (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan’s designated purchase period (the “Purchase Period”), with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a four (4) month period commencing on January 1, May 1 and September 1 of each calendar year, or such other period as the Administrator may prescribe. Each participating Employee (hereinafter referred to as a “Participant”) will authorize such deductions from his or her pay for each month during the Purchase Period and such amounts will be deducted in conformity with his or her employer’s payroll deduction schedule.

Each Participant may elect to make contributions each pay period in amounts not less than one percent (1%) of “Compensation,” not to exceed in any calendar year an annual contribution equal to ten percent (10%) of “Compensation” (or such other percentages as the Administrator may establish from

B-2 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

ANNEX B – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). “Compensation” shall mean the Participant’s base earnings or salary plus any wages paid for overtime but shall not include bonuses. In establishing percentages of permitted contributions, the Administrator may take into account the “Maximum Share Limitation” (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.

A Participant may elect to increase or decrease the rate of contribution effective as of the first day of a Purchase Period by giving prior notice to the person designated by the Administrator in the form and manner approved by the Company, provided that a Participant may elect to increase or decrease the rate of contribution once during a Purchase Period. A Participant may suspend payroll deductions at any time during a Purchase Period, by giving prior notice to the person designated by the Administrator in the form and manner approved by the Company. If a Participant elects to suspend the Participant’s payroll deductions, only the balance of the Participant’s account at the time of such election shall be used to purchase shares, which shall be accomplished at the end of a Purchase Period.

A Participant may also elect to withdraw the Participant’s entire contributions for the current Purchase Period at any time by giving prior notice to the person designated by the Administrator in the form and manner approved by the Company. Any Participant who withdraws his or her contributions will receive, as soon as administratively practicable, his or her entire account balance, including any dividends. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant’s account at the end of the Purchase Period will be applied to the purchase of the shares.

7.	Crediting of Contributions; Dividends.

Contributions shall be deposited into an account maintained by Helix with the financial institution designated by the Administrator for this purpose (the “Custodian”) and may be invested in a money market account or such other investment vehicle or vehicles designated by the Administrator for purposes of the Plan. Notwithstanding the existence of any such investment, no interest or earnings on a Participant’s contributions shall be paid to the Participant. Helix shall maintain a record of the amount of contributions allocable to each Participant’s account. Dividends on shares held in a Participant’s account in the Plan will also be credited to such Participant’s account.

8.	Grant of Right to Purchase Shares on Enrollment

Enrollment in the Plan by an Employee as of an Enrollment Date will constitute the grant, as of the Grant Date, by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his or her contributions from the Plan, or (c) notified the Company, in the form and manner designated by the Company, by such date as the Company shall establish (which date shall not be later than the last day of the Purchase Period), of his or her election to withdraw his or her payroll deductions as of the last day of the Purchase Period will have shares of Common Stock purchased for him or her on the applicable Purchase Date, and the Participant will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Administrator in the form and manner approved by the Company that he or she elects not to re-enroll.

Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

(i)         the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement B-3

ANNEX B – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

(ii)         payment for shares purchased will be made only through payroll withholding and the crediting of other amounts, if applicable, in accordance with Sections 6 and 7;

(iii)         purchase of shares will be accomplished only in accordance with Section 9;

(iv)         the price per share will be determined as provided in Section 9;

(v)         the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar employee stock purchase plans of Helix or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of Common Stock derived by dividing $25,000 by the fair market value of the Common Stock (the “Maximum Share Limitation”) on the applicable Grant Date determined in accordance with Section 9;

(vi)         the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time;

(vii)         Helix and the Custodian can agree to limitations on the transfer, gift, or margin of shares held with the Custodian. Such limitations, if any, shall apply to such shares; and

(viii)         the Director of Human Resources, or other individual or committee delegated by the Committee from time to time, may establish and announce to Participants prior to a Purchase Period a maximum number of shares of Common Stock that may be purchased by a Participant during the Purchase Period.

9.	Purchase of Shares

The right to purchase shares of Common Stock granted by Helix under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock (“Fair Market Value”) to be purchased during such Purchase Period will be, as of the first trading day of the Purchase Period or such other trading date designated by the Administrator (the “Grant Date”), the closing price of the Common Stock on the New York Stock Exchange during regular trading hours or, if the Common Stock is traded over-the-counter or on another national securities exchange, such price or exchange as designated by the Administrator. The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the Purchase Period or such other trading date designated by the Administrator (the “Purchase Date”); however, in no event shall the Administrator, in the exercise of its discretion, designate a Purchase Date beyond twenty-seven (27) months from the related Grant Date or otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

As of the Purchase Date, the Administrator shall apply the funds then credited to each Participant’s account to the purchase of full shares of Common Stock (and fractional shares of Common Stock if authorized by the Administrator in its sole discretion). The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

(i)	eighty-five percent (85%) of the Fair Market Value of Common Stock on the Grant Date; or

(ii)	eighty-five percent (85%) of the Fair Market Value of Common Stock on the Purchase Date.

As soon as administratively feasible after the Purchase Date, the Company will arrange for the delivery to each Participant in his or her brokerage account at the Custodian the shares of Common Stock purchased under the Plan by each such Participant. Shares of Common Stock to be delivered hereunder will be registered in the name of the Participant. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant’s account on the Purchase Date and carried forward in his or her account for application during the next Purchase Period; provided, however, that cash equal to less than the price of a whole share will be used to purchase fractional shares only if the Administrator, in its sole discretion, permits the purchase of fractional shares under the

B-4 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

ANNEX B – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Plan. Any Participant (i) who purchases shares at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his or her contributions from the Plan prior to the next Purchase Date will receive any cash or dividends remaining in his or her account and delivery of the number of shares held in his or her account provided that the Participant has notified the Custodian or such other designated bank or financial institution, in the appropriate manner, of the Participant’s election to receive such delivery. Such Participant may elect to receive delivery of the remaining number of shares held in the Participant’s account upon such Participant’s termination of employment by giving the appropriate notice to the Custodian or such other designated bank or financial institution. Any Participant who terminates employment will receive a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions and dividends and may receive delivery of the number of full shares held in his or her account by giving notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of the Participant’s election to receive such delivery.

If for any reason the purchase of shares with a Participant’s allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds in a Participant’s account (other than amounts not applicable to the purchase of shares) that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible.

10.	Withdrawal of Shares and Sale of Shares

A Participant may elect to withdraw or sell shares which are held in the Participant’s account pursuant to procedures established by the Administrator and approved by the Custodian.

11.	Termination of Participation

The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant’s employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws the Participant’s contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Participant or, if applicable, the Participant’s beneficiary or legal representative, shall be entitled to receive (i) payment of all cash amounts credited to the Participant’s account, including dividends, if any, determined in accordance with Section 7, (ii) payment of the net proceeds of the sale of fractional shares, if any, held in the Participant’s account, and (iii) delivery of the number of whole shares held in the Participant’s account to be delivered to the Participant or, if applicable, the Participant’s beneficiary or legal representative, provided that such Participant, beneficiary or legal representative has given notice, in the appropriate manner, to the Custodian or such other designated bank or financial institution of his or her election to receive such delivery. For purposes of the Plan, a Participant is not deemed to have terminated employment if the Participant transfers employment from Helix to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12.	Unpaid Leave of Absence

Unless the Participant has voluntarily withdrawn his or her contributions from the Plan, shares will be purchased for his or her account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant’s contributions made up to the commencement of such unpaid leave of absence, determined in accordance with Section 7. If the Participant’s unpaid leave of absence both commences and terminates during the same Purchase Period and the Participant has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he or she may also resume payroll deductions immediately, and shares will be purchased for him or her on such Purchase Date as otherwise provided in Section 9.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement B-5

ANNEX B – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

13.	Designation of Beneficiary

Each Participant may designate to the Company in writing one or more beneficiaries of a Participant’s benefits under this Plan in the event of death, and the Participant may, in his or her sole discretion, change such designation at any time by notifying the Company in writing. Oral designations shall not be acceptable. Any such written designation shall be effective upon receipt by the person designated by the Administrator and shall control over any disposition by will or otherwise. Notifications received after a Participant’s death shall not be valid.

As soon as administratively feasible after the death of a Participant, amounts credited to the Participant’s account, determined in accordance with Section 7, shall be paid in cash and any shares shall be delivered to the Participant’s designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate provided that such person or persons has or have given notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of his or her election to receive such delivery. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14.	Assignment

Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant’s election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant’s account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant’s right to purchase shares under the Plan shall be exercisable only during the Participant’s lifetime and only by the Participant.

15.	Costs

All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

16.	Reports

At the end of each Purchase Period, Helix shall provide or cause to be provided or made available to each Participant a report of his or her contributions, including any other amounts earned and accruing to such Participant in accordance with the terms herein, and the number of whole shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

17.	Equal Rights and Privileges

All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 17 shall take precedence over all other provisions in the Plan.

B-6 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

ANNEX B – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

18.	Rights as Shareholders

A Participant will have no rights as a stockholder under the election to purchase until the Participant becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19.	Modification and Termination

The Plan may be amended or terminated at any time insofar as permitted by law, except that any provisions of the Plan that constitute a formula award for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”) may not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules thereunder, unless otherwise permitted under Rule 16b-3. Amendments to and termination of the Plan may be accomplished by action of the Committee subject to the provisions of Section 2. Notwithstanding the prior sentence or anything else contained herein, no amendment shall be effective without Committee resolution unless within one (1) year after it is adopted by the Committee it is approved by the holders of Helix’s outstanding shares:

(i)         if and to the extent such amendment is required to be approved by shareholders to continue the exemption provided for in Rule 16b-3 (or any successor provision); or

(ii)         if and to the extent such amendment is required to be approved by shareholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of Section 423 of the Code (or any successor provision).

In its sole discretion, the Board or the Committee may cease operations under the Plan, freeze the Plan, or suspend purchases under the Plan at any time (including during a Purchase Period) and for any length of time as it may deem advisable. No suspension shall operate to (i) reduce any amounts previously allocated to a Participant’s account or (ii) reduce a Participant’s rights with respect to shares of Common Stock previously purchased and held on the Participant’s behalf under the Plan. If the Board or Committee determines to suspend the Plan, all funds contributed under the Plan (determined in accordance with Section 7) that have not been used to purchase shares of Common Stock shall be returned to the Participants without interest as soon as administratively feasible.

The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Committee or unless additional Common Stock is issued under the Plan with the approval of the shareholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, which funds shall be determined in accordance with Section 7.

20.	Effective Date

The Plan, as amended and restated herein, shall be effective as of May 15, 2019.

21.	Governmental Approvals or Consents

This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

HELIX ENERGY SOLUTIONS GROUP, INC. 2019 Proxy Statement B-7

ANNEX B – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

22.	Listing of Shares and Related Matters

If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23.	Employment Rights

The Plan shall neither impose any obligation on Helix or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Helix or of any Subsidiary.

24.	Withholding of Taxes

The Administrator may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

25.	Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

26.	Other Provisions

The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Administrator shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

B-8 2019 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

Helix Energy Solutions Headquarters
3505 W. Sam Houston Parkway North, Suite 400
Houston, Texas 77043 USA

Office - 281.618.0400
Fax - 281.618.0500

www.HelixESG.com

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if

you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/hlx Use the Internet to vote your proxy until 12:00 noon (Central Daylight Time) on May 14, 2019.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 noon (Central Daylight Time) on May 14, 2019.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

  Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, 4 and 5.
1.	Election of three “Class I” directors of the Company with terms expiring in 2022:	01. Amerino Gatti 02. John V. Lovoi 03. Jan Rask	☐	FOR all “Class I” nominees (except as indicated below)		☐	WITHHOLD AUTHORITY from ALL nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2019.			☐ For	☐	Against	☐	Abstain

3.	Approval, on a non-binding advisory basis, of the 2018 compensation of our named executive officers.			☐ For	☐	Against	☐	Abstain

4.	Approval of the amendment and restatement of the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan.			☐ For	☐	Against	☐	Abstain

5.	Approval of the amendment and restatement of the Helix Energy Solutions Group, Inc. Employee Stock Purchase Plan.			☐ For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE CLASS I DIRECTORS INDICATED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AND IN THE PROXY HOLDER’S DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

Address Change? Mark box, sign, and indicate changes below: ☐				Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HELIX ENERGY SOLUTIONS GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 15, 2019

3505 West Sam Houston Parkway North

Suite 400

Houston, Texas 77043

Helix Energy Solutions Group, Inc. 3505 West Sam Houston Parkway North, Suite 400 Houston, Texas 77043	proxy

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on May 15, 2019.

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 2, 2019, hereby appoints Alisa B. Johnson and Kenneth E. Neikirk as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Helix Energy Solutions Group, Inc. common stock held of record by the undersigned on March 18, 2019 at the 2019 Annual Meeting of Shareholders to be held on May 15, 2019 at 8:30 a.m. at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, and any adjournments thereof.

See reverse for voting instructions.